                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, is made as of this 11TH day of August, 2000, by and among Cordillera Communications Corp., a Delaware corporation aka Centennial Communications Corp., (hereinafter referred to as "Seller"), Nextel International (Delaware) Ltd., a Delaware corporation (hereinafter referred to as "Purchaser").

                                  WITNESSETH:

         WHEREAS, the Chilean Companies (as defined herein) are the legal holders to the Chile SMR Licenses (as defined herein) and the Peruvian Companies (as defined herein) are the legal holders to the Peru SMR Licenses (as defined herein);

         WHEREAS, the Chilean Companies and the Peruvian Companies are each wholly owned directly and indirectly by the Cayman Companies (as defined herein);

         WHEREAS, the parties hereto desire to enter into this Stock Purchase Agreement pursuant to which Purchaser will purchase from Seller all of the shares in the Cayman Companies (as defined herein), upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants hereinafter set forth, the parties hereto agree as follows:

I.       DEFINITIONS.

         As used herein, the following terms shall have the following meanings unless the context otherwise requires:

         "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person or Persons specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

         "Agreement" shall mean this Stock Purchase Agreement.

         "Assets" of any Person shall mean all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, investment assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, intellectual property (including but not limited to trademarks) and licenses.

         "Balance Sheet Date" shall have the meaning set forth in Section 3.9 hereof.

         "Business" or "Businesses" shall mean the business and activities conducted by the Companies, as the case may be, including but not limited to, directly or indirectly, installing, owning and operating SMR services, as of the date hereof.

         "Business Days" shall mean any other day than a Saturday or Sunday or other day in which banks in Cayman Islands, Chile, Peru or New York are authorized or required to close, as the case may be.

         "Cayman Companies" shall mean collectively each of Centennial Cayman Corp. ("Centennial Cayman") and SMR Direct Cayman Corp ("SMR Direct Cayman"), each a company incorporated under the laws of the Cayman Islands.

         "Cayman Companies Shares" shall mean all of the shares in the Cayman Companies.

         "Cayman Subsidiary" shall mean Andean Cayman Corp., a company incorporated under the laws of the Cayman Islands and wholly owned directly by the Cayman Companies.

         "Cayman Subsidiary Shares" shall mean all of the shares in the Cayman Subsidiary.

         "Chilean Companies Channels" shall mean (i) 325 SMR channels assigned by the Ministry for the exclusive and excluding use of Telecomunicaciones y Servicios S.A. in order to operate SMR services in regions V, VI, VII, VIII, IX, X, XI, and the Metropolitan Region of Chile; (ii) 137 SMR channels assigned by the Ministry for the exclusive and excluding use of Chilean Holding Company in order to operate SMR services in all 13 regions of Chile; (iii) 65 SMR channels assigned by the Ministry for the exclusive and excluding use of SMR Direct Chile in order to operate SMR services in region V and VIII of Chile; (iv) 240 SMR channels assigned by the Ministry for the exclusive and excluding use of Trunking S.A. in order to operate SMR services in all 13 regions of Chile; (v) 415 SMR channels assigned by the Ministry for the exclusive and excluding use of Mobile S.A. in order to operate SMR services in all 13 regions of Chile; and
(vi) 360 SMR channels assigned by the Ministry for the exclusive and excluding use of Dial Page S.A. in order to operate SMR services in all 13 regions of Chile.

         "Chilean Companies Concessions" shall mean (i) concession granted by means of Decree Supreme No. 642 of the Ministry dated November 26, 1998 and published in Official Gazette dated April 27, 1999; as amended by (a) Decree Supreme No. 733 of the Ministry dated December 27, 1999, which excerpt was published in the Official Gazette dated March 9, 2000; (ii) concession granted by means of Decree Supreme No. 104 of the Ministry dated April 12, 1995, which excerpt was published in the Official

Gazette dated July 26, 1995, as amended by (a) Decree Supreme No. 316 of the Ministry dated September 6, 1996, which excerpt was published in the Official Gazette dated January 31, 1997; (b) Decree Supreme No. 434 of the Ministry dated December 30, 1996, which excerpt was published in the Official Gazette dated March 27, 1997; and (c) Decree Supreme No. 339 of the Ministry dated June 26, 1998 which excerpt was published in the Official Gazette on August 22, 1998;
(iii) concession granted by means of Decree Supreme No. 193 of the Ministry dated September 4, 1989, which excerpt was published in the Official Gazette dated August 31, 1991, as amended by (a) Decree Supreme No. 158 of the Ministry dated June 25, 1992, which excerpt was published in the Official Gazette dated August 24, 1992; (b) Decree Supreme No. 211 of the Ministry dated June 24, 1993, which excerpt was published in the Official Gazette dated October 23, 1993; and
(c) Decree Supreme No. 46 of the Ministry dated February 22, 1995, which excerpt was published in the Official Gazette dated February 10, 1996; (iv) concession granted by means of Decree Supreme No. 122 of the Ministry dated April 25, 1995, which excerpt was published in the Official Gazette dated July 18, 1995, as amended by (a) Decree Supreme No. 286 of the Ministry dated June 1, 1998, which excerpt was published in the Official Gazette dated June 17, 1998; and (b) Decree Supreme No. 575 of the Ministry dated October 26, 1999, published in the Official Gazette dated December 14, 1999; (v) concession granted by means of Decree Supreme No. 4 of the Ministry dated January 8, 1992, which excerpt was published in the Official Gazette dated May 11, 1992, as amended by (a) Decree Supreme No. 21 of the Ministry dated January 14, 1994, which excerpt was published in the Official Gazette dated March 18, 1994; (b) Decree Supreme No. 56 of the Ministry dated February 24, 1995, which excerpt was published in the Official Gazette dated March 31, 1995; (c) Decree Supreme No. 32 of the Ministry dated January 22, 1998, which excerpt was published in the Official Gazette dated March 27, 1998, (d) Decree Supreme No. 156 of the Ministry dated April 9, 1999, which excerpt was published in the Official Gazette dated June 8, 1999; and (e) Decree Supreme No. 735 of the Ministry dated December 27, 1999, which excerpt was published in the Official Gazette dated March 9, 2000; and (vi) concession granted by means of Decree Supreme No. 117 of the Ministry dated April 19, 1995, which excerpt was published in the Official Gazette dated June 20, 1995, as amended by Decree Supreme No. 472 of the Ministry dated September 14, 1998, which excerpt was published in the Official Gazette dated November 20, 1998, as amended by (a) Decree Supreme No. 488 of the Ministry dated September 30, 1998, which excerpt was published in the Official Gazette dated December 10, 1998;(b) Decree Supreme No. 141 of the Ministry dated March 26, 1999, which excerpt was published in the Official Gazette dated May 19, 1999; and (c) Decree Supreme No. 446 of the Ministry dated August 30, 1999, which excerpt was published in the Official Gazette dated October 18, 1999; (vii) concession granted by means of Decree Supreme No. 544 of the Ministry dated December 26, 1997 and published in Official Gazette dated January 29, 1998; as amended by (a) Decree Supreme No. 671 of the Ministry dated November 30, 1999, which was published in the Official Gazette dated December 29, 1999; and (viii) concession granted by means of Decree Supreme No. 525 of the Ministry dated December 15, 1997 and published in Official Gazette dated January 20, 1998.

         "CCC Peru Channels" shall mean (i) 176 SMR channels assigned by the MTC for the exclusive and excluding use of SMR Direct Peru (as defined herein) in order to operate SMR services in the provinces of Lima and Callao and (ii) 145 SMR channels assigned by the MTC for the exclusive and excluding use of Transnet Peru in order to operate SMR services in the cities of Tumbes, Piura, Chiclayo, Trujillo, Chimbote, Ica, Arequipa, Tacna, Cusco, Huancayo and Iquitos.

         "CCC Peru Concessions" shall mean: (i) Ministerial Resolution No 131-95-MTC/15.04 granting C-Comunica S.R.Ltda (now SMR Direct Peru) a concession to install and operate SMR services in the provinces of Lima and Callao and the concession contract entered into by and between C-Comunica S.R.Ltda (now SMR Direct Peru) and the MTC on April 4, 1995; (ii) Ministerial Resolution No 318-95-MTC/15.17 granting SMR Direct Peru S. R. Ltda (now SMR Direct Peru) a concession to install and operate SMR services in the provinces of Lima and Callao and the concession contract entered into by and between SMR Direct Peru
S. R. Ltda (now SMR Direct Peru) and the MTC on August 25, 1995; (iii) Ministerial Resolution N(0) 418-95-MTC/15.17 granting Telecom Supply S.R. Ltda (now SMR Direct Peru) a concession to install and operate SMR services in the provinces of Lima and Callao and the concession contract entered into by and between Telecom Supply S.R. Ltda (now SMR Direct Peru) and the MTC on November 7, 1995; (iv) Ministerial Resolution No 131-95-MTC/15.04 granting Pompano S.R. Ltda (now SMR Direct Peru) a concession to install and operate SMR services in the provinces of Lima and Callao and the concession contract entered into by and between Pompano S.R.Ltda (now SMR Direct Peru) and the MTC on December 7, 1995;
(v) Ministerial Resolution No 043-96-MTC/15.17 granting Transnet del Peru S.R. Ltda (now SMR Direct Peru) concession to install and operate SMR services in the provinces of Lima and Callao and the concession contract entered into by and between Transnet del Peru S.R.Ltda (now SMR Direct Peru) and the MTC on March 6, 1996; and (vi) Ministerial Resolution No 069-96-MTC/15.17 granting Peru Tel S.A. (now SMR Direct Peru) a concession to install and operate SMR services in the provinces of Lima and Callao and the concession contract entered into by and between Peru Tel S.A. (now SMR Direct Peru) and the MTC on September 12, 1997,
(vii) Ministerial Resolution No. 295-97-MTC/15.03 granting Peru Tel S.A. (now Transnet Peru) a concession to install and operate SMR services in the cities of Tumbes, Piura, Chiclayo, Trujillo, Chimbote, Ica, Arequipa, Tacna and Cusco and the concession contract entered into by and between Peru Tel S.A. (now Transnet
Peru) and the MTC on September 12, 1997; and (viii) Ministerial Resolution No. 223-98-MTC/15.03 granting SMR Direct Peru S.R.Ltda (now Transnet Peru) a concession to install and operate SMR services in the cities of Piura, Chiclayo, Trujillo, Chimbote, Ica, Arequipa, Cusco, Huancayo, and Iquitos and the concession contract entered into by and between SMR Direct Peru S.R.Ltda (now Transnet Peru) and the MTC on July 13, 1998; as amended by Vice Ministerial Resolution No. 239-2000-MTC/15.03 and Vice-Ministerial Resolution No. 245-2000-MTC/15.03, as the case may be.

         "Chile Deferred Purchase Price" shall have the meaning set forth in
Section 2.2(c) hereof.

         "Chile Purchase Price" shall have the meaning set forth in Section 2.2(a) hereof.

         "Chile SMR Licenses" shall mean the rights to all of the Chilean Companies Concessions and the Chilean Companies Channels as held by the Chilean Companies.

         "Chilean Companies" shall mean collectively the Chilean Holding Company and each of the Chilean License Holders.

         "Chilean General Law of Communications" shall mean Law 18,168 dated October 2, 1982, as amended.

         "Chilean Holding Company" shall mean Centennial Cayman Corp. Chile, Limitada, a Chilean limited liability partnership, owned 100% by the Cayman Companies (99.999% owned by Centennial Cayman and 0.001% owned by SMR Direct Cayman).

         "Chilean Holding Company Rights" shall mean all of the equity rights in Chilean Holding Company.

         "Chilean License Holders" shall mean collectively each of (a) Telecomunicaciones y Servicios S.A. ("Telecom y Servicios"), Trunking S.A. ("Trunking"), Mobile S.A., and Dial Page S.A., each a Chilean corporation, and
(b) SMR Direct Cayman Corp. Chile Limitada, a Chilean limited liability partnership.

         "Chilean License Holders Shares" or "Chilean License Holders Rights" shall mean all of the shares of capital stock or equity rights in the Chilean License Holders.

         "Chilean Regulatory Relief" shall have the meaning set forth in Section 5.8(c) hereof.

         "Chilean Trunking Regulation" shall mean Decree Supreme No. 71 of the Ministry dated June 18, 1984, as amended.

         "Chilean Trunking Technical Rule" shall mean Exempt Resolution No. 185 of Subtel, dated July 4, 1984, as amended.

         "Claim" or "Claims" shall have the meaning set forth in Section 9.3 hereof.

         "Claim Notice" shall have the meaning set forth in Section 9.3(b) hereof.

         "Closing" shall mean the consummation of the transactions provided for in this Agreement.

         "Closing Accounts Receivable" shall have the meaning set forth in
Section 2.3 hereof.

         "Closing Chile Payment" shall have the meaning set forth in Section 2.2(c) hereof.

         "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

         "Closing Peru Payment" shall have the meaning set forth in Section 2.2(b) hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Companies" shall mean, collectively, the Cayman Companies, the Cayman Subsidiary, the Chilean Companies and the Peruvian Companies.

         "Condition" shall mean with respect to a Person, the condition (financial or otherwise), results of operations, Assets and Business of such Person taken as a whole.

         "CONITE" shall have the meaning set forth in Section 5.16 hereof.

         "Correction Period" shall have the meaning set forth in Section 2.4 hereof.

         "Damages" shall have the meaning set forth in Section 9.1 hereof.

         "Deferred Purchase Price" shall mean, collectively, the Peru Deferred Purchase Price and the Chile Deferred Purchase Price.

         "Due Diligence" shall have the meaning set forth in Section 2.4 hereof.

         "FCPA" shall have the meaning given to it in Section 3.10(d) hereof.

         "Financial Statements" shall have the meaning given to it in Section
3.9 hereof.

         "GAAP" shall mean generally accepted accounting principles of (i) United States of America with respect to the Cayman Companies and to the Cayman Subsidiary, (ii) Chile with respect to the Chilean Companies, (iii) Peru with respect to the Peruvian Companies and (iv) the United States of America with respect to the Purchaser.

         "General Regulations of the Peruvian Telecommunications Law" shall mean the Supreme Decree No 06-94-TCC, as amended.

         "Governmental Authority" shall mean any court, tribunal, arbitrator, authority, agency, entity, commission, official, ministry, or other instrumentality of the United States, Cayman Islands, Chile or Peru, as the case may be.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         "iDEN" shall mean proprietary integrated Digital Enhanced Network of Motorola Inc or any Affiliate thereof.

         "Indebtedness" of any Person shall mean all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services other than trade payables or accruals incurred in the ordinary course of business,
(iv) under capital leases (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person; and (vi) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (vii) obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credits or similar extension of credits; (viii) obligations of such Person in respect of hedge agreements; (ix) any of the Indebtedness referred above secured by liens on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" or "Indemnified Parties" shall have the meaning set forth in Section 9.1 hereof.

         "Interconnection Contract" shall mean any agreement or understanding with respect to the interconnection of each of the CCC Peru Channels to the PSTN and mobile or PCS networks in Peru.

         "Knowledge" shall mean the actual knowledge of a Person after due inquiry, and in the case of an entity, the actual knowledge of the executive officers thereof after due inquiry.

         "Law" or "Laws" shall mean any and all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, Cayman Islands, Chile, Peru or of any Governmental Authority.

         "Legal Stability Agreement" shall have the meaning set forth in Section
5.16 hereof.

         "Liabilities" shall mean all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Material Adverse Effect" shall mean any event having a material adverse effect on the Condition of a Person or Persons, taken as a whole, as the case may be.

         "Material Contracts" shall mean any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, compromise to contract, pre-contractual commitment, contingent obligations, unilateral promises and similar undertakings (whether written or oral), with any Person which involves consideration or other obligation in excess of US$5,000 monthly or US$25,000 per year in the aggregate, provided, however, Subscriber Contracts shall not be deemed to be Material Contracts.

         "Merger and Division" shall mean each and every act, corporate action and agreement taken by each of SMR Direct Peru S.R.Ltda., Pompano S.R.Ltda., Transnet del Peru S.R.Ltda., Telecom Supply S.R.Ltda., Peru Tel S.A. and C-Comunica S.R.Ltda in connection with the Merger and Division Public Deed executed with date March 4, 2000 by and among all such companies, duly recorded in their respective files in the Peruvian Mercantile Registry and approved by means of Vice-Ministerial Resolutions No 017-2000-MTC/15.03, No 238-2000-MTC/15.03, No 245-2000-MTC/15.03 and No 239-2000-MTC/15.03, issued by the Vice-Minister of the MTC, pursuant to which Pompano S.R.Ltda., Transnet del Peru S.R.Ltda, Telecom Supply S.R.Ltda. and C-Comunica S.R.Ltda where extinguished and all their Assets and Liabilities where incorporated to SMR Direct Peru S.R.Ltda ("SMR Direct Peru"), and immediately thereafter: (i) all the Assets (including without limitation CCC Peru Concessions, CCC Peru Channels, Sites and Networks) and Liabilities relating to the rendering of SMR services in the cities of Piura, Chiclayo, Trujillo, Chimbote, Ica, Arequipa, Cusco, Huancayo, Tumbes, Tacna and Iquitos where transferred in favor of a new company named Transnet del Peru S.R.L. ("Transnet Peru"), and (ii) all the Assets (including without limitation CCC Peru Concessions, CCC Peru Channels, Sites and Networks) and Liabilities relating to the rendering of paging services in the provinces of Lima and Callao where transferred in favor of a new company named C-Comunica S.R.L. ("C-Comunica").

         "Ministry" shall mean the Ministry of Transportation and Telecommunications of the Republic of Chile or its legal successor.

         "MTC" shall mean the Ministry of Transportation, Communications, Housing and Construction of the Republic of Peru or its legal successor.

         "Networks" shall mean all of the network equipment used in the operation of the Business.

         "Nextel Agreement" shall mean the agreement by and between Nextel International, Inc. ("Nextel") and Seller in the form attached hereto as Exhibit 1.

         "Nextel Chile" shall mean any such Affiliate of Purchaser that Purchaser designates to be its operating company in Chile.

         "Nextel Peru" shall mean Nextel del Peru S.A., a Peruvian company.

         "Notice Period" shall have the meaning set forth in Section 9.4(b) hereof.

         "Order" or "Orders" shall mean any summons, writ, judgement, decree, resolution, decision, injunction, or similar order of any Governmental Authority (in each such case whether preliminary or final).

         "OSIPTEL" shall mean the Supervisory Entity of Private Investment in Telecommunications of the Republic of Peru or its legal successor

         "Paid-in-Capital" means, for each share in the Cayman Companies, (i) the total amount paid at the nominal value represented by each share of the Cayman Companies as shown on the books of the Seller maintained in the ordinary course of business, (ii) all premiums paid in excess of the nominal value of each share of the Cayman Companies, and (iii) all outstanding loans made by Seller or any of its Affiliates to the Cayman Companies, the Chilean Companies or the Peruvian Companies.

         "PCS" shall mean personal communication calls in Peru and mobile digital telephony in the 1900Mhz band in Chile, as the case may be.

         "Person" shall mean any individual, partnership, limited liability company, joint stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity or Governmental Authority.

         "Peru Deferred Purchase Price" shall have the meaning set forth in
Section 2.2(b) hereto.

         "Peru Purchase Price" shall have the meaning set forth in Section
2.2(a).

         "Peru SMR Licenses" shall mean the rights to all of the CCC Peru Concessions relating to SMR services and the CCC Peruvian Channels as held by the Peruvian License Holders (SMR Direct Peru and Transnet Peru).

         "Peruvian Companies" shall mean, collectively, the Peruvian Holding Company and the Peruvian License Holders.

         "Peruvian Holding Company" shall mean CCC Holdings Peru S.R.L. ("CCC Peru"), a Peruvian company, owned 100% by the Cayman Companies (99.99999% owned by Centennial Cayman and 0.00001% owned by SMR Direct Cayman).

         "Peruvian Holding Company Rights" shall mean all of the equity rights in CCC Peru.

         "Peruvian Lease Agreement" shall mean the lease agreement attached hereto as Annex 1, executed by and between SMR Direct Peru and Nextel Peru.

         "Peruvian License Holders" shall mean, collectively, SMR Direct Peru and Transnet Peru, each a Peruvian Company and each wholly owned directly and indirectly by the Cayman Companies.

         "Peruvian License Holders Rights" shall mean all of the equity rights in the Peruvian License Holder.

         "Peruvian Regulatory Relief" shall have the meaning set forth in
Section 5.8(c) hereof.

         "PSTN" shall mean public service telephone network in Chile or Peru, as the case may be.

         "Peruvian Telecommunications Law" shall mean Supreme Decree No 013-93-TCC, as amended from time to time.

         "Peruvian Trunking Regulations" shall mean Ministerial Resolution 412-94-MTC/15.04, as amended from time to time.

         "Plan" or "Plans" shall individually or together mean (i) any employee pension or welfare benefit plan; (ii) any formal or informal severance plan or arrangement; or (iii) any other deferred compensation, bonus, stock option, stock purchase, revenue sharing, retirement insurance, or other employee benefit plan, agreement, fund, or arrangement, whether or not set forth in writing, providing benefits of economic value to any director, manager, officer or employee, former director, manager, officer or employee, or present or former beneficiary, dependent, or assignee other than regular salary, wages, or commissions paid substantially concurrently with the performance of the services for which they are paid.

         "Purchase Price" shall have the meaning set forth in Section 2.2(a) hereof.

         "Purchaser" shall have the meaning set forth in the recitals to this Agreement.

         "Records" shall mean all files, documents, instruments, papers, books and records relating to the Business and Condition of each of the Companies, as the case may be, including without limitation Financial Statements, Tax Returns and related work papers and letters from accountants and attorneys, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books of stockholders and board of directors meetings, stock transfer register and stock certificates.

         "Sale" shall have the meaning set forth in Section 2.1 hereof.

         "Seller" shall have the meaning set forth in the recitals to this Agreement.

         "Sites" shall mean all owned and leased site properties (including not only sites but also any kind of space leased for the installation of antennas) by any of the Chilean Companies and/or the Peruvian Companies.

         "SMR" shall mean specialized mobile radio ("servicio movil de canales multiples de seleccion automatica" in Peru and "servicio movil terrestre de radiocomunicaciones a traves de repetidora comunitaria" in Chile)

         "Subscriber Contracts" shall mean any agreements or understandings between any of the Chilean License Holders or the Peruvian License Holders, and the subscribers of SMR services in excess of $ 5,000 monthly or $25,000 per year in the aggregate rendered by any such license holder pursuant to the applicable concession.

         "Subtel" shall mean the Undersecretary of Telecommunications of the Ministry of Transportation and Telecommunications of the Republic of Chile or its legal successor.

         "Takeover Proposal" shall have the meaning set forth in Section 5.5(a) hereof.

         "Tax" and "Taxes" shall mean any and all net income, gross income, gross receipts, sale, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, social security (or similar), employment, unemployment, excise, severance, estimated, stamp, occupation, premium, windfall profits, environmental, property (real or personal), customs duty, import and other tax, fee, contribution, assessment, or similar charge of any kind whatsoever, together with interest and penalties, additions to the tax, and additional amounts imposed in connection with such tax, whether disputed or not, by any Governmental Authority, whether Cayman, Chilean, Peruvian, United States (Federal, state or local) or otherwise.

         "Tax Returns" shall mean all returns (including information returns), reports, estimates, declarations, statements, forms, requests for extensions of time and other documents, relating to Taxes, including any schedule, exhibit or any other attachment to such document, and including any amendment thereof. "Tax Returns" shall also mean all U.S. Information Returns.

         "Technical Project Profile" shall mean all the technical information submitted with any concession, authorization, license or permit application to any Governmental Authority, including investment projections and any amendments thereto.

         "U.S. Information Returns" shall mean all information returns, along with related schedules, disclosures and elections, relating to the Companies that were filed, or required to be filed by Seller or any Seller Affiliate pursuant to the United States Internal Revenue Code section 6038 and 6046 and the United States Treasury Regulations thereunder.

II.      COVENANTS AND UNDERTAKINGS.

2.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereinafter set forth, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept delivery of, all of the Cayman Companies Shares, in each case free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever (the "Sale"). Such Sale shall be evidenced by the delivery to Purchaser of the Cayman Companies Shares certificates duly endorsed in blank or accompanied by duly executed share transfer forms (in either case, with all necessary transfer taxes, if any, paid or other revenue stamps affixed thereto) and the delivery of the Purchase Price, as set forth in Section 2.2. Upon Closing, through the acquisition by Purchaser from Seller of all of the Cayman Companies Shares, Purchaser shall acquire all of the Business and Assets of: (i) the Chilean Companies, including, but not limited to the Chile SMR Licenses, the Networks, and the Sites and (ii) the Peruvian Companies, including but not limited to the Peru SMR Licenses, the Networks and the Sites.

2.2 PAYMENT.

         (a) Purchaser, in full payment for the Sale, shall pay to Seller an amount equal to (i) US$36.5 million, plus interest as set forth in this Section
2.2 below, which will reflect the allocated purchase price for the Business and Assets of the Peruvian Companies ("Peru Purchase Price"), which shall be allocated as set forth in Exhibit 2.2(a)(i), and (ii) US$30 million, plus interest as set forth in this Section 2.2 below, which will reflect the allocated purchase price for the Business and Assets of the Chilean Companies (the "Chile Purchase Price"). The Peru Purchase Price together with the Chile Purchase Price (collectively, the "Purchase Price") shall be allocated among the Cayman Companies as set forth on Exhibit 2.2(a)(ii).

         (b) Purchaser shall pay to Seller by wire transfer of immediately available funds US$20 million of the Peru Purchase Price upon Closing (the "Closing Peru Payment") and an amount equal to US$16.5 million plus interest accruing at a rate of eight percent per annum from the Closing Date to the payment date, which shall be twelve (12) months from the Closing Date (the "Peru Deferred Purchase Price"). The Peru Deferred Purchase Price shall be partially used, as necessary, as an indemnity fund for payment of Claims under Article IX hereof.

         (c) Purchaser shall pay to Seller by wire transfer of immediately available funds US$6 million of the Chile Purchase Price upon Closing (the "Closing Chile Payment") and the Chile Deferred Purchase Price which shall be an amount not exceeding US$24 million but not less than US$10 million, as indicated below, plus interest accruing at a rate of eight percent per annum from the Closing Date to the payment date.

         The Chile Deferred Purchase Price shall be: (i) subject to offset on a per channel basis, at the values set forth in Exhibit 2.2(c), in the event any Chilean Company Channels relating to SMR services outside the Metropolitan Region are repossessed or taken back by the Ministry or otherwise terminate or expire due to noncompliance with build-out, customer loading or any other requirements, regulatory or otherwise, within sixty (60) Business Days from August 11, 2000 (the "Chilean Offset") and (ii) partially used, as necessary, as an indemnity fund for payment of Claims under Article IX hereof.

         The Chile Deferred Purchase Price shall be US$24 million plus interest as contemplated above, if the Chilean Regulatory Relief (as defined herein) is fully obtained within twenty-four months after Closing, in which event Purchaser shall pay to Seller said amount on the date which shall be seven (7) Business Days after the Chilean Regulatory Relief has been fully obtained. Notwithstanding the foregoing, in the event that the Chilean Regulatory Relief is not fully obtained within twenty-four (24) months after Closing, the Chile Deferred Purchase Price shall be an amount not to exceed US$24 million but not less than US$10 million, plus interest as contemplated above, which amount shall be determined as follows:

(i) If Purchaser deploys, within twenty-four (24) months after Closing, an iDEN system with some or all of the following features, (x) interconnect and numbering, (y) digital dispatch, or (z) data services (each, an "iDEN System"), Purchaser shall pay to Seller an amount equivalent to US$10 million plus interest as contemplated above, upon deployment of each of the iDEN Systems; provided, however, that, in any event, the payment corresponding to the deployment of the first iDEN System shall be subject to offset by the Chile Closing Payment, in which case such payment shall be an amount equivalent to US$4 million plus interest as contemplated above; provided, further, that in the event Purchaser deploys only one of the iDEN Systems within twenty-four
         (24) months after Closing, on the second anniversary of the Closing, Purchaser shall pay to Seller an additional US$6 million plus interest as contemplated above, in which case the aggregate amount of the Chile Deferred Purchase Price shall be US $10 million in total; or

(ii) If Purchaser does not deploy, within twenty-four (24) months after Closing, any one of the iDEN Systems indicated in the paragraph immediately above, Purchaser shall pay to Seller an amount equivalent to US$10 million plus interest as contemplated above, which amount shall be deemed to be the Chile Deferred Purchase Price.

2.3 CERTAIN LIABILITIES. Notwithstanding any other agreement contained herein, Purchaser shall assume any obligations pursuant to the items set forth in
Exhibit 2.3, provided, however, that Seller shall indemnify Purchaser pursuant to Section 9.1 hereof for any amounts resulting from the payment obligations set forth in such Exhibit 2.3 hereto which exceed, in the aggregate, the accounts receivable of the Companies (on a consolidated basis) of a duration of zero (0) to thirty (30) days as of the Closing Date (the "Closing Accounts Receivable"). Within ten (10) days following the Closing Date, Seller shall calculate the Closing Accounts Receivable and deliver such calculation to Purchaser. In the event that Purchaser and Seller cannot mutually agree on the Closing Accounts Receivable within twenty (20) days of such delivery, the Closing Accounts Receivable shall be computed by a "Big Six" accounting firm mutually agreed upon the parties in accordance with GAAP, which computation shall be deemed conclusive and binding upon the parties. The cost of preparing the Closing Accounts Receivable incurred by such accounting firm shall be paid equally by Purchaser and Seller. Notwithstanding the foregoing, nothing in this Section 2.3 shall prevent the Seller from its right to collect and cash-out until the Closing Date accounts receivable of a duration exceeding thirty (30) days to the extent they are collected in the ordinary course of business, consistent with past practices.

2.4 DUE DILIGENCE AND CLOSING. The parties agree that Purchaser shall conclude its due diligence review of the Companies (the "Due Diligence") by August 11, 2000. Notwithstanding the provisions set forth in Article IX below, in the event that during Due Diligence, Purchaser uncovers previously undisclosed Liabilities of any of the Companies which, individually or in the aggregate, exceed US$1 million, Purchaser shall be entitled to: (i) immediately terminate this Agreement pursuant to Section 10.1(b) and all rights and obligations of the parties hereunder shall cease and terminate absolutely with the exception of Sections 5.9 and 11.5 hereof, or (ii) immediately notify Seller thereof, and Seller shall have a thirty (30) day period commencing from the date of receipt of notification (the "Correction Period") in which to correct such matter. If Seller is not able to correct to the reasonable satisfaction of the Purchaser any such liability discovered during Due Diligence in the Correction Period, Purchaser shall be entitled to terminate this Agreement pursuant to Section 10.1(b) and all rights and obligations of the parties hereunder shall cease and terminate absolutely with the exception of Sections 5.9 and 11.5 hereof. Purchaser shall exercise such right on or before 5:00 p.m. Eastern Daylight time on August 11, 2000 by written notice to Seller; failure to do so shall be deemed to be a lapse of Purchaser's right to terminate pursuant to Section 10.1(b) hereof.



III.     REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Purchaser as follows:

3.1 ORGANIZATION AND GOOD STANDING OF SELLER AND COMPANIES.

         (a) Seller is duly organized, validly existing and in good standing under the laws of Delaware.

         (b) Each of the Cayman Companies is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Cayman Companies has the requisite corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals necessary to own and use its Assets, including, without limitation, their respective ownership interests in the Chilean Companies, the Peruvian Companies and the Cayman Subsidiary as of the Closing Date, and to carry on its Business. Except as set forth on Exhibit 3.1(b), the operations of each of the Cayman Companies consists only of their respective ownership of the equity interests in the Chilean Companies, the Peruvian Companies and the Cayman Subsidiary and none of the Cayman Companies conducts any other business. Except as set forth on
Exhibit 3.1(b) the Cayman Companies have never engaged in any operations other than owning shares in companies duly incorporated under their respective jurisdictions.

         (c) Chilean Holding Company is a limited liability partnership ("sociedad de responsabilidad limitada") duly organized, validly existing and in good standing under the laws of the Republic of Chile and has the requisite corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals necessary to own and use its Assets, including, without limitation, its respective ownership interests in the Chilean License Holders as of the Closing Date, the Chile SMR Licenses, the Sites and the Networks, and to carry on its Business.

         (d) Peruvian Holding Company is a limited liability partnership ("sociedad de responsabilidad limitada") duly organized, validly existing and in good standing under the laws of the Republic of Peru and has the requisite corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals necessary to own and use its Assets, including, without limitation, its respective ownership interests in the Peruvian License Holders as of the Closing Date, and to carry on its Business. The operations of the Peruvian Holding Company consists only of its respective ownership of the equity interests in the Peruvian License Holders and it does not conduct any other business. The Peruvian Holding Company has never engaged in any operations other than owning equity rights in the Peruvian License Holders.

         (e) Each of the Chilean License Holders is either a limited liability partnership or a corporation ("sociedad anonima") duly organized, validly existing and in good standing under the laws of the Republic of Chile and has all required corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals to carry on its Business and to own and use its Assets, including, without limitation, the Chile SMR Licenses, the Sites and the Networks.

         (f) Each of the Peruvian License Holders is a limited liability partnership ("sociedad de responsabilidad limitada") duly organized, validly existing and in good standing under the laws of the Republic of Peru and has all required corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals to carry on its Business and to own and use its Assets, including, without limitation, the Peru SMR Licenses, the Sites and the Networks.

         (g) The Cayman Subsidiary is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Cayman Subsidiary has the requisite corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals necessary to own and use its Assets, including, without limitation, their respective ownership interests in the Chilean Companies as of the Closing Date, and to carry on its Business. The operations of the Cayman Subsidiary consists only of its respective ownership of the equity interests in the Chilean Companies and it does not conduct any other business. The Cayman Subsidiary has never engaged in any operations other than owning shares in the Chilean Companies.

         (h) The number of shares in the Cayman Companies owned by Seller, in each case and the total Paid-In Capital as of the date hereof is set forth on
Exhibit 3.1(h)(i) attached hereto. The equity rights in the Chilean Holding Company owned by the Cayman Companies and the total paid-in capital as of the date hereof associated with such equity rights is set forth on Exhibit 3.1(h)(ii) attached hereto. The number of shares or equity rights, as the case may be, in the Chilean License Holders owned by Chilean Holding Company, the Cayman Companies and the Cayman Subsidiary and the total paid-in capital as of the date hereof associated with such shares or equity rights is set forth on
Exhibit 3.1(h)(iii) attached hereto. The equity rights in the Peruvian Holding Company owned by the Cayman Companies and Seller and the total paid-in capital as of the date hereof associated with such equity rights is set forth on Exhibit 3.1(h)(iv) attached hereto. The equity rights in the Peruvian License Holders owned by the Cayman Companies and the total paid-in capital as of the date hereof associated with such equity rights is set forth on Exhibit 3.1(h)(v) attached hereto. The number of shares in the Cayman Subsidiary owned by the Cayman Companies, in each case and the total paid-in capital as of the date hereof associated with such shares is set forth on Exhibit 3.1(h)(vi) attached hereto.

3.2 CORPORATE POWER AND AUTHORITY OF SELLER. Subject to receipt of the requisite approval of its shareholders, Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any Person. Subject to receipt of the requisite approval of its shareholders, the execution, delivery and performance by Seller of this Agreement and each and every agreement, document and instrument provided for herein to which Seller is indicated as a party have been duly authorized and approved by all necessary corporate action on the part of Seller. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by Seller in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

3.3 CAPITAL STRUCTURE OF COMPANIES. The attached Exhibit 3.3(i) sets forth the capital structure of each of the Cayman Companies. The attached Exhibit 3.3(ii) sets forth the capital structure of each of the Chilean Companies. The attached
Exhibit 3.3(iii) sets forth the capital structure of each of the Peruvian Companies. The attached Exhibit 3.3(iv) sets forth the capital structure of the Cayman Subsidiary. Except as set forth in Exhibit 3.3 (v), none of the Cayman Companies, the Chilean Companies, the Peruvian Companies or the Cayman Subsidiary own, directly or indirectly, any equity or other ownership interests in any other Person than as set forth in the above mentioned exhibits.

3.4 TITLE TO THE CAYMAN COMPANIES SHARES, CHILEAN COMPANIES SHARES, PERUVIAN COMPANIES SHARES AND THE CAYMAN SUBSIDIARY SHARES.

         (a) Seller owns the number of shares of the Cayman Companies as set forth on Exhibit 3.4, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal of any Person. The Paid-in Capital of the Cayman Companies is set forth on Exhibit 3.4. All of the Cayman Companies Shares are owned beneficially and of record by Seller and are, except as set forth on
Exhibit 3.4, free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and the authorization or consent of no other Person is required in order to consummate the transactions contemplated herein by virtue of any such Person having an equitable or beneficial interest in such shares. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Seller to issue or sell any shares in the Cayman Companies (or securities convertible into or exchangeable for such shares), including the Cayman Companies Shares, to any Person, whether in connection with the transactions contemplated by this Agreement or otherwise. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting rights or any other rights or transfer of the Cayman Companies Shares.

         (b) Cayman Companies own the equity rights of the Chilean Holding Company as set forth on Exhibit 3.4, respectively, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal of any Person. All of the Chilean Holding Company Rights are owned beneficially and of record by the Cayman Companies free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and the authorization or consent of no other Persons is required in order to consummate the transactions contemplated herein by virtue of any such Persons having an equitable or beneficial interest in such equity rights. Except as set forth in
Exhibit 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Cayman Companies to issue or sell any equity rights in the Chilean Holding Company (or securities convertible into or exchangeable for such equity rights), including the Chilean Holding Company Rights, to any Person, whether in connection with the transactions contemplated by this Agreement or otherwise, or to make any other cash payment to any Person, regarding such equity rights. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting rights or any other rights or transfer of the Chilean Holding Company Rights.

         (c) Chilean Holding Company, Centennial Cayman, SMR Direct Cayman Corp. and Andean Cayman Corp. own the equity rights and the number of shares of the Chilean License Holders as set forth on Exhibit 3.4, respectively, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal of any Person. Except as set forth in Exhibit 3.4, all of the Chilean License Holders Shares and Chilean License Holders Rights, are owned beneficially and of record by the Chilean Holding Company, Centennial Cayman, SMR Direct Cayman Corp. and Andean Cayman Corp., respectively, free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and the authorization or consent of no other Person is required in order to consummate the transactions contemplated herein by virtue of any such Persons having an equitable or beneficial interest in such equity rights or shares. Except as set forth in Exhibit 3.4 , there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Chilean Holding Company, Centennial Cayman, SMR Direct Cayman Corp. and Andean Cayman Corp.

to issue or sell any equity rights or shares in the Chilean License Holders (or securities convertible into or exchangeable for such equity rights or shares), including the Chilean License Holders Shares and the Chilean License Holders Rights, to any Person, whether in connection with the transactions contemplated by this Agreement or otherwise, or to make any other cash payment to any Person, regarding such equity rights or shares. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting rights or any other rights or transfer of the Chilean License Holders Shares and the Chilean License Holders Rights.

         (d) Cayman Companies own the equity rights of the Peruvian Holding Company as set forth on Exhibit 3.4, respectively, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal of any Person. Except as set forth in Exhibit 3.4, all of the Peruvian Holding Company Rights are owned beneficially and of record by the Cayman Companies free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and the authorization or consent of no other Person is required in order to consummate the transactions contemplated herein by virtue of any such Person having an equitable or beneficial interest in such equity rights. Except as set forth in Exhibit 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Cayman Companies to issue or sell any equity rights in the Peruvian Holding Company (or securities convertible into or exchangeable for such equity rights), including the Peruvian Holding Company Rights, to any Person, whether in connection with the transactions contemplated by this Agreement or otherwise, or to make any other cash payment to any Person, regarding such equity rights. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting rights or any other rights or transfer of the Peruvian Holding Company Rights.

         (e) Seller, CCC Peru and Centennial Cayman own the equity rights of the Peruvian License Holders as set forth on Exhibit 3.4, respectively, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal of any Person. All of the Peruvian License Holders Rights are owned beneficially and of record by the CCC Peru and Centennial Cayman, respectively, free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and the authorization or consent of no other Person is required in order to consummate the transactions contemplated herein by virtue of any such Persons having an equitable or beneficial interest in such equity rights. Except as set forth on Exhibit 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require CCC Peru or Centennial Cayman to issue or sell any equity rights in the Peruvian License Holders (or securities convertible into or exchangeable for such equity rights), including the Peruvian License Holders Rights, to any Person, whether in connection with the transactions contemplated by this Agreement or otherwise, or to make any other cash payment to any Person, regarding such equity rights. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting rights or any other rights or transfer of the Peruvian License Holders Rights.

         (f) Cayman Companies own the number of shares of the Cayman Subsidiary as set forth on Exhibit 3.4, respectively, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or rights of first refusal of any Person. All of the Cayman Subsidiary Shares are owned beneficially and of record by the Cayman Companies free and clear of all liens, claims, charges, security interests, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and the authorization or consent of no other Persons is required in order to consummate the transactions contemplated herein by virtue of any such Persons having an equitable or beneficial interest in such shares. Except as set forth on Exhibit 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Cayman Companies to issue or sell any shares in the Cayman Subsidiary (or securities convertible into or exchangeable for such shares), including the Cayman Subsidiary Shares, to any Person, whether in connection with the transactions contemplated by this Agreement or otherwise, or to make any other cash payment to any Person, regarding such shares. There are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting rights or any other rights or transfer of the Cayman Companies Shares.

3.5 NO CONFLICTS OR VIOLATIONS; GOVERNMENTAL APPROVALS AND FILINGS. Except as set forth on Exhibit 3.5 attached hereto, and except in the case of sub paragraphs (i) and (iv) below, for such matters as would not reasonably be expected to have a Material Adverse Effect on the Cayman Companies, the Chilean Companies or the Peruvian Companies, the execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Certificate or Articles of Incorporation, as amended, or Bylaws, as amended, of the Seller or any of the Companies, (ii) conflict with or violate any term or provision of any Law or Order applicable to the Seller or the Companies, (iii) conflict with or violate or constitute an event of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate or modify its obligations under, any Contract, or any Order to which such Seller or the Companies are a party or is bound or by which it or its Assets are affected and which would affect Seller's ability to consummate the transactions contemplated herein, or (iv) result in a cause of termination or an event of default of the Chile SMR Licenses, or the Peru SMR Licenses. Except as listed or described on Exhibit 3.5 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Seller or the Companies or any of their Businesses or Assets in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby.

3.6 NO LITIGATION. Except as set forth on Exhibit 3.6, there is no litigation, suit, action, proceeding, claim or investigation pending or, to the Knowledge of Seller, threatened, by any Person, against or affecting: (i) the Seller with respect to the transactions contemplated hereby or that will restrain the performance of Seller's obligations hereunder, or (ii) any of the Companies or any of their Businesses or Assets, or any of their directors, managers, officers or employees in their capacity as such, which (a) relate to or involve unquantified or unspecified damages or damages in excess of US$25,000 in the aggregate, or (b) seek any injunctive relief, specific performance or punitive damages. To the Knowledge of the Seller there are no facts that would likely result in any litigation, suit, action, proceeding, claim or investigation amounting to $25,000 or more. Except as set forth on Exhibit 3.6, to the Knowledge of Seller as of the day of the Closing, no Person has formally at any time challenged or questioned the right of any of the Chilean Companies or the Peruvian Companies to hold any of their respective SMR Licenses, as the case may be, or to offer or sell any of its services or products in the present manner or style thereof. Except as set forth on Exhibit 3.6, none of the Companies has commenced or threatened to commence any litigation, suit, action, proceeding, claim or investigation against any Person since January 1, 1999.

3.7 ASSETS. Except as set forth on Exhibit 3.7, each of the Companies has obtained all material governmental approvals, authorizations, licenses, orders, permissions, registrations and permits required to holding and using their respective Assets and all such material governmental approvals, authorizations, licenses, orders, permissions, registrations and permits are in full force and effect. Except as set forth on Exhibit 3.7 attached hereto, the Assets of the Companies (including but not limited to the Chile SMR Licenses, the Peru SMR Licenses, the Networks and the Sites) are free and clear of all liens, claims, charges, security interests, mortgages, pledges, options, rights of first refusal, first offer rights and other encumbrances and restrictions of any nature whatsoever, and other than their leased Assets, the Chile SMR Licenses and the Peru SMR Licenses, the Companies have good and marketable title thereto. Except as set forth on Exhibit 3.7 attached hereto, the Companies have valid leasehold interests in all their leased Assets and the corresponding lease agreements are valid, binding and enforceable against each of the owners of such leased assets, in accordance with their respective terms and conditions except as such enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws from time to time in effect affecting the enforcement of creditor's rights generally. Exhibit 3.7 lists all parcels of real property owned or held under a lease (valid and in good standing) by each of the Companies for the Sites. None of the Cayman Companies or the Cayman Subsidiary own or lease any Assets other than the Chilean Holding Company Rights, the Chilean License Holders Rights, the Peruvian Holding Company Rights and the Peruvian License Holders Rights, except as set forth in Exhibit 3.1(b).

3.8 TAX MATTERS:

         (a) Except as set forth on Exhibit 3.8(a), each of the Companies has timely filed all applicable Tax Returns that any of them is required to file, whether monthly or annually, and has paid all applicable Taxes then due. Except as set forth on

Exhibit 3.8(a), all such Tax Returns were accurate, correct and complete in all material respects. Except as set forth on Exhibit 3.8(a), none of the Companies expects any Governmental Authority to assess any additional Taxes against any of them for any period for which Tax Returns have been filed (or will have been filed prior to the Closing Date) which would have a Material Adverse Effect. None of the Companies is or has been subject to any Tax imposed by the United States or any state or local government thereof. Further, none of the Companies is or has been engaged in the conduct of a trade or business within the United States, and none of the Companies has earned income which is or has been considered effectively connected with the conduct of a trade or business within the United States.

         (b) Except as set forth on Exhibit 3.8(b) there are no outstanding claims or assessments (including penalty or interest claims) in respect of taxation and none of the Companies is subject to any dispute with the relevant Governmental Authority at the date of this Agreement, which relate to or involve tax contingencies in excess of US$25,000 in the aggregate. Seller has made available to Purchaser true, complete and correct copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Companies.

         (c) Except as set forth in Exhibit 3.8(c), none of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time or tolling arrangements with respect to a Tax assessment or deficiency or is subject to any open or threatened audit by any Governmental Authority.

         (d) None of the Companies is party to any tax sharing or other agreement obligating it to pay or contribute any amount in respect of Taxes payable by another Person.

         (e) Except as set forth in the Tax Returns of Seller, none of the Companies is included (and is not required to be included) in the Tax Returns of any Person and is not a member of any affiliated group with any Person for Tax purposes.

         (f) None of the Companies owns any United States real property interest within the meaning of Section 897 of the Code and the United States Treasury Regulations thereunder. Further, none of the Companies is or has been a United States real property holding corporation within the meaning of Section 897 of the Code and the United States Treasury Regulations thereunder

         (g) Each of the Chilean Holding Company, the Peruvian Holding Company and the Peruvian License Holders has in effect a valid election under United States Treasury Regulation Section 301.7701-3(e) to change its classification to an association taxable as a corporation under United States Treasury Regulation
Section 301.7701-2(b)(2), and (ii) will file an election under Section 754 of the Code for the years 1999 and 2000. Neither the Seller nor any of the Companies has taken any action or failed to take any action that could result in the accuracy of the immediately preceding sentence.

         (h) Seller is not a "Personal Holding Company" under Section 542 of the Code, and none of the Companies is or has been a "Passive Foreign Investment Company" under Section 1297(a) of the Code and the United States Treasury Regulations thereunder.


3.9 FINANCIALS STATEMENTS; ABSENCE OF CHANGES OR EVENTS. (a) Attached as Exhibit 3.9(a) is a true, complete and correct copy of the audited balance sheet as of December 31, 1999 (the "Balance Sheet Date") and the related statement of income, cash flows and retained earnings for the twelve months then ended for the Companies on a consolidated basis (the "Financial Statements"). Seller shall deliver to Purchaser financial statements for each of the Companies as of December 31, 1999. The Financial Statements (including in all cases the notes thereto, if any) are consistent with the applicable Companies' Records (which, in turn, are correct and complete in all material respects), presents fairly in all material respects the Companies' Condition as of the times and for the periods referred to therein and has been prepared in accordance with GAAP consistently applied. Except as set forth on Exhibit 3.9(a), during the periods covered by the Financial Statements and through the date hereof, there has been no material change in any of the Companies' accounting policies. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any Assets, except as specifically disclosed in the notes thereto. None of the Companies' Liabilities are past due, and all such Liabilities were incurred in the ordinary course of business on terms consistent with past practices. Exhibit 3.9(a) contains a list of all Liabilities in excess of US$25,000 of each of the Companies as of December 31, 1999 (whether or not required to be reflected in financial statements in accordance with GAAP), except for those which individually or in the aggregate have been reflected in the Financial Statements. Except as set forth on Exhibit 3.9(a), none of the Companies has incurred any Liabilities individually or in the aggregate in excess of US$25,000 in the aggregate since the Balance Sheet Date, except in the ordinary course of business. None of the Companies is a guarantor or otherwise liable for any Liabilities of any other Person. All amounts due by Seller and its Affiliates (including the Companies) to: (i) Wireless International Corp. and Omsey International Inc under the stock purchase agreement dated January 27, 2000, (ii) to Wireless Communications Latin America Holdings, Radio Digital Americas Inc. and Radio Movil Digital International under the stock purchase agreement, dated April 14, 1998, (iii) Montecasino Investment Corporation under the stock purchase agreement, dated July 31, 1997, (iv) to Michael Bettsack Muller, Joseph Bettsack Muller and Daniel Bettsack Maduro, under the stock purchase agreement dated January 22, 1997, (v) L.A. Technologies Corporation, under the stock purchase agreement dated November 18, 1996, (vi) to Ernesto Uribe Abad, Pedro Uribe Abad and Pedro Kovacic Taramona, under the stock purchase agreement dated September 6, 1996, (vii) to Jesus Escudero Presa under the stock purchase agreements dated December 15, 1995 and July 8, 1996, have been fully and timely paid, and any and all obligations of the Companies under any such agreements have been fully and timely performed.

         (b) Except as set forth in Exhibit 3.9(b), since the Balance Sheet
Date: (i) there has not been any change in the Business or Assets of any of the Companies, or occurrence or development with respect to their respective Businesses or Assets that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect on any of the Companies, as the case may be, (ii) the Business of each of the Companies has been conducted in the ordinary course on terms consistent with past practices, except in connection with the elimination of intercompany balances as described in
Section 5.19 hereof, and (iii) none of the Companies has issued or purchased any shares of its capital stock or equity rights, or paid, declared or set aside for payment any amounts for dividends or other distribution or made any provision therefor or taken any action in connection therewith.

3.10 COMPLIANCE WITH LAWS AND ORDERS. (a) Except as set forth on Exhibit 3.10(a), each of the Seller and the Companies is in compliance with, and except for such matters as would not have a Material Adverse Effect, none of the Seller or the Companies has been, nor received any notice that it is, in violation of or in default under, any Law or Order applicable to any of them or its Business or Assets, including, but not limited, to telecommunications laws and regulations, environmental laws and regulations, foreign investment and exchange laws and regulations and zoning, land use and building laws and regulations.

         (b) Except for such matters as would not have a Material Adverse Effect, any amounts invested by Centennial Cayman in the Chilean Holding Company (including but not limited to any investment or capital contribution made into the Chilean Holding Company) has complied with all applicable Laws, including, but not limited, to foreign investment and exchange laws and regulations in force at the moment of the performance of the respective investment and all such investments are fully covered and protected by the Chilean Decree Law 600.

         (c) The Merger and Division has complied with all applicable Laws, including, but not limited, to corporate laws and regulations, securities laws and regulations, tax laws and regulations, labor laws and regulations, telecommunications laws and regulations, and has obtained all currently required governmental approvals, authorizations, licenses, orders, permissions, registrations and permits from each and every Governmental Authority and all such governmental approvals, authorizations, licenses, orders, permissions, registrations and permits are in full force and effect.

         (d) Each of the Seller and each of the Companies is familiar with the terms of the US Foreign Corrupt Practices Act of 1977, as amended (the "FCPA").

         (e) Each of the Seller and each of the Companies has complied, and will comply with in connection with this Agreement, its obligations hereunder and the transactions contemplated hereunder (not including the Business and Assets of the Companies which are subject to Section 3.10(a) above), with all applicable Laws and Orders, including, without limitation, the FCPA, the Chilean General Law of Telecommunications ("GTL"), the Chilean Trunking Regulation, the Chilean Trunking Rule, the Peruvian Telecommunications Law, the General Regulations of the Peruvian

Telecommunications Law, the Peruvian Trunking Regulations and all applicable rules issued by OSIPTEL and Subtel in Peru and Chile, respectively.

         (f) Each of the Seller and the Companies represents and warrants that, in connection with the Chile SMR Licenses and the Peru SMR Licenses, none of the Seller nor the Companies have made any payments or transfers of value with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.

3.11 LICENSES.

(I) CHILEAN COMPANIES

         (a) Each of the Chilean Companies has obtained from the Ministry the corresponding Chilean Companies Concessions that authorized to install and operate SMR services in the regions set forth on Exhibit 3.11(i)(a), respectively, and except as set forth on Exhibit 3.11(i)(a), has obtained all currently required governmental approvals, authorizations, licenses, orders, permissions, registrations and permits of each and every Governmental Authority, for the operation of their respective Businesses, including, without limitation, all approvals, authorizations, licenses, orders, permissions, registrations and permits required for installing, using and operating the Chilean Companies Channels (including the "recepcion de obras" and "autorizacion de inicio de servicio" issued by Subtel) and all such governmental approvals, authorizations, licenses, orders, permissions, registrations and permits (including, but not limited to, the Chilean Companies Concessions) are in full force and effect.
Exhibit 3.11(i)(a) lists all information with respect to any SMR channels for which any of the Chilean Companies have applied for but not yet received a concession and any SMR channels which have been reserved to any of the Chilean Companies in accordance with the terms of their respective concessions.

         (b) As of the date hereof, the Chilean Companies, as the case may be, provide SMR services to subscribers as set forth on Exhibit 3.11(i)(b).

         (c) Except as set forth on Exhibit 3.11(i)(c) hereto, the Chilean Companies have complied with all, and are not, and have not received any notice that they are in default (or with the giving of notice or lapse of time or both, would be in default) of any, of their obligations under the terms of their respective Chile SMR Licenses and the corresponding Technical Project Profile, including, but not limited to, any required buildout (including start-up and termination of the corresponding works and installations), initiation of services and loading requirements, and all such Chile SMR Licenses are valid and in force. Except as set forth in Section 3.11(i)(c), Subtel has never cancelled ("caducado") any telecommunication license, permit or concession held by any of the Chilean Companies, nor, to the Knowledge of the Seller or the Companies, does there exist any reasonable basis for Subtel to cancel in the future any of the telecommunication licenses, permits and concessions currently held in Chile by the Chilean Companies.

         (d) Except as set forth on Exhibit 3.11(i)(d), as of the date hereof, all payments or fees of any kind required to be paid to a Governmental Authority to conduct the Business have been paid in a timely manner.

         (e) Seller has made available to Purchaser true, complete and correct copies of the Chile SMR Licenses (including any supreme decrees issued by the Ministry granting or amending the Chilean Companies Concessions, resolutions assigning the Chilean Companies Channels, receipt of payment of the full amounts due to Subtel to the date hereof in connection with the use of the radioelectric spectrum of the Chilean Companies, the full Technical Project Profiles filed with Subtel in connection with the obtention or amendment of the Chilean Companies Concessions and the assignment of the Chilean Companies Channels, and the geographic coverage of each Chilean Company Channel, the number of such Chilean Company Channel, the dates and the granting and expiration of the Chilean Companies Concessions, any required buildout or loading dates and the status thereof, to the extent known, the number of customers using each Chilean Company Channel in a specific location, if any, and, to the extent known, the nature of any frequency interference with the use of any Chilean Company Channel and any blockage or interference (including but not limited to "enhanced spectrum" interferences) by third parties with respect to any Chilean Company Channel).

         (f) All action that is necessary to preserve the rights of the Chilean License Holders to the Chile SMR Licenses has been taken.

(II) PERUVIAN LICENSE HOLDERS

         (a) Each of the Peruvian License Holders is the holder of the concession contracts with Peru to install and operate SMR services in the provinces of Lima and Callao (SMR Direct Peru) and the cities of Tumbes, Piura, Chiclayo, Trujillo, Chimbote, Ica, Arequipa, Tacna, Cusco, Huancayo and Iquitos (Transnet Peru), and except as set forth on Exhibit 3.11(ii)(a), each of them has obtained all currently required governmental approvals, authorizations, licenses, orders, permissions, registrations and permits of each and every Governmental Authority, for the operation of their respective Businesses, including, but not limited to, all approvals, authorizations, licenses, orders, permissions, registrations and permits required for installing, using and operating the CCC Peru Channels and all such governmental approvals, authorizations, licenses, orders, permissions, registrations and permits are in full force and effect.

         (b) As of the date hereof, the Peruvian License Holders provides SMR services to subscribers in the provinces of Lima and Callao, and the cities of Chiclayo, Trujillo and Arequipa, as set forth on Exhibit 3.11(ii)(b).

         (c) Except as set forth on Exhibit 3.11(ii)(c) hereto, each of the Peruvian License Holders has timely complied, and is not, and has not received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) of any of its obligations under the terms of the Peru SMR Licenses and the corresponding Technical Project Profile including, but not limited to, any required build-out (including start-up and termination of the corresponding works and installations), initiation of services and customer loading requirements, and all such Peru SMR Licenses are valid and in force.

         (d) Except as set forth on Exhibit 3.11(ii)(d), as of the date hereof, all payments or fees of any kind required to be paid to the Governmental Authority to conduct the Business have been paid in a timely manner.

         (e) Seller has made available to Purchaser true, complete and correct copies of the Peru SMR Licenses (including any concession contracts, resolutions granting the CCC Peru Concessions, resolutions assigning the CCC Peru Channels, receipt of payment of the full amounts due to the MTC to the date hereof, the full Technical Project Profiles filed with the MTC in connection with obtaining the CCC Peru Concessions and the assignment of the CCC Peru Channels, and the geographic coverage of each CCC Peru Channel, the number of such CCC Peru Channel, the dates and grants of expiration of the resolution with respect to such CCC Peru Channel, any required buildout or loading dates and the status thereof, to the extent known, the number of customers using each CCC Peru Channel in a specific location, if any, and, to the extent known, the nature of any frequency interference with the use of any CCC Peru Channel and any blockage or interference (including but not limited to "enhanced spectrum" interferences) by third parties with respect to any CCC Peru Channel).

         (f) All action that is necessary to preserve the rights of the Peruvian License Holders to the Peru SMR Licenses has been taken.

3.12 MATERIAL, SUBSCRIBER AND INTERCONNECTION CONTRACTS; INTERCOMPANY CONTRACTS; SUBSCRIBER INFORMATION (a) Seller has made available to Purchaser true, complete and correct copies of all Material Contracts, Subscriber Contracts and Interconnection Contracts (together with all amendments and side letters thereto) to which the Companies are a party or by which any of them or any of its Assets is bound. Exhibit 3.12(a) lists all Material Contracts, Subscriber Contracts and Interconnection Contracts. All such contracts are valid, binding and enforceable and in full force and effect except as such enforceability may be limited by applicable equitable principals, or by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws from time to time in effect affecting the enforcement of creditor's rights generally. Each of Companies, as the case may be, has performed all Material obligations imposed upon it or them thereunder, and there are not, under any of such Material Contracts, Subscriber Contracts or Interconnection Contracts, any defaults or events of default on the part of any of the Companies, as the case may be, or to the Knowledge of the Seller, on the part of the other parties thereto that would be reasonably expected to have a Material Adverse Effect on the Companies, the Chilean Companies or the Peruvian Companies. None of the Companies has received notice, or has Knowledge, that any Governmental Authority or Person (including any party to any such Material Contracts, Subscriber Contracts or Interconnection Contracts) intends to cancel, terminate or refuse to renew such Material Contract, Subscriber Contract or Interconnection Contract or to exercise or decline to exercise any option or right thereunder.

         (b) Except as set forth on Exhibit 3.12(b) and as of the date hereof, there are no intercompany balances, and there are not and, there have not been any intercompany Contracts (including but not limited to management or joint venture agreements), among any of Seller and any of its post-Closing Affiliates thereof, on the one hand, and any of the Companies, on the other hand. No post-Closing Affiliate of the Seller: (i) is a competitor, lessor, lessee, subscriber, supplier or advertiser of the Business of the Chilean Companies or the Peruvian Companies, (ii) has any cause of action or other claim whatsoever against the Companies or (iii) has any interest in or owns any property or right used in the conduction of the Business of the Chilean Companies or the Peruvian Companies.

3.13 INSURANCE. Seller represents and warrants that all insurance policies relating to the Companies and their respective Assets are in effect as of the date hereof.

3.14 BANK ACCOUNTS. Exhibit 3.14 sets forth the name of each bank and trust company with which each of the Companies has an account, safe deposit box or vault and the names of all Persons authorized to draw upon such account or who have authorized access to any such safe deposit box or vault.

3.15 LABOR MATTERS.

         (a) Except as set forth on Exhibit 3.15(a), there are no disputes, employee grievances, disciplinary actions or legal actions pending or, to the Knowledge of Seller, threatened between any of the Companies and any of its current or former directors, managers, officers, agents, employees or independent contractors, which (a) relate to or involve unquantified or unspecified damages or damages in excess of US$25,000 in the aggregate or (b) seek any injunctive relief, specific performance or punitive damages. Except as set forth on Exhibit 3.15(a) and for such matters as would not have a Material Adverse Effect on Seller, the Peruvian Companies and the Chilean Companies have complied with all provisions of all applicable Laws and Orders in their respective jurisdictions relating to the employment of labor and have no liability for any arrears of wages, profit sharing, compensation for termination of services, vacations, pension fund payments, social security payments or taxes or penalties for failure to comply with any Laws and Orders, including but not limited to in connection with work performed by representatives, advisors and independent contractors. To the Knowledge of the Seller, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any of the employees of the Companies.

         (b) Except as specifically set forth on Exhibit 3.15(b), none of the Companies is a party to any:

                  (i) management, employment or other contract providing for the employment or rendition of executive services;

                  (ii) employment contract that is not terminable without penalty by the Cayman Companies, the Cayman Subsidiary, the Chilean Companies or the Peruvian Companies on 30 days' notice;

                  (iii) bonus, incentive, deferred compensation, severance pay, pension, profit sharing, retirement, stock purchase, stock option, employee benefit or similar Plan, agreement or arrangement;

                  (iv) collective bargaining agreement or other agreement with any labor union or other employee organization (and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others); or

                  (v) other employment contract, consulting agreement or arrangement or other compensation agreement or arrangement, oral or written, affecting or relating to current or former managers, officers or employees of the Companies.

         (c) All such contracts and other agreements and arrangements set forth on Exhibit 3.15 are valid and in full force and effect, and each of the Companies have performed in all material respects all obligations imposed upon it or them thereunder, and, there are, under any of such contracts, agreements or arrangements, no defaults or events of default by any of the Companies, except where the failure to so perform or such defaults or events of defaults would not individually or in the aggregate have a Material Adverse Effect on the Peruvian Companies and the Chilean Companies. Other than as set forth on Exhibit 3.15, no director, manager, officer or employee of the Companies has entered into an employment contract, and no bonus or other compensation of any kind is due or may become due upon termination of employment to any such director, manager, officer or employee other than as required by their respective jurisdictions.

         (d) To the Knowledge of Seller, no director, manager, officer or employee of any of the Companies is a party to, or is otherwise bound by, any contract, including any confidentiality, noncompetition, or proprietary rights agreement, between such director, manager, officer or employee and any other Person that would have a Material Adverse Effect on the Peruvian Companies and the Chilean Companies, or will have a Material Adverse Effect on (i) the performance of his or her duties as a director, manager, officer or employee of any of the Companies, as the case may be, or (ii) the ability of any of the Companies to conduct its Business as presently conducted.

         (e) Except as set forth on Exhibit 3.15(e), from December 31, 1999 to and including the Closing Date, none of the Companies has made any loans to any of its directors, managers, officers or employees or any of the directors, managers, officers or employees of their Affiliates.

3.16 BROKERAGE. No Person has or will have, as a result of the execution of this Agreement or the consummation of the transactions contemplated herein, any right, interest or claim upon any of the Companies for any fee payable as a finder or broker. Any brokerage or finder's fee due to any broker in violation of the foregoing representation shall be paid by the Seller.

3.17 RESTRICTIONS ON BUSINESS. There is no agreement or understanding to which any of the Companies is a party which following the Closing has or may have the effect of prohibiting, impairing or otherwise restricting the Business, any acquisition of Assets by any of the Companies or the conduct of Business by any of the Companies. None of the Companies has entered into any agreement or understanding under which any of the Companies is prohibited, impaired or otherwise restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.18 WARRANTIES AND INDEMNITIES. To the Knowledge of the Seller there are no warranties required under applicable laws relating to the products and services rendered by the Companies. Exhibit 3.18 sets forth a summary of any other warranties and indemnities relating to products or services rendered by the Companies and no warranty or indemnity has been given by the Companies within the last five (5) years which differs therefrom in any material respect. Exhibit
3.18 also indicates all warranty and indemnity claims individually or in the aggregate in excess of US$25,000 outstanding against any of the Companies.

3.19 DISCLOSURE. To the Knowledge of Seller, all material facts relating to the Business or Condition of each of Seller and the Peruvian Companies and the Chilean Companies that would reasonably have a Material Adverse Effect has been disclosed to Purchaser as of the day of the Closing. None of the representations, warranties, or guarantees made by Seller, nor any statement made in any certificate or other instrument furnished by Seller to Purchaser pursuant to this Agreement, contains or will contain at Closing, any untrue statement of a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser hereby represents and warrants to Seller as follows:

4.1 ORGANIZATION AND STANDING. Purchaser is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

4.2 CORPORATE POWER AND AUTHORITY.

Subject to receipt of the requisite approval of its board of directors, Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. Subject to receipt of the requisite approval of its board of directors, the execution, delivery and performance by Purchaser of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by all necessary corporate action on the part of Purchaser. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligation of Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

4.3 NO CONFLICTS OR VIOLATIONS, GOVERNMENTAL APPROVALS AND FILINGS. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate any provision of the Articles of Incorporation, as amended, or the Bylaws, as amended, of the Purchaser, (ii) conflict with or violate any term or provision of any Law or Order applicable to the Purchaser, (iii) conflict with or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate or modify its obligations under, any Contract, or any Order to which Purchaser is a party or is bound or which would affect Purchaser's ability to consummate the transactions contemplated herein. Except as listed or described on Exhibit 4.3 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to the Purchaser, in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

4.4 LITIGATION. There is no litigation, suit, action, proceeding, claim or investigation pending or, to the Knowledge of Purchaser, threatened against or affecting Purchaser with respect to the transactions contemplated hereby or that will restrain the performance of Purchaser's obligations hereunder.

4.5 BROKERAGE. No Person has or will have, as a result of the execution of this Agreement or the consummation of the transactions contemplated herein, any right, interest or claim upon the Purchaser for any fee payable as a finder or broker. Any brokerage or finder's fee due to any broker in violation of the foregoing representation shall be paid by the Purchaser.

4.6 FINANCING. Purchaser understands that its obligations under this Agreement are not in any way contingent upon its obtaining financing for its obligations hereunder. Purchaser has sufficient capital or financial resources presently available to it and usable for the transactions contemplated hereby in order to consummate such transactions and, at Closing and at such times as the other payment obligations hereunder become due, Purchaser will have such resources available.

4.7 BOARD OF DIRECTORS APPROVAL. The board of directors of Purchaser has approved this Agreement and the transactions contemplated hereby, in accordance with Purchaser's Certificate of Incorporation and Bylaws.

V. COVENANTS.

5.1 GENERAL. From the date of this Agreement to and including the Closing Date, each of the parties will use best commercial and legal efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated herein.

5.2 CONDUCT OF THE BUSINESS. From the date of this Agreement to and including the Closing Date, except as specifically contemplated hereby, Seller shall (and shall cause each of the Companies to), respectively, (i) conduct its Business in the ordinary course consistent with past practices, (ii) use its best efforts to preserve intact its business organizations and relationships with third parties and (iii) use commercially reasonable best efforts to keep available the services of the present managers, officers and employees of its Business. Further, Purchaser and Seller, respectively, agree that: (a) each of them will (and Seller shall cause each of the Companies to) maintain its Records in the ordinary course and consistent with past practice and maintain internal controls to ensure that such Records accurately reflect the corporate transactions and operations of any of the companies during such period and (b) any director, manager, officer, agent, employee or other Person acting on behalf of the Companies, will not directly or indirectly, take any action or fail to take any action in each case that would result in the loss of the benefits of any of the Chile SMR Licenses or the Peru SMR Licenses ; provided, however, such action regarding the Chile SMR Licenses or the Peru SMR Licenses shall be agreed upon by the parties prior to taking such action. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Seller will ensure that the Companies shall not:

         (i) except for capital expenditures approved by the parties in accordance with this Section 5.2, or incurred in the ordinary course of business as presently conducted, acquire Assets from any Person having a value individually or in the aggregate in excess of US$25,000;

         (ii) sell, lease, license or otherwise dispose of any Assets, and any rights in connection thereto, except in the ordinary course consistent with past practices or as specifically contemplated in Section 5.2 hereof;

         (iii) issue or authorize any additional shares of capital stock or equity rights, rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or any agreements or commitments of any kind that would require to issue any shares of capital stock or equity rights (or securities convertible or exchangeable into such shares or equity rights) except in connection with the elimination of intercompany balances as described in Section 5.19 hereof;

         (iv) except in connection with the satisfaction of intercompany balances among Seller and the Companies, as specifically contemplated in Section 5.19 hereof, make any payments of dividends or other distributions with respect to its capital stock;

         (v) except as approved by the parties, incur any Liabilities in excess of US$25,000 or guarantee any Liabilities of any Person; nor

         (vi) enter into any employment, consulting or similar agreement having a value in excess of US$5,000 monthly or US$25,000 per year in the aggregate, grant or amend any severance or termination package, or establish or amend any Plan, except in connection with the service contracts referred to in Exhibit 3.15(b).

         In the event Seller believes it necessary to make capital infusions into any of the Companies, for the benefit of the Companies, between the date hereof and the Closing Date, or to incur any other reasonable costs related to the Companies, Seller will consult with Purchaser prior to incurring these expenses and will obtain approval from Purchaser, which approval shall not be untimely or unreasonably withheld; provided, however, that Seller may make any such infusions or incur in any such costs without Purchaser's consent if failure to so make or incur may cause a Material Adverse Effect on any of the CCC Peru Channels, the Chilean Companies Channels, the CCC Peru Concessions, the Chilean Companies Concessions or the Cayman Companies' Business. Any such additional payments of capital agreed upon by the Parties shall be added to the Purchase Price and the Closing Purchase Price shall be adjusted accordingly. Seller shall not make any loans to the Companies between the date of this Agreement and the Closing Date without the prior written consent of Purchaser.

         Notwithstanding the foregoing, the parties agree and acknowledge that prior to the Closing Date, in connection with the satisfaction of intercompany balances pursuant to Section 5.19, the Cayman Companies shall transfer all their direct and indirect interests in Latco Cayman Corporation, Radio Trunking de El Salvador S.R.L., C.V., Centennial Comm. de El Salvador, S.R.L., C.V., and C-Comunica to Seller in partial satisfaction of such companies' intercompany balances pursuant to Section 5.19 hereof (the "Divestitures"). Seller shall indemnify, protect and hold harmless Purchaser and the Companies pursuant to
Section 9.1 hereof from and against and in respect of any adverse effects, including tax implications, on the transactions contemplated herein or upon the Companies resulting from the Divestitures.

5.3 ACCESS AND INVESTIGATION. From the date of this Agreement to and including the Closing Date, Seller shall (and shall cause each of the Companies to) (i) afford Purchaser and its Affiliates, directors, managers, officers, employees, agents, accountants and attorneys, reasonable access supervised by an agent of the Companies during normal business hours to the Companies' Assets, Contracts, Records, senior management personnel and other documents and data, (ii) furnish Purchaser with copies of all such Contracts, Records, and other existing documents and data as Purchaser may reasonably request, and (iii) furnish Purchaser with such additional financial, operating, and other data and information with respect to the Companies as Purchaser or its agents may reasonably request, provided, however, the Seller and the Companies may restrict such access to information which Seller or the Companies deems materially sensitive and proprietary, including but not limited to certain key customer lists. Such restriction shall be terminated fifteen (15) Business

Days prior to the Closing Date and all such restricted information shall be made available to Purchaser. Notwithstanding the above, on or before fifteen (15) Business Days prior to the Closing, Seller shall (and shall cause Chilean and Peruvian Companies to) make available true and complete copies of all Subscriber Contracts in Chile and Peru.

5.4 ADVICE OF LITIGATION. From the date of this Agreement to and including the Closing Date, Purchaser and Seller shall (and Seller shall cause each of the Companies to) immediately advise the other in writing if it has notice or Knowledge of the commencement or threat of any litigation, suit, action, proceeding, claim or investigation against or affecting any of the Companies or any of their respective Businesses or Assets, or that will restrain the performance of the respective obligations hereunder.

5.5 NO INCONSISTENT NEGOTIATIONS. (a) Except as is contemplated in Section 5.2 hereof, none of the Companies shall (and shall not permit or authorize any Person acting on its behalf to) and neither Seller shall, (and shall not permit or authorize the Companies, or any respective director, manager, officer, employee or other agent of any such company to), directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale, assignment, transfer, pledge, mortgage, purchase, acquisition, set in usufruct, encumber or otherwise dispose of all or any part of the Business or Assets (other than in the ordinary course of business) or any shares of capital stock or equity rights of the Companies, or any merger, consolidation, business combination, or similar transaction involving any of the Companies (a "Takeover Proposal"), provided, however, that prior to the Closing, the Seller or each of the Companies, may, in response to any unsolicited bona fide written proposal relating to any actual or proposed Takeover Proposal that the respective board of directors or similar governing body reasonably determines is likely to lead to a transaction involving all or any part of the Companies on terms and conditions more favorable to Seller's shareholders than the transactions set forth herein, furnish information with respect to the Seller and the Companies, to any person pursuant to a customary confidentiality agreement and participate in discussions and negotiations with such person; and provided further that nothing contained in this Section 5.5 shall prohibit the Seller or the Companies from making such disclosure to the Seller or its stockholders which, in the good faith judgment of the board of directors of Seller may be required under applicable law. Upon execution of this Agreement, the Seller shall (and shall cause each of the Companies to) immediately cease any existing activities, discussions or negotiations with any parties conducted prior to such execution with respect to any of the foregoing. Seller shall (and shall cause each of the Companies to) promptly inform Purchaser about any such inquiry or proposal received by it.

         (b) None of the Companies shall (and shall not permit or authorize any Person on its behalf to) and neither Seller shall, (and shall not permit or authorize any of its Affiliates, or any respective director, manager, officer, employee or other agent of any such affiliate to), directly or indirectly, participate in any transaction involving the direct or indirect purchase, sale, assignment, transfer, pledge, mortgage, set in usufruct, encumber or otherwise dispose, or acquire by any Person, of the Chilean SMR Licenses, the Peru SMR Licenses, and or any SMR channels or concessions in Chile and/or Peru. Upon execution of this Agreement, the Seller shall (and shall cause each of its Affiliates to) immediately cease any existing activities, discussions or negotiations with any parties conducted prior to such execution with respect to any of the foregoing.

5.6 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest for formal or material breach of tax obligations binding upon Seller) incurred in connection with this Agreement, shall be paid by the Seller when due, and the Seller shall, at its own expense, file all necessary Tax Returns and other documentation that is necessary to file under applicable law with respect to all such Taxes.

5.7 COOPERATION ON TAX MATTERS. (a) Purchaser and Seller shall (and, prior to the Closing, Seller shall cause each of the Companies to) cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation, suit, action, proceeding, claim, investigation or other proceeding with respect to Taxes. Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed. Within 10 days upon the written request by Purchaser, Seller shall provide copies of any and all Tax Returns, including copies of any and all U.S. Information Returns. Further, upon a request for all U.S. Information Returns, Seller shall provide any and all supporting schedules, spreadsheets, work papers and other supporting documents.

         (b)      Section 338(g) Election

         (i)      Purchaser shall have the right to make an election under
                  Section 338(g) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(g) Election") with respect to the Sale, provided, however, that if Purchaser elects to make a Section 338(g) Election, Purchaser shall indemnify Seller for the amount of any additional Taxes (other than Taxes with respect to "subpart F income" (as defined in Section 952 of the Code) attributable to any taxable period or portion thereof ending on or prior to the Closing Date ("Pre-Closing Subpart F Income"), but including any Taxes with respect to "subpart F income" attributable to any "deemed sale gain" as defined in Reg. Section 1.338-2T(c)(7)), owed by Seller solely a result of the filing of such Section 338(g) Election; provided, however, that Purchasers' aggregate liability under this
                  Section 5.7(b)(i) shall not exceed an amount equivalent to US$3 million. Such amount of Taxes shall initially be determined without regard to any net operating losses or any other Tax attributes (other than Tax attributes resulting from the Section 338(g) Election or the Divestitures ("Section 338(g) Tax Attributes")) available to Seller ("Seller Tax Attributes") and shall be determined using the combined federal and state income tax rate of 37.1%. Such initial amount of Taxes shall also be grossed-up for additional Taxes on the payment of such indemnity (i.e., the indemnity paid shall be 1.59 times the Taxes initially determined under the preceding sentence). Purchaser shall pay Seller such amounts within 30 days of receiving notice thereof together with supporting computations and documentation; provided, however, that if the Purchaser does not agree with Seller's computation of such amounts, such calculation shall be made by an independent accounting firm reasonably acceptable to both parties, in which case Purchaser shall pay Seller any amounts calculated by such firm within 5 days of its decision. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculation shall be borne equally by the parties. Notwithstanding the foregoing, if any Section 338(g) Tax Attribute is not available to the Seller for the taxable year of the Sale or any Seller Tax Attribute would otherwise expire unused in the absence of the Section 338(g) Election, Seller shall pay to Purchaser the amount of the Tax benefit attributable to such Tax attribute at such time or times as and to the extent that such benefit is realized through a refund of Tax or actual reduction in the amount of Taxes which would otherwise be paid if such Tax attribute were not available or would have expired unused in the absence of the
                  Section 338(g) Election, as the case may be. The amount of such Tax benefit shall be determined in accordance with the principles set forth in this Section 5.7(b)(i).

         (ii) Notwithstanding anything to the contrary herein, if no Section 338(g) Election is made, (A) Purchaser shall not be required to reimburse any portion of Seller's Taxes, and (B) Seller shall indemnify Purchaser for any Taxes with respect to any Pre-Closing Subpart F Income. The amount of such Taxes under clause (B) shall be determined in accordance with the principles set forth in Section 5.7(b)(i) hereof.

         (iii) Seller shall fully cooperate with Purchaser, as and to the extent reasonably requested by Purchaser, in connection with the filing of the Section 338(g) Election by Purchaser. Such cooperation shall include, but not be limited to, the provision of records and information, which are reasonably relevant to Purchaser's determination whether to make the
                  Section 338(g) Election, and making its employees and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If Purchaser elects to make a Section 338(g) Election, Purchaser and Seller shall file all Tax Returns in a manner consistent therewith.

         (iv) Seller, at its sole cost and expense, shall have the right to control any administrative or judicial proceeding that affects or may affect Seller's liability for Taxes for which Purchaser is or may be liable, in whole or in part, under Section 5.7(b)(i) hereof; provided, however, that Seller shall not settle any related claim, assessment, contest or dispute, or otherwise compromise any issue that affects or may affect the liability of Purchaser under Section 5.7(b)(i) without Purchaser's prior written consent. Seller shall keep Purchaser fully and timely informed with respect to the commencement, status and nature of any such proceedings. Notwithstanding the foregoing, Purchaser, at its sole cost and expense, may by written notice to Seller elect to participate in any such proceedings

         (c) Unless otherwise agreed to in writing between the parties, the parties hereto agree that Seller shall prepare and file, or cause to be prepared and filed, all of the Companies' Tax Returns relating to Taxes for the Companies required to be filed for all Tax periods that end on or before the Closing Date, and Purchaser or the Companies shall prepare and file, or cause to be prepared and filed, all of the Companies' Tax Returns relating to Taxes for the Companies required to be filed for all Tax periods that begin prior to the Closing Date but do not end on or prior to the Closing Date and that begin after the Closing Date (the "Post-Closing Tax Returns"). Purchaser shall (and shall cause the Companies to) allow Seller to review and comment on any Post-Closing Tax Returns and allow Seller to review any correspondence or related documents between Seller or the Companies and any taxing authorities regarding such Tax Returns prepared by Purchaser or the Companies.

         (d) Each of the Chilean Holding Company, the Peruvian Holding Company and the Peruvian License Holders will file an election under Section 754 of the Code for the years 1999 and 2000. Seller shall indemnify, protect and hold harmless Purchaser and the Companies pursuant to Section 9.1 hereof from and against and in respect of any adverse effects, including tax implications, on the transactions contemplated herein or upon Purchaser or any Affiliates thereof (including the Companies) resulting from the non compliance of the filing of the above mentioned election, as set forth herein.

5.8 COOPERATION ON REGULATORY MATTERS; APPROVAL OF REGULATORY RELIEF; HSR ACT

         (a) Purchaser and Seller shall (and, prior to Closing, Seller shall cause each of the Companies to), cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any instruments and documentation necessary to maintain the Chile SMR Licenses and the Peru SMR Licenses in full force and effect and with respect to any audit, litigation, suit, action, proceeding, claim, investigation or other proceeding with respect to the Chile SMR Licenses or the Peru SMR Licenses, if any.

         (b) Purchaser and Seller shall (and, prior to Closing, Seller shall cause each of the Companies to), work together with the other party, to obtain approval of the Peruvian Lease Agreement from the MTC.

         (c) Seller and each of the Companies acknowledge and agree that Purchaser will lead any and all regulatory efforts with the corresponding Governmental Authority in connection with obtaining the Chilean Regulatory Relief and the Peruvian Regulatory Relief, and, Purchaser acknowledges and agrees to allow Seller to participate in such efforts and Purchaser shall provide information regarding such efforts to Seller, upon Seller's reasonable request therefor; provided, however, that Seller hereby expressly acknowledges and agrees that its and the Companies' participation in the obtention of the Chilean Regulatory Relief and the Peruvian Regulatory Relief shall be solely at Purchaser's request and shall be subject in a strict manner to the instructions that Purchaser may deliver to Seller and/or the Companies in such regard.

For any purpose related to this Agreement, "Chilean Regulatory Relief" shall mean the issuance by the Ministry, Subtel, or such other competent authority, of general and/or specific enforceable and definitive regulations granting to the SMR concessionaires or establishing in their favor: (i) the right to interconnect with the public telephone services concessionaires, including the public service telephone network ("PSTN") and the cellular and PCS concessionaires, and also with the intermediate services concessionaires which provide long-distance telephone services, and, therefore, allowing the SMR concessionaires to collect interconnection charges from the above mentioned concessionaires at rates set forth in the corresponding tariff decree issued by the Ministry and the Ministry of Economy in accordance with the procedure described in articles 30 to 30J of the Chilean General Law of Telecommunications, or any other equivalent procedures that subject SMR concessionaires to tariffication rules substantially similar to those applicable to all other Chilean wireless concessionaires (i.e., cellular and PCS concessionaires) on a competitive, non discriminatory and equal basis, including calling party pays ("CPP") capabilities; (ii) a numbering plan applicable to SMR concessionaries equivalent or comparable with the numbering plan applicable to cellular and PCS concessionaires, which facilitates CPP; (iii) the right to interconnect their own switches regardless of the location of the same; (iv) the right to provide data services; (v) no restrictions in the ability of the SMR concessionaires to provide interconnection with the public service telephone concessionaires to their subscribers, whether regarding the number of minutes or the proportion of interconnected traffic to total or dispatch traffic, number of calls, length of the calls, ehrlangs, or proportion of income generated by interconnected traffic; and (vi) permission for roaming. If any of the foregoing is not issued, established or authorized at the same time, Chilean Regulatory Relief will be deemed to have occurred at the time the last regulation has been issued, the last right has been granted or the last restriction has been eliminated. For any purpose related to this Agreement, the Peruvian Regulatory Relief shall mean to obtain the approval by the MTC for: (i) the transfer of all the CCC Peru Channels to Nextel Peru by means of a transfer of the CCC Peru Concessions or a merger of the Peruvian License Holders with Nextel Peru and
(ii) the use and operation of the CCC Peru Channels in conjunction with Nextel Peru's iDEN.

         (d) The Purchaser and Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice all notifications, if any, required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties shall consult with each other as to the appropriate time of filing such notifications and shall use commercially best efforts to make such filings at the agreed upon time, to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

5.9 NONSOLICITATION. In the event the Closing does not occur, for a period of one (1) year following the date of this Agreement, neither Purchaser nor any of its Affiliates shall, directly or indirectly, (a) employ, engage, seek to employ or engage, or enter into a business arrangement with any employee of the Companies or any of its direct or indirect subsidiaries or an individual who was employed or engaged by the Companies or any of its direct or indirect subsidiaries as of the date hereof, (b) solicit or advise any employee of the Companies or any of its direct or indirect subsidiaries or independent contractor to terminate their employment or engagement with the Companies or any of its direct or indirect subsidiaries for any reason, (c) solicit or advise customers of whose existence as potential customers Purchaser has become aware of based upon information provided by Seller during the Due Diligence.

5.10 NOTIFICATION OF BREACH. From the date of this Agreement to and including the Closing Date, Purchaser and Seller shall promptly notify in writing to the other if any such company becomes aware of any fact or condition that causes or constitutes a material breach of any of such parties' representations and warranties contained herein, or if Purchaser or Seller or any such company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Purchaser and Seller shall (and Seller shall cause each of the Companies to) immediately notify in writing to the other of the occurrence of any breach of any covenant of such party or any such company in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in
Article VI or Article VII impossible or unlikely.

5.11 STOCKHOLDERS' MEETING. The Seller, acting through its Board of Directors, shall, in accordance with applicable law and the Seller's Certificate of Incorporation and Bylaws, (i) duly call, give notice of, convene and hold an annual or special meeting of Seller's stockholders, as soon as practicable, following the date hereof for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting") and (ii) subject to its fiduciary duties under applicable law, (A) recommend that the Seller's stockholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and (B) use commercially best efforts to obtain the necessary approval and adoption of this Agreement and the transactions contemplated hereby by Seller's stockholders.

5.12 WAIVER, RELEASE AND DISCHARGE. (a) Effective upon the Closing, Seller and any Affiliates thereof hereby irrevocably waives, releases and discharges Motorola, Inc. and its Affiliates from any and all Claims arising out of or in any way related to Seller's ownership of the Peru SMR Licenses and the Chile SMR Licenses, whether in its capacity or as a holder of interests in any company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding or otherwise at law or equity, and neither Seller shall seek to recover any amounts in connection therewith or thereunder from any of Motorola, Inc., or any of its Affiliates (the "Release").

         (b) Effective upon payment of the portion of the Deferred Purchase Price necessary to satisfy all of Seller's payment obligations to Merrill Lynch Global Allocation Fund, Inc. (or any successor holders) under Seller's 14% Senior Discount Notes due 2005 and its 9% Subordinated Convertible Notes due 2006, or any successor arrangement thereto (the "Notes"), as specified in the payment schedule set forth in Exhibit 5.12(b) hereof, Seller and any Affiliates thereof will irrevocably waive, release and discharge Purchaser and its Affiliates from any and all Claims arising out of or in any way related to Seller's ownership of the Peru SMR Licenses and the Chile SMR Licenses, whether in its capacity or as a holder of interests in any company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding, other than this Agreement, or otherwise at law or equity, and neither Seller shall seek to recover any amounts in connection therewith or thereunder from any of Purchaser or any of its Affiliates (the "Release"). Without prejudice of the above, effective upon Closing, Seller and any Affiliates thereof agree not to take or initiate any legal or equitable action whatsoever relating to the matters contemplated by the Release, against Purchaser and any of its Affiliates unless and until Purchaser does not satisfy its obligation to pay the portion of the Deferred Purchase Price as contemplated by the first clause of this subsection 5.12(b).

5.13 DEBT. The parties shall cooperate regarding any actions to be taken concerning the Notes issued by the Seller and the financing to Purchaser by Motorola Credit Corporation. Seller shall use commercially best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by Merrill Lynch Global Allocation Fund, Inc. Purchaser shall use commercially best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by Motorola Credit Corporation.

5.14 PERFORMANCE BONDS. Prior to Closing, Purchaser shall use its commercially reasonable best efforts to assist Seller to expeditiously replace the cash collateral securing the performance bonds guaranteeing SMR Direct Peru's obligations before the MTC relating to the Peru SMR Licenses in Lima and Callao with such other collateral as is acceptable to Purchaser and the holders of such bonds prior to the Closing.

5.15 CONFIDENTIALITY. Seller shall (and shall cause each of the Companies to) keep confidential and instruct its Affiliates, directors, officers, managers, agents, advisors, independent contractors and other representatives to keep confidential all information relating the Business, the Condition of the Companies and the transactions contemplated in this Agreement, except as required by any Law or Order and except for information which is available to the public on the Closing Date or thereafter becomes available to the public other than as a result of a breach of this Section 5.15.

5.16 LEGAL STABILITY AGREEMENT. As soon as practicable from the date hereof, Seller shall cause Centennial Cayman to file before the competent Governmental Authority in Peru (Comision Nacional de Inversiones y Tecnologias
Extranjeras-CONITE) a request for such Governmental Authority to approve the transfer of each and all of Centennial

Cayman's rights and obligations under the legal stability agreement executed with the Peruvian State on March 20, 1997 (the "Legal Stability Agreement") to protect an investment of US$4,500,000 in Peruvian Holding Company, to Nextel International (Peru) LLC. Seller shall use commercially reasonable best efforts (and cause Centennial Cayman to take all necessary actions) in order for such approval to be obtained prior or on before Closing.

5.17 CHILEAN COMPANIES CONCESSIONS AND CHANNELS. Purchaser and the Chilean Companies shall use their commercially reasonable best efforts (measured in connection with Nextel Chile's business or interests) to take all necessary actions to prevent the lapse, termination, or other similar event of the Chilean Companies Concessions and the Chilean Companies Channels in connection with the Chilean Offset and the Chilean Regulatory Relief.

5.18 APPOINTMENT OF PURCHASER'S DESIGNEES. Seller agrees to fully cooperate to the extent reasonably requested by Purchaser with respect to the appointment of Purchaser's designees as directors, officers and representatives of the Companies. Without limiting the generality of the foregoing, Seller agrees to (and shall cause each of the Companies to): (i) conduct a shareholders or partners meeting at each of the Companies in order to adopt a resolution in terms substantially in the form attached hereto as Exhibit 5.18(i) and (ii) exercise its commercially reasonable best efforts to cause its current designees as directors, officers and representatives in the Chilean and Peruvian Companies to continue acting in such capacity until such time as the appointment of Purchaser's designees to such positions have been registered before the corresponding public registries and the competent telecommunications agencies in Chile and Peru, as the case may be, subject to Purchaser providing a hold harmless letter to each of such director, officer and representative in the form attached hereto as Exhibit 5.18(i).

5.19 INTERCOMPANY BALANCES. Subject to Section 5.2 hereof, on or prior to Closing, Seller shall take such actions as are necessary to terminate any intercompany Contracts and eliminate or discharge any intercompany balances existing by and among Seller and any of its post-Closing Affiliates, on the one hand, and the Companies, on the other hand. Seller shall indemnify, protect and hold harmless Purchaser and the Companies pursuant to Section 9.1 hereof from and against and in respect of any adverse effects, including tax implications, on the transactions contemplated herein or upon the Companies resulting from such termination, elimination and discharge.

VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO CLOSE.

         All of the obligations of Purchaser to consummate the Sale and to make the payments in accordance with Section 2.2, shall be contingent upon and subject to the fulfillment, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions:

6.1 REPRESENTATIONS AND WARRANTIES OF SELLER TRUE AT CLOSING. The representations and warranties made by Seller to Purchaser in this Agreement, the Exhibits hereto or any certificate or instrument delivered to Purchaser or its representatives hereunder shall be true, complete and correct in all material respects when made and on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes expressly permitted by this Agreement. Purchaser shall have received a certificate of the Chief Executive Officer of the Seller, dated the Closing Date, to that effect.

6.2 COVENANTS OF SELLER. Seller shall have (and shall have caused each of the Companies to have) duly performed all of the respective covenants, acts and undertakings to be performed or to be complied with by it in all material respects at or prior to the Closing Date. Purchaser shall have received a certificate of the Chief Executive Officer of the Seller and each of the Companies, dated the Closing Date, to that effect.

6.3 NO INJUNCTION OR PROHIBITION. There shall not be in effect or threatened or proposed by any Governmental Authority, on the Closing Date, any Order or Law, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

6.4 CONSENTS, APPROVALS, ETC. Purchaser shall have received a true and correct copy of each and every consent, approval order, authorization, registration, declaration or filing listed on Exhibit 3.5, in form and substance reasonably satisfactory to Purchaser.

6.5 INSTRUMENTS OF TRANSFER. Purchaser shall have received from Seller executed instruments of transfer in the form prescribed by the Articles of Association and the Bylaws of the Cayman Companies in respect of each Cayman Companies Share and the share certificates issued by each of the Cayman Companies Shares to the Seller.

6.6 RESOLUTIONS; REGISTERS OF OWNERSHIP; RESIGNATIONS AND OTHER DOCUMENTS. Purchaser shall have received certified copies of the resolutions of the stockholders and board of directors or similar governing body of the Seller and each of the Companies, to the extent required by law or their respective governing documents, in each case, approving the Sale. Purchaser shall have received certified copies of the updated registers of members of the Cayman Companies evidencing Seller to be the owner of the entire issued share capital of each of the Cayman Companies. Purchaser shall have received: (i) an affidavit in the form attached hereto as Exhibit 6.6(i), from each of the officers and directors or similar senior management personnel of the Chilean Holding Company as listed therein and a (ii) resignation letter in the form attached hereto as
Exhibit 6.6(ii), from each of the officers and directors or similar senior management personnel of each of the Companies as listed therein, effective as of the Closing Date. Notwithstanding the above, as indicated in Section 5.18, Seller shall (and shall cause each of the Companies) to execute any and all documents as may be required for purposes of appointing Purchaser's designees as directors, managers, officers and/or representatives in the Companies upon Closing.

6.7 NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse changes in the Business or Condition of any of the Companies.

6.8 CAYMAN ISLAND LEGAL OPINION. Maples & Calder, Cayman Island counsel to Seller, shall have delivered to Purchaser a legal opinion on certain matters relating to the Cayman Companies and the Cayman Companies Shares, substantially in the form attached hereto as Exhibit 6.8.

6.9 CHILEAN LEGAL OPINION. Claro y Cia, Chilean counsel to Seller, shall have delivered to Purchaser a legal opinion on certain matters relating to the Chilean Companies, the Chilean Companies Shares and the Chile SMR Licenses, substantially in the form attached hereto as Exhibit 6.9.

6.10 PERUVIAN LEGAL OPINION. Trazegnies & Uria Abogados, Peruvian counsel to Seller, shall have delivered to Purchaser a legal opinion on certain matters relating to the Peruvian Companies, the Peruvian Companies Shares, and the Peru SMR Licenses, substantially in the form attached hereto as Exhibit 6.10.

6.11 U.S. LEGAL OPINION. Davis, Graham & Stubbs LLP, counsel to Seller, shall have delivered to Purchaser a legal opinion on certain matters relating to the transactions contemplated hereby substantially in the form attached hereto as
Exhibit 6.11.

6.12 DEBTHOLDER APPROVAL. Merrill Lynch Global Allocation Fund, Inc., the holder of the Notes, and Motorola Credit Corporation, debtholder of Purchaser, shall each have approved, to the extent necessary, the transactions contemplated hereby.

6.14 DIVESTITURE AND TRANSFER OF EQUITY INTERESTS.

(a) The Cayman Companies shall have transferred all their direct and indirect interests in Latco Cayman Corporation, Radio Trunking de El Salvador S.R.L., C.V. Centennial Comm. El Salvador, S.R.L., C.V. and C-Comunica to Seller as set forth in Section 5.2 hereof. Seller shall indemnify, protect and hold harmless Purchaser and the Companies pursuant to Section 9.1 hereof from and against and in respect of any adverse effects, including tax implications, on the transactions contemplated herein or upon the Companies, resulting from such transfer

(b) Seller shall have transferred all its equity interests in the Peruvian Companies to Centennial Cayman. Seller shall indemnify, protect and hold harmless Purchaser and the Companies pursuant to Section 9.1 hereof from and against and in respect of any adverse effects, including tax implications, on the transactions contemplated herein or upon the Companies, resulting from such transfer.

6.15. INTERCOMPANY CONTRACTS AND BALANCES. Any intercompany Contracts (including but not limited to management or joint venture agreements), among any of Seller and any of its post-Closing Affiliates, and the Companies shall have been terminated and any intercompany balances among any of Seller and any of its post-Closing Affiliates, on the one hand, and the Companies, on the other hand, shall have been eliminated or discharged as contemplated in Section 5.19 hereof.

6.16 LEGAL STABILITY AGREEMENT. The Legal Stability Agreement shall have been requested approval from CONITE.

6.17 RENEWAL OF LEASE SITES AND PERFORMANCE BONDS. SMR Direct Peru shall have renewed: (i) the three (3) lease agreements, which renewal is currently in process as set forth in Exhibit 6.17 hereof, in each case, under terms and conditions similar to their respective previous lease agreements and (ii) the performance bonds which renewal is currently in process as set forth on Exhibit
3.18 hereof for the required period as set forth in the relevant CCC Peru Concessions.


VII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER TO CLOSE.

         All of the obligations of Seller to sell the Cayman Companies Shares shall be contingent upon and subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions.

7.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER TRUE AT CLOSING. The representations and warranties made by Purchaser to Seller in this Agreement or any certificate or instrument delivered to Purchaser or its representatives hereunder shall be true, complete and correct in all material respects when made and on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, except for changes expressly permitted by this Agreement. Seller shall have received a certificate of the Chief Executive Officer of the Purchaser, dated the Closing Date, to that effect.

7.2 COVENANTS OF PURCHASER. Purchaser shall have duly performed all of the respective covenants, acts and undertakings to be performed or to be complied with by it in all material respects at or prior to the Closing Date. Seller shall have received a certificate of the Chief Executive Officer of the Purchaser, dated the Closing Date, to that effect.

7.3 NO INJUNCTION OR PROHIBITION. There shall not be in effect or threatened or proposed by any Governmental Authority, on the Closing Date, any Order or Law, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

7.4 STOCKHOLDER APPROVAL. The Seller's stockholders shall have approved this Agreement and the transaction contemplated hereby in accordance with Seller's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law.

7.5 NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse changes in the Business or Condition of Purchaser.

7.6 LEGAL OPINION. Jones, Day, Reavis & Pogue, counsel to Purchaser, shall have delivered to Seller a legal opinion on certain matters relating to the transactions contemplated hereby substantially in the form attached hereto as
Exhibit 7.6.

7.7 DEBTHOLDER APPROVAL. Merrill Lynch Global Allocation Fund, Inc., the holder of certain notes issued by Seller, and Motorola Credit Corporation, debtholder of Purchaser, shall each have approved to the extent necessary, the transactions contemplated hereby.

7.8 NEXTEL AGREEMENT. Nextel shall have delivered the executed Nextel Agreement.

VIII. CLOSING.

8.1 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6030, U.S.A. at 10:00 a.m. (local time) on August 31, 2000, on which date all conditions set forth in Articles VI and VII shall have been satisfied or waived by Purchaser or Seller, as the case may be, or unless another date is agreed to in writing by Seller and Purchaser (the "Closing Date").

8.2 TRANSACTIONS AT CLOSING. At the Closing, each of the following transactions shall occur:

         (a) Seller's Deliveries. At the Closing, Seller shall deliver to Purchaser, the following:

         (i) all certificates representing the Cayman Companies Shares, duly endorsed for transfer or accompanied by instruments of transfer, in form and substance reasonably satisfactory to Purchaser and its counsel;

         (ii) the certificate of the Chief Executive Officer of Seller described in Sections 6.1 and 6.2, in form and substance reasonably satisfactory to Purchaser and its counsel;

         (iii) copies of the consents approvals orders, authorizations, registrations, declarations or filings described on Exhibit 3.5, in form and substance reasonably satisfactory to Purchaser and its counsel;

         (iv) a certificate of good standing for Seller, as of the most recent practicable date, from the Secretary of State of the State of Delaware;

         (v) certified copies of resolutions of the stockholders or board of directors of Seller, as required by law or their respective articles of incorporation or bylaws in each case, approving the transactions set forth in this Agreement, in form and substance reasonably satisfactory to Purchaser and its counsel;

         (vi) certificates of incumbency for the officers of Seller executing this Agreement and the agreements hereunder, in form and substance reasonably satisfactory to Purchaser and its counsel;

         (vii) copies of the register of ownership as of the most recent practicable date before Closing and resignation letters or other letters or documents as required by Purchaser referred to in Section 6.6;

         (viii)   copies of the legal opinions referred to in Sections 6.8, 6.9,
                  6.10 and 6.11;

         (ix) copy of a document whereby the Seller waives, releases and discharges each of the Companies from any inter-company Indebtedness that may be outstanding on the Closing Date, including but not limited to, the deferred purchase price of any Asset, payment made by the Seller to third parties under non-competition agreements that benefits any of the Companies and payments made by the Seller as part of the purchase price of any Business, Assets, shares or equity rights that at the Closing Date owned by any of the Companies; and

         (x) such other evidence of the performance of all covenants and satisfaction of all conditions required of Seller by this Agreement, at or prior to the Closing, as Purchaser or its counsel may reasonably require.

         (b) Purchaser's Deliveries. At the Closing, Purchaser shall deliver to Seller the following:

         (i) the Closing Chile Payment and the Closing Peru Payment as determined in accordance with Section 2.2 hereof;

         (ii) the certificate of the Chief Executive Officer described in Sections 7.1 and 7.2, in form and substance reasonably satisfactory to Seller and its counsel;

         (iii) a certificate of good standing for Purchaser, as of the most recent practicable date, from the Register of Companies in and for the Cayman Islands;

         (iv) certified copies of resolutions of the Board of Directors of Purchaser approving the transaction set forth in this Agreement, in form and substance reasonably satisfactory to Seller and its counsel;

         (v) a certificate of incumbency of the officers of Purchaser who are executing this Agreement and the other documents contemplated hereunder, in form and substance reasonably satisfactory to Seller and its counsel;

         (vi)     copy of the legal opinion referred to in Section 7.6;

         (vii)    an executed copy of the Nextel Agreement; and

         (viii) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser by this Agreement at or before the Closing as Seller or its counsel may reasonably require.

8.3 POST CLOSING COOPERATION. Following the Closing, Seller shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request to vest title to the Cayman Companies Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser, Nextel Chile and/or Nextel Peru, as the case may be, in actual possession and operating control of each of the Companies and its respective Assets and Records. Further, Seller shall continue to cooperate on any tax and regulatory matters (including approval of the Chilean and Peruvian Regulatory Relief) as set forth in Sections
5.7 and 5.8 hereof.

IX. INDEMNIFICATION

9.1 INDEMNIFICATION.


         (a) Subject to the limitations set forth in this Article IX, Seller covenants and agrees to indemnify, defend, protect and hold harmless Purchaser and its respective directors, managers, officers, agents, employees, stockholders, representatives, assigns, successors and Affiliates, including without limitation each of the Companies, (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from, against and in respect of all: (i) Liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, excise taxes, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) suffered, sustained, incurred or paid by the Indemnified Parties, in any action or proceeding between Seller and any or all of the Indemnified Parties or between the Indemnified Parties and a third party, in connection with, resulting from or arising out of, directly or indirectly: (A) the inaccuracy of any representation or the breach of any warranty set forth in
Article III, (B) the nonfulfillment of any material covenant or agreement on the part of Seller set forth in this Agreement or in any agreement or certificate executed and delivered by such party or, by any of the Companies, pursuant to this Agreement or (C) the matters referred to in Section 2.3 and Exhibits 3.6(A), ; 3.6(B); 3.7(A), 3.7(B); 3.8(a)(A), other than 3.8(a)(A) (13), (14), and (15); and 3.8(a)(B), other than 3.8(a)(B) (1), (2), (3), (10), (11) and (12)
(collectively, "Damages"), and (ii) severance costs incurred and paid by the Purchaser or the Companies after the Closing Date regarding the termination of any manager, officer or employee of the Companies for any reason, without prior consent from Purchaser between the date hereof and the Closing Date (the "Employee Severance Costs").

         (b) Purchaser shall indemnify, defend, protect and hold harmless Seller, its respective directors, managers, officers, agents, employees, stockholders, representatives, assigns, successors and Affiliates (individually, a "CCC Indemnified Party" and collectively, the "CCC Indemnified Parties"), from and against all: (a) Liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, excise taxes, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) suffered, sustained, incurred or paid by the CCC Indemnified Parties, in any action or proceeding between the Indemnified Parties and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in Article IV, (ii) the nonfulfillment of any material covenant or agreement on the part of Purchaser set forth in this Agreement, or in any agreement or certificate executed and delivered by such party pursuant to this Agreement.

         (c) Notwithstanding the foregoing, .any Claim or Claims shall be reduced by any Tax credits or Tax refunds applicable to the Companies for the period on or before the Closing Date, only to the extent that such Tax credits and Tax refunds are not reflected in the Financial Statements or any other financial statements prepared by the Companies on or before the Closing Date and that such Tax credits have been effectively used by the Companies within twelve
(12) months after the Closing or that such Tax refunds have been effectively reimbursed to the Companies within twelve (12) months after the Closing. Nothing in this Section 9.1(c) shall be interpreted as an acknowledgment by Purchaser of the existence of any Tax credits or Tax refunds whatsoever applicable to the Companies on or prior to the Closing Date.

9.2 LIMITATION ON INDEMNITY. The indemnification obligations of the Seller hereto under Section 9.1 shall be subject to the following:

         (a) Deductibles. Purchaser shall be entitled to indemnity for Damages, with respect to any Claim or Claims arising under Section 9.1, only to the extent that the amount of Damages exceeds individually or in the aggregate US$100,000. It is understood and agreed that the foregoing limitation shall not be applicable to: (A) any claim or claims resulting from: (i) the Divestitures set forth in the last paragraph of Section 5.2 hereof, (ii) the noncompliance of the filing of the election as set forth in Section 5.7(d) hereof, (iii) the termination, elimination or discharge of the intercompany Contracts and balances referred to in Section 5.19, (iv) the transfer of Seller's equity interests in the Peruvian Companies to Centennial Cayman as set forth in Section 6.14(b) hereof, and (v) the items set forth in Exhibit 2.3 hereof; and (B) any payment relating to the Peruvian Employee Severance Costs and the Chilean Employee Severance Costs as set forth in Section 9.3 hereof.

the termination, elimination or discharge of the intercompany Contracts and balances referred to in Section 5.19, (iii) the transfer of Seller's equity interests in the Peruvian Companies to Centennial Cayman as set forth in Section 6.14(b) hereof, and (iv) the items set forth in Exhibit 2.3 hereof; and (B) any payment relating to the Peruvian Employee Severance Costs and the Chilean Employee Severance Costs as set forth in Section 9.3 hereof.

         (b) Time Bar. No claim for indemnification pursuant hereto shall be entitled to be made for any Damages or Employee Severance Costs relating thereto unless a notice of such claim shall have been given to the Seller in accordance with Section 9.3 hereof prior to the first anniversary of the Closing Date.

         (c) Maximum Liability of the Seller. Notwithstanding anything else to the contrary herein, other than the obligations of Purchaser in respect of the payment of the Purchase Price, the aggregate liability of a party hereto in connection with all claims for Damages hereunder shall not exceed an amount equivalent to US$7.5 million, and such amount shall be charged solely against the Deferred Purchase Price in the case of the Seller. All indemnity payments made to Purchaser hereunder shall constitute adjustments to the Deferred Purchase Price. Purchaser and Seller shall reasonably cooperate with each other with respect to resolving any Claim with respect to which Seller is obligated to indemnify Purchaser hereunder; provided that Purchaser shall not be required to provide such cooperation if it would be detrimental in any material respect to such party or any of the Companies.

9.3 SPECIAL INDEMNITY.

         (a) The Purchaser or the Companies, as appropriate, shall be entitled to indemnity from the Seller for one-half (1/2) of the aggregate severance costs incurred and paid by the Purchaser or the Companies after the Closing Date regarding the termination of any manager, officer or employee of the Peruvian Companies or any of the individuals listed in Exhibit 3.15(a) which are rendering services to the Peruvian Companies under service contracts, for any reason, within sixty (60) Business Days from the Closing Date (the "Peruvian Employee Severance Costs") incurred from time to time only to the extent that the amount of the aggregate Peruvian Employee Severance Costs do not exceed US$500,000 in the aggregate. Seller shall not be obligated to indemnify Purchaser or the Companies for any Peruvian Employee Severance Costs in excess of US$500,000 in the aggregate. The amount of the Peruvian Employee Severance Costs (up to the US$500,000, as described above), if any, a shall be charged solely against the amount from time to time of the Deferred Purchase Price.

         (b) The Purchaser or the Companies, as appropriate, shall be entitled to indemnity from the Seller for one-half (1/2) of the severance costs incurred and paid by the Purchaser or the Companies after the Closing Date regarding the termination of any manager, officer or employee of the Chilean Companies for any reason, within sixty (60) Business Days from the Closing Date (the "Chilean Employee Severance Costs") incurred from time to time only to the extent that the amount of the aggregate Chilean Employee Severance Costs do not exceed US$500,000 in the aggregate. Seller shall not be obligated to indemnify Purchaser or the Companies for any Chilean Employee Severance Costs in excess of US$500,000 in the aggregate. The amount of the

Chilean Employee Severance Costs, (up to the US$500,000, as described above), if any, shall be charged solely against the amount from time to time of the Deferred Purchase Price.

9.4 INDEMNIFICATION PROCEDURES. All claims or demands for indemnification under this Article IX ("Claims") shall be asserted and resolved as follows:

         (a) In the event an indemnified party has a Claim against an indemnifying party hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the indemnified party shall with reasonable promptness send a Claim Notice (as defined in Section 9.3(b)) with respect to such Claim to the indemnifying party. If the indemnifying party does not notify the Indemnified party within the Notice Period (as defined in Section 9.3(b)) that the indemnifying party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the indemnifying party hereunder. In case the indemnifying party shall object in writing to any Claim made in accordance with this Section 9.3(a), the indemnified party shall have fifteen (15) days to respond in a written statement to such objection. If after such fifteen (15)-day period there remains a dispute as to any Claims, the parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

         (b) In the event that any Claim for which the indemnifying party would be liable to an indemnified party hereunder is asserted against an indemnified party by a third party, the indemnified party shall with reasonable promptness notify the indemnifying party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The indemnifying party shall have fifteen (15) days from the receipt of the Claim Notice (the "Notice Period") to notify the indemnified party (i) whether or not it disputes its liability to the indemnified party hereunder with respect to such claim and (ii) if the indemnifying party does not dispute such liability, whether or not it desires, at its sole cost and expense, to participate in the defense against such Claim. If the indemnifying party desires to participate in, but not control, any such defense or settlement, the indemnifying party may do so at the indemnifying party's sole cost and expense. If the indemnifying party elects to participate in the defense against the Claim, the indemnifying party shall be entitled to make requests and provide advice to the indemnified party and the indemnified party shall consider in good faith any requests or advice of the indemnifying party in connection with such defense. If the indemnifying party elects not to participate in the defense of the indemnified party against such Claim, whether by failure to give the indemnified party timely notice as provided above or otherwise, then the indemnified party, without waiving any rights against Seller, may settle or defend against any such Claim in the indemnified party's sole discretion and the indemnified party shall be entitled to recover from the indemnifying party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the indemnified party with respect thereto, including interest from the date such costs and expenses were incurred.

Nothing herein shall be deemed to prevent the indemnified party from making a Claim, and an indemnified party may make a claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the indemnified party has reasonable grounds to believe that such a claim or demand may be made.

9.5 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All representations, warranties and covenants made by Purchaser and Seller in or pursuant to this Agreement or in any document delivered pursuant hereto, except for Purchaser's obligations regarding payment of the Purchase Price, shall survive the Closing for a period of one year from the date hereof.

9.6 RIGHT TO OFFSET. In the event Seller shall have an indemnification obligation to any Indemnified Party hereunder, Purchaser's sole right to satisfy such indemnification obligations shall be through an offset against the Deferred Purchase Price. The remedy of offset shall be in addition to and not in limitation of any injunctive relief to which Purchaser is or may be entitled at law.

9.7 WAIVER, RELEASE AND DISCHARGE. Effective upon the Closing, Seller hereby irrevocably waives, releases and discharges each of the Companies from any and all Liabilities and obligations to Seller of any kind or nature whatsoever, whether in its capacity as Seller hereunder or as a holder of interests in any such company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and Seller shall seek to recover any amounts in connection therewith or thereunder from any of the Companies.

X. TERMINATION.

10.1 TERMINATION EVENTS. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article V hereof, and
(b) expenditures and obligations incurred and to be incurred by Purchaser, on the one hand, and by Seller, on the other hand, in respect of this Agreement, and this Agreement may be terminated only as follows:

         (a) By mutual consent of Seller and Purchaser;

         (b) By Purchaser, upon written notice to Seller upon the terms and conditions set forth in Section 2.4;

         (c) By the Purchaser if the Closing shall not have occurred on or before August 31, 2000, by reason of a failure of any condition precedent under
Article VI, unless the failure results primarily from the breach by the Purchaser of any representation, warranty or covenant contained in this Agreement;

         (d) By the Seller if the Closing shall not have occurred on or before August 31, 2000, by reason of a failure of any condition precedent under Article VII, unless the failure results primarily from the breach by the Seller of any representation, warranty or covenant contained in this Agreement; or

         (e) By either Purchaser or Seller, at any time after August 31, 2000, if the Closing shall not have occurred for any reasons on or before August 31, 2000.

10.2 EFFECT OF TERMINATION. (a) In the event of a termination of this Agreement pursuant to Section 10.1(a) or 10.1(b) hereof, all rights and obligations of the parties hereunder shall cease and terminate absolutely, with the exception of the rights and obligations set forth in Sections 5.9 and 11.5 hereof, and each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its Affiliates, directors, managers, officers, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

         (b) In the event of termination of this Agreement prior to Closing for any reason, the parties agree that each of this Agreement, any documents contemplated hereby and the Term Sheet for the Purchase of Channels in Peru and Chile by and between Seller and Nextel, dated June 2, 2000, shall be deemed entered into pursuant to Rule 408 of the Federal Rules of Evidence, strictly as a compromise and is in no way to be deemed an admission, estimation or evaluation of any claims Seller has or may have, if any, against Nextel or Motorola, Inc., except for purposes of claims under this Agreement or the Nextel Agreement.

         (c) In the event of any other termination, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

XI GENERAL PROVISIONS.

11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or by telefax, or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged addressed as follows:

         If to Seller:

                  Cordillera Communications Corp.
                  1528 Wazee Street, Suite 200
                  Denver, Colorado 80202
                  Attention: Karl Maier, President and CEO
                  Facsimile: (303) 405-0465

         and to:

                  Davis, Graham & Stubbs LLP
                  370 17th Street, Suite 4700
                  Denver, Colorado 80202
                  Attention: Ronald R. Levine, II
                  Facsimile: (303) 892-7400

         If to Purchaser:

                  Nextel International, Inc.
                  2001 Edmund Halley Drive
                  Reston, Virginia 20191
                  Attention: Byron Siliezar, Vice President and CFO
                  Facsimile: (703) 399-5111

         and to:
                  Nextel Communications, Inc.
                  2001 Edmund Halley Drive
                  Reston, Virginia 20191
                  Attention: Thomas Sidman, General Counsel
                  Facsimile: (703) 433-4036

         If delivered personally or by telefax, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

         Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

11.2 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

11.3 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed by written agreement in accordance with
Section 11.8 below. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

11.4 EXPENSES. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, attorneys and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same, except as set forth in Section 10.2 hereunder.

11.5 NONDISCLOSURE OF TERMS. The parties hereto shall continue to be bound by the Non-Disclosure Agreement between the parties dated as of April 28, 2000 and executed by Nextel International, Inc. on May 17th, 2000, until Closing; provided, however, that if Closing does not occur as contemplated hereby, the Non-Disclosure Agreement shall remain in full force and effect in accordance with its terms.

11.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, executors, administrators, successors and assigns.

11.7 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

11.8 ENTIRE AGREEMENT. This Agreement and the Peruvian Lease Agreement constitute the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

11.9 GOVERNING LAW. SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of New York.

11.10 ARBITRATION. The parties shall attempt to resolve any dispute arising out of or in connection with this Agreement through non-binding mediation. If they are unable to do so, then such dispute shall be submitted for arbitration in New York, New York, and shall be conducted in accordance with the substantive and procedural rules of the American Arbitration Association ("AAA"). There shall be three arbitrators, (i) one to be selected by Seller (ii) one to be selected by Purchaser and (iii) the third arbitrator to be selected by the first two arbitrators, which third arbitrator shall concurrently serve as chairman of the arbitration panel. If either party fails to appoint an arbitrator within twenty-one (21) days of receiving notice of the appointment of an arbitrator by the other party, the arbitrator for the party which fails to appoint an arbitrator shall be appointed by the AAA, acting in accordance with the rules of the AAA, at the request of the other party. If the two arbitrators so appointed by or for the parties fail to agree upon a third arbitrator within twenty-one
(21) days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the AAA, acting in accordance with the rules adopted by the AAA for this purpose, at the written request of either party. The arbitration award shall be final and binding on the parties. The costs of arbitration shall be determined by the arbitration panel. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the party against whom the award has been rendered, or wherever assets of the party against whom the award has been rendered can be located.

11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

11.13 EXHIBITS INCORPORATED. All Exhibits attached hereto are incorporated herein by reference, and all blanks in such Exhibits, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

11.14 TIME OF ESSENCE. Time is of the essence in this Agreement.

11.15 ASSIGNMENT. This Agreement may not be assigned by either party hereto without the written consent of the other party and any purported assignment in violation hereof shall be null and void; provided, however, that Purchaser may totally or partially assign its rights to acquire the Cayman Companies Shares (but not its other rights or obligations) hereunder to one or more wholly-owned subsidiaries of Nextel.

         IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                              PURCHASER:

                                              NEXTEL INTERNATIONAL DELAWARE LTD.

                                              By:
                                                 -------------------------------
                                              Title:
                                                    ----------------------------


                                              SELLER:

                                             CORDILLERA COMMUNICATIONS CORP.


                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                LIST OF EXHIBITS

                                                                       EXHIBIT 1

                                NEXTEL AGREEMENT

                  This Agreement (the "Agreement"), dated as of July ___, 2000, is made by and between NEXTEL INTERNATIONAL, INC., a Washington corporation (the "Nextel"), and CORDILLERA COMMUNICATIONS CORP., a Delaware corporation (the "Company").

                                    RECITALS

                  Pursuant to the Stock Purchase Agreement by and among Nextel International (Delaware), Ltd., a Delaware corporation (Peru), and a wholly-owned subsidiary of Nextel (collectively, the "Purchaser") and the Company, dated as of July ___, 2000 (the "Stock Purchase Agreement"), Purchaser shall purchase the shares of the Cayman Companies and shall pay to the Company the Purchase Price upon the terms and conditions set forth in the Stock Purchase Agreement. It is a condition to the Company's willingness to enter into the Stock Purchase Agreement that Nextel enters into this Agreement. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings assigned to such terms in the Stock Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Nextel and the Company hereby agree as follows:

                  1. Agreement. In order to induce the Company to enter into the Stock Purchase Agreement, Nextel:

         (i) hereby guarantees, absolutely and unconditionally, the prompt and complete payment obligations of the Purchaser set forth in Sections 2.1, 2.2, 9.1 and 9.3 of the Stock Purchase Agreement (the "Obligations") to the Company; and

         (ii) hereby agrees to pay any and all reasonable expenses (including reasonable attorneys fees and disbursements) which may be paid or incurred by the Company in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Nextel under this Agreement.

                  Nextel agrees that the agreements set forth above constitutes a guarantee of payment and not of collection, and the Company shall not be obligated to initiate, pursue or exhaust any form of recourse or obtain any judgment against Purchaser (or any of them individually) or others (including other guarantors) or to realize upon or exhaust any collateral security held by or available to the Company before being entitled to payment from Nextel. The liability of Nextel shall not be limited, diminished or affected by (i) any failure by the Company to file or enforce any claim against Purchaser (or any of them individually) or others (in administration, bankruptcy or otherwise) of Purchaser (or any of them individually) or others, or (ii) any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor. Nextel waives diligence, presentment, protest, notice of dishonor or protest or default, demand for payment upon Purchaser (or any of them individually) or the undersigned, notice of acceptance, and all other notices and demands whatsoever.

                  This Agreement is a continuing guarantee, and it will not be discharged until payment in full of all Obligations and cancellation of this Agreement by the Company (the "Termination") and will remain in full force and effect until Termination.

                  2. Effectiveness; Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Company upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Purchaser (or any of them individually), or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Purchaser (or any of them individually) or any substantial part of their or its property, or otherwise, all as though such payments had not been made.

                  3. Merger. This Agreement shall not be affected by any past, present or future (i) acquisition of Purchaser's (or any of them individually) business by any person, firm or corporation, (ii) change whatsoever in the organizational documents or capital structure of Purchaser (or any of them individually), (iii) merger, amalgamation or consolidation of Purchaser (or any of them individually) with any corporation, or (iv) dissolution or liquidation of Purchaser (or any of them individually), but shall, notwithstanding the happening of any such event, continue to apply to all the Obligations whether theretofore or thereafter incurred, and in this instrument Purchaser (or any of them individually) shall include every such person, firm, partner and corporation and all successors of Purchaser (or any of them individually).

                  4. No Waiver. The Company shall not be obligated to exercise any right, power or privilege hereunder, and no failure to exercise and no delay in exercising, on the part of the Company, any such right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Agreement shall be deemed to be a waiver of the right of the Company to take further action without notice or demand as provided herein. No waiver shall be applicable except in the specific instance for which given, nor in any event shall any modification or waiver of any provision of this Agreement be effective unless in writing and signed on behalf of the Company.

                  5. Representations, Warranties and Covenants of Nextel. Nextel hereby makes the following representations, warranties and covenants:

                     (a) Organization, Power and Authority. Nextel is a corporation duly incorporated, validly existing and in good standing under the laws of Washington and has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                     (b) Authorization; No Conflict. The execution, delivery and performance by Nextel of this Agreement has been duly authorized by all necessary corporate action on the part of Nextel and does not and will not (i) require any consent or approval of the stockholders of Nextel; or (ii) contravene Nextel's charter, bylaws, other organizational documents or any applicable rule, regulation or law.

                     (c) Binding Obligation. This Agreement is the legal, valid and binding obligation of Nextel, enforceable against Nextel in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditor's rights generally).

                  6. Notices. All notices, demands, instructions or other communications required or permitted to be given to or made upon any party hereto shall be given in accordance with the provisions of the Stock Purchase Agreement and at the addresses set forth therein, with notices to Nextel to be given in care of Purchaser.

                  7. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Nextel therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, and, in the case of any amendment, by Nextel, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  8. Successor and Assigns. This Agreement shall extend to and inure to the benefit of the Company and its successors and assigns, and every reference herein to Nextel is a reference to, and shall be construed as including, Nextel and the successors and assigns of Nextel, to and upon all of whom this Agreement shall extend and be binding.

                  9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including the conflicts of law provisions thereof.

                  10. Dispute Resolution. The parties shall attempt to resolve any dispute arising out of or in connection with this Agreement through non-binding mediation. If they are unable to do so, then such dispute shall be submitted for arbitration in New York, New York, and shall be conducted in accordance with the substantive and procedural rules of the American Arbitration Association ("AAA"). There shall be three arbitrators, (i) one to be selected by Seller (ii) one to be selected by Purchaser and (iii) the third arbitrator to be selected by the first two arbitrators, which third arbitrator shall concurrently serve as chairman of the arbitration panel. If either party fails to appoint an arbitrator within twenty-one (21) days of receiving notice of the appointment of an arbitrator by the other party, the arbitrator for the party which fails to appoint an arbitrator shall be appointed by the AAA, acting in accordance with the rules of the AAA, at the request of the other party. If the two arbitrators so appointed by or for the parties fail to agree upon a third arbitrator within twenty-one (21) days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the AAA, acting in accordance with the rules adopted by the AAA for this purpose, at the written request of either party. The arbitration award shall be final and binding on the parties. The costs of arbitration shall be determined by the arbitration panel. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the party against whom the award has been rendered, or wherever assets of the party against whom the award has been rendered can be located.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer this ______ day of July, 2000.


                                             NEXTEL INTERNATIONAL, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:




                                             CORDILLERA COMMUNICATIONS CORP.


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                                               EXHIBIT 2.2(a)(i)

                               PERU PURCHASE PRICE


176 Lima/Callao Channels            $32.85 million            ($186,648.00/per channel)

145 Provinces Channels              $ 3.65 million            ($25,172.00/per channel)


TOTAL                               $ 36.5 million

                                                              EXHIBIT 2.2(a)(ii)

                         TOTAL PURCHASE PRICE ALLOCATION

Centennial Cayman Corp.             99.99%

SMR Direct Cayman Corp.              0.01%

                                                                  EXHIBIT 2.2(c)


            VALUES OF CCC CHILE CHANNELS OUTSIDE METROPOLITAN REGION



   City                            US$ Value                #Channels                 $/Channel
----------                         ---------                ---------                 ---------
Valparaiso                         $ 3 mill.                      120                 $  25,000

Concepcion                         $ 3 mill.                      115                 $  26,086

Other                                NONE                       1,117                    NONE

                                                                     EXHIBIT 2.3

A.       CHILE

         1. Centennial Cayman Corp. Chile Limitada has evidenced payment of the municipal patents for Santiago, and its branch in Vina del Mar for the second semester of 1999 and first semester of 2000. Centennial Cayman Corp. Chile Limitada has evidenced payment of the municipal patent for its branch in Concepcion for the first semester of 2000. The company filed with the Chilean Internal Revenue Service the application to initiate services on November 26, 1996 and did not pay municipal patents until the second semester of 1998.

         2. Mobile S.A. has evidenced payment of its municipal patent corresponding to the second semester of 1998, first and second semester of 1999. The company filed with the Chilean Internal Revenue Service the application to initiate services on March 31, 1995 and did not pay municipal patents until the second semester of 1998. On June 30, 2000 Mobile S.A. filed with the Municipality of Providencia a request for the handling of their municipal patent.

         3. Dial Page S.A. has evidenced payment of its municipal patent corresponding to the second semester of 1998, first and second semester of 1999. The company filed with the Chilean Internal Revenue Service the application to initiate services on February 15, 1995 and did not pay municipal patents until the second semester of 1998. On June 30, 2000 Dial Page S.A. filed with the Municipality of Providencia a request for the handling of their municipal patent.


B.   PERU

     1.  ENAT.

         SMR Direct Peru S.R.L., plans to waive the administrative procedure before CONITE for keeping enforceable the legal stability contract entered by SMR Direct S.R.L. as recipient of the investment with the Peruvian State in 1996. Therefore, SMR Direct Peru S.R.L. shall file and pay the outstanding ENAT for tax years 1998 and 1999 up to an aggregate amount of approximately US $ 45,547., including interests and fines of the outstanding ENAT, calculated as of June 30, 2000.

     2.  Income Tax Payments.

         Pompano S.R.Ltda. (absorbed by SMR Direct Peru S.R.L. due to the merger and spin-off) shall pay approximately US $ 54,298 for the outstanding Income Tax plus interest corresponding to Pompanos`s S.R.Ltda. Income Tax for the tax period 1999, filed in March 2000 provided that such outstanding amount was filed but unpaid.

     3. Failure by Telecom Supply S.R.Ltda. on the payment of the Annual Income Tax concerning tax years 1996, 1997 and 1998.

         Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru S.R.L. due to the merger and spin-off) had failed to file and pay part of its liabilities for annual Income Tax concerning tax years 1996, 1997 and 1998, being the outstanding amount plus the correspondent fines and interest, both carried forward to June 30, 2000, equivalent to US $ 21,906.

     4. SMR Direct Peru S.R.L was late in the payment of the canon fees to the MTC for the use of SMR spectrum under its concession contract dated August 25, 1995 for 1996, 1997, 1998 and 1999. As of the date hereof, SMR Direct Peru S.R.L. has paid all canon fees due for 1996, 1997 and 1998. SMR Direct S.R.L. has been granted a fractionation to pay all canon fees and corresponding penalty interest due for 1999 and 2000. The canon fees pending to be paid in connection with the canon fees due for 1999 and 2000 are described in the table below.

     5. Peru Tel S.A. was late in the payment of the canon fees to the MTC for the use of SMR spectrum under its concession contract dated September 12, 1997 for 1998 and 1999. Peru Tel S.A. has been granted a fractionation to pay all canon fees and corresponding penalty interests due for 1999 and 2000. The canon fees pending to be paid in connection with the canon fees due for 1999 and 2000 are described in the table below.

     6. C-Comunica S.R.Ltda, Telecom Supply S.R.Ltda., Pompano S.R.Ltda. and Transnet del Peru S.A. were late in the payment of the canon fees to the MTC for the use of SMR spectrum under their respective concession contracts dated, April 4, 1995, November 7, 1995, December 7, 1995 and March 6, 1996, respectively, for 1999. Such companies have been granted a fractionation to pay all canon fees and corresponding penalty interests due for 1999 and 2000. The canon fees pending to be paid in connection with the canon fees due for 1999 and 2000 are described in the table below.

     7. According to a qualified audit opinion issued by Arthur Andersen, during 1997 and 1998 SMR Direct Peru S.R.Ltda., C-Comunica S.R.Ltda., Pompano S.R.Ltda., Telecom Supply S.R.Ltda., Transnet del Peru S.R.Ltda., and Peru Tel S.A. had deficiencies in the apportionment of a tax cost to their inventories and fixed assets.

         Thereafter, Paredes Cano and Associates, an audit consulting firm that was hired by the Companies, issued a report referring to the adjustments to be made by Companies on the tax cost of their inventories and fixed assets to fulfill with tax regulations.

         Prior to Closing, Arthur Andersen will reissue its audit opinion for each of the above mentioned companies, based on the work done by Paredes Cano and Associates, to determine the existence of any tax exposure or the lack of any in connection with the apportionment of a tax cost to their inventories and fixed assets.

     8. In the event that the competent governmental authority classifies the free-lance personal services agreements as set forth in Exhibit 3.15(a) as an employment agreement in some or all cases, SMR Direct Peru S.R.L. may be required to pay any unpaid taxes and/or social contributions levied on the fees/salaries received by said individual (mandatory contributions) since the starting date of each agreement and to pay severance, bonuses and other labor compensation to these individuals. This amount is estimated to be approximately US $ 11,000. In addition, penalties ranging from 10 % of 2 UIT's (approx. US$ 170.00) to 100 % of 25 UIT's (approx. US$ 21,200.00) may be imposed on SMR Direct Peru S.R.Ltda.



           CANON FRACTIONATION IN NUEVOS SOLES (AS OF AUGUST 1, 2000)


       Company                             Canon 1999        Canon 2000
--------------------------                 ----------        ----------
C-Comunica S.R.Ltda                         13,087.21         41,002.40
Telecom Supply S.R.Ltda                      3,446.24         10,975.56
Peru Tel S.A                                59,270.34         33,425.54
Pompano S.R.Ltda                             7,333.18         14,093.58
SMR Direct Peru S.R.Ltda                    40,697.71         43,340.94
Transnet del Peru S.R.Ltda                   8,399.53         29,060.28
SMR Direct Peru
S.R.Ltda Provinces                                               30,198
Peru Tel S.A. Provinces                                          85,029
                                           ----------        ----------

Total     Canon due 1999 and 2000      Approximately.        US$119,817

                                                                  EXHIBIT 3.1(b)

                       CAYMAN COMPANY OWNERSHIP EXCEPTIONS


Centennial Cayman and SMR Direct Cayman hold equity interests in both Radio Trunking de El Salvador S.R.L., C.V. ("Radio Trunking de El Salvador") and Centennial Communications de El Salvador S.R.L., C.V., ("Centennial de El Salvador", and together, the "El Salvador Companies").

Centenial Cayman and SMR Direct Cayman hold equity interests in Latco Cayman Corporation.

Centennial Cayman, Seller and CCC Peru hold equity interests in C-Communica
S.R.L.

                                                               EXHIBIT 3.1(h)(i)

              TOTAL NUMBER OF SHARES AND PAID-IN CAPITAL OF CAYMAN
                  COMPANIES BY CORDILLERA COMMUNICATIONS CORP.



                                                      No.                         Paid-in
                                                   of Shares                      Capital
                                                   ---------                      -------
         Centennial Cayman Corp.                     100                        $49,659,599

         SMR Direct Cayman Corp.                     100                        $    35,341

                                                              EXHIBIT 3.1(h)(ii)


                   OWNERSHIP EQUITY RIGHTS AND PAID-IN CAPITAL
                 OF CHILEAN HOLDING COMPANY BY CAYMAN COMPANIES


                       Centennial Cayman Corp. Chile Ltda.


                                            Equity            Paid-in
                                            Rights            Capital
                                            ------            -------
         Centennial Cayman Corp.        99.999995576%       $12,583,823*

         SMR Direct Cayman Corp.        0.000004424%        $         0


         *Total paid in capital for Chilean Companies does not include Dial Page S.A. and Mobile S.A. [see Exhibit 3.1(h)(vi)].

                                                             EXHIBIT 3.1(h)(iii)

            NUMBER OF SHARES OR EQUITY RIGHTS AND PAID-IN CAPITAL OF
                         CHILEAN LICENSE HOLDERS HELD BY
        CHILEAN HOLDING COMPANY, CAYMAN COMPANIES AND CAYMAN SUBSIDIARIES

                      Telecomunicaciones y Servicios S. A.

                                                     No.               Paid-in
                                                     Shares            Capital*
                                                     ------            --------
         Centennial Cayman Corp. Chile Ltda.         20,000
         Centennial Cayman Corp.                     150

                                 Trunking S. A.

                                                     No.               Paid-in
                                                     Shares            Capital*
                                                     ------            --------
         Centennial Cayman Corp. Chile Ltda.         999,999
         Centennial Cayman Corp.                     1

                                 Dial Page S. A.

                                                     No.               Paid-in
                                                     Shares            Capital*
                                                     ------            --------
         Centennial Cayman Corp. Chile Ltda.         999
         Andean Cayman Corp.                         1

                                  Mobile S. A.

                                                     No.               Paid-in
                                                     Shares            Capital*
                                                     ------            --------
         Centennial Cayman Corp. Chile Ltda.         99
         Andean Cayman Corp.                         1

                       Centennial Cayman Corp. Chile Ltda.

                                                     Equity            Paid-in
                                                     Rights            Capital*
                                                     ------            --------
         Centennial Cayman Corp.                     99.999995576%
         SMR Direct Cayman Corp.                     0.000004424%

                       SMR Direct Cayman Corp. Chile Ltda.

                                                     Equity            Paid-in
                                                     Rights            Capital*
                                                     ------            --------
         Centennial Cayman Corp. Chile Ltda.         99.999995576%
         SMR Direct Cayman Corp.                     0.000004424%

* See Exhibit 3.1(h)(ii) and Exhibit 3.1(h)(vi) for total Paid-in Capital for Chilean Companies.

                                                              EXHIBIT 3.1(h)(iv)

                      EQUITY RIGHTS AND PAID-IN CAPITAL IN
                      CCC PERU HELD BY THE CAYMAN COMPANIES

                                        Equity                     Paid-in
                                        Rights                     Capital
                                        ------                     -------
Centennial Cayman Corp.                 99.99999%                  $18,003,413*

SMR Direct Cayman Corp.                 0.00001%                   $0


*Total paid-in capital for the Peruvian Companies.

                                                               EXHIBIT 3.1(h)(v)

                      EQUITY RIGHTS AND PAID-IN CAPITAL OF
                        PERUVIAN LICENSE HOLDERS HELD BY
                        CCC PERU AND THE CAYMAN COMPANIES

                             SMR Direct Peru S.R.L.

                                            Equity                     Paid-in
                                            Rights                     Capital*
                                            ---------                  --------
CCC Holdings Peru S.R.L.                    99.9998%
Centennial Communications Corp.             0.0001%

Centennial Cayman Corp.                     0.0001%

                                   C-Comunica

                                            Equity                     Paid-in
                                            Rights                     Capital*
                                            ---------                  --------
CCC Holdings Peru S.R.L.                    99.4286%

Centennial Communications Corp.             0.2857%

Centennial Cayman Corp.                     0.2857%

                                Transnet del Peru

                                            Equity                     Paid-in
                                            Rights                     Capital*
                                            ---------                  --------
CCC Holdings Peru S.R.L.                    99.9976%

Centennial Communications Corp.             0.0012%

Centennial Cayman Corp.                     0.0012%


* See Exhibit 3.1(h)(iv) for total Paid-in Capital in the Peruvian Companies.

                                                              EXHIBIT 3.1(h)(vi)


        NUMBER OF SHARES AND PAID-IN CAPITAL IN CAYMAN SUBSIDIARY HELD BY
                              THE CAYMAN COMPANIES

                               Andean Cayman Corp.

                                            No.                        Paid-in
                                            Shares                     Capital
                                            ------                     -------
Centennial Cayman Corp.                     49,999                     $3,881,106*
SMR Direct Cayman Corp.                     1                          $0



* Total Paid-in Capital for Andean Cayman Corp., Dial Page S.A. and Mobile S.A.

                                                                  EXHIBIT 3.3(i)

                CAPITAL STRUCTURE OF EACH OF THE CAYMAN COMPANIES

                                            Total No.                  Nominal Value
                                            of Shares                  Per Share
                                            ---------                  ---------
Centennial Cayman Corp.                     100                        $1.00

SMR Direct Cayman Corp.                     100                        $1.00

                                                                EXHIBIT 3.3(ii)

               CAPITAL STRUCTURE OF EACH OF THE CHILEAN COMPANIES

                                        Centennial Cayman Corp. Chile Ltda.
                                                   Nominal Value

                                            Equity Rights     Per Share*
                                            -------------     ----------
Centennial Cayman Corp.                     99.999995576%
SMR Direct Cayman Corp.                     0.000004424%

                                    SMR Direct Cayman Corp. Chile Ltda.
                                                   Nominal Value

                                            Equity Rights     Per Share*
                                            -------------     ----------
Centennial Cayman Corp. Chile Ltda.         99.999995576%
SMR Direct Cayman Corp.                     0.000004424%

                                    Telecomunicaciones y Servicios S. A.

                                            No.               Nominal Value
                                            of Shares         Per Share**
                                            ---------         -----------
Centennial Cayman Corp. Chile  Ltda.        20,000
Centennial Cayman Corp.                     150

                                         Trunking S. A.

                                            No.               Nominal Value
                                            of Shares         Per Share**
                                            ---------         -----------
Centennial Cayman Corp. Chile  Ltda.        999,999
Centennial Cayman Corp.                     1

                                        Dial Page S. A.

                                            No.               Nominal Value
                                            of Shares         Per Share**
                                            ---------         -----------
Centennial Cayman Corp. Chile Ltda.         999
Andean Cayman Corp.                         1

                                        Mobile S. A.

                                            No.               Nominal Value
                                            of Shares         Per Share**
                                            ---------         -----------
Centennial Cayman Corp. Chile Ltda.         99
Andean Cayman Corp.                         1


* Equity interests do not have a par value.
** These shares have no nominal par value.

                                                                EXHIBIT 3.3(iii)

               CAPITAL STRUCTURE OF EACH OF THE PERUVIAN COMPANIES

                                      SMR Direct Peru

                                            Equity                     Nominal Value
                                            Rights                     Per Interest
                                            ------                     ------------
CCC Holdings Peru S.R.L.                    1,042,511                  S./10

Centennial Communications Corp.             1                          S./10

Centennial Cayman Corp.                     1                          S./10

                                          C-Comunica

                                            Equity                     Nominal Value
                                            Rights                     Per Interest
                                            ------                     ------------
CCC Holdings Peru S.R.L.                    348                        S./10

Centennial Communications Corp.             1                          S./10

Centennial Cayman Corp.                     1                          S./10

                                      Transnet del Peru

                                            Equity                     Nominal Value
                                            Rights                     Per Interest
                                            ------                     ------------
CCC Holdings Peru S.R.L.                    81,998                     S./10

Centennial Communications Corp.             1                          S./10

Centennial Cayman Corp.                     1                          S./10

                                                                 EXHIBIT 3.3(iv)

               CAPITAL STRUCTURE OF THE CAYMAN SUBSIDIARY COMPANY


                               Andean Cayman Corp.

                                            Total No.                  Nominal Value
                                            of Shares                  Per Share
                                            ---------                  ---------
Centennial Cayman Corp.                     49,999                     $1.00
SMR Direct Cayman Corp.                     1                          $1.00

                                                                  EXHIBIT 3.3(v)

                      EXCEPTIONS TO OTHER EQUITY INTERESTS

See Exhibit 3.1(b).

                                                                     EXHIBIT 3.4

                                  EQUITY RIGHTS

See Exhibits 3.1(h)(i) to (vi) for the number of shares or the equity rights held.

                                  ENCUMBRANCES

Pursuant to the Indenture dated January 15, 1998 between the Seller and State Street Bank and Trust Company, as trustee, in connection with the 14% Senior Discount Notes due 2005 in the aggregate principal amount of forty million dollars (US$40,000,000) issued to and held by Merrill Lynch Global Allocation Funds, Inc., and pursuant to the Purchase Agreement dated January 15, 1998 between Seller and Merrill Lynch Global Allocation Fund, Inc. in connection with the 9% Subordinated Convertible Notes due 2006 in the aggregate principal amount of ten million dollars (US$10,000,000), the following restrictions apply in connection with the consummation of the transactions contemplated in the
Agreement:

Asset Sales. The Indenture provides that Seller may not consummate an asset sale unless (i) the Seller receives consideration at the time of such asset sale at least equal to the fair market value of the assets or equity issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by Seller is in the form of cash and/or cash equivalents.

Merger, Consolidation, or Sale of Assets. The Indenture provides that Seller may not consolidate or merge with or into (whether or not Seller is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, person or entity.

Offer to Repurchase Upon Change of Control. Upon the occurrence of a change of control of Seller, each holder of notes shall have the right to require Seller to repurchase all or any part of such holder's notes.

The consummation of the transactions contemplated herein shall require the negotiation of amendments to the Indenture and Purchase Agreement with the approval from Merrill Lynch Global Allocation Funds, Inc. prior to Closing.

                                                                     EXHIBIT 3.5


       CONSENT, APPROVAL, ORDER, AUTHORIZATION, REGISTRATION, DECLARATION
                              OR FILING EXCEPTION


The expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act.

                                                                     EXHIBIT 3.6

    LITIGATION, SUITS, ACTION, PROCEEDING, CLAIM OR INVESTIGATION EXCEPTIONS

A.  Chile

1. Dial Page S.A. paid Ch$16,217,186 on November 24, 1999, for the use of the radio electric spectrum. Such payment was made with a 11-month delay, therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act. The only sanction imposed by the Chilean National Treasury at the time of the payment of Ch$16,217,186 was a fine and interest in the amount Ch$1,733,678, which was paid by Dial Page S.A.

2. Mobile S.A. paid Ch$18,287,313 on October 26, 1999, for the use of the radio electric spectrum. Such payment was made with a 10-month delay, therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act. In the case of Mobile S.A. of the Ch$18,287,313 it paid, Ch$1,822,639 corresponded to the fine applied and interest.

3. An amendment to the terms of the concession held by Trunking S.A. was requested on February 4, 2000. Subtel made some formal observations to the request which are currently being resolved.

4. An amendment to the concession held by Telecomunicaciones y Servicios S.A. is currently been carried out with Subtel, in order to transfer 15 channels from Curacavi-Zapata to Santiago. Subtel authorized the amendment, and the excerpt of the request shall be published in a newspaper of Santiago and in the Official Gazette. Objections by third parties may be filed against the amendment within 10 days from the date of the above publications.

5. An amendment to the concession held by SMR Direct Cayman Corp. Chile Limitada is currently been carried out before Subtel, in order to transfer 5 channels from Curacavi-Zapata to Santiago. Subtel authorized the amendment, and the excerpt of the request shall be published in a newspaper of Santiago and in the Official Gazette. Objections by third parties may be filed against the amendment within 10 days from the date of the above publications.

6. An amendment to the concession held by Mobile S.A. is currently been carried out before Subtel, in order to transfer 5 channels from Melipilla to Santiago. Subtel made some observations to the request which are currently being resolved.

7. Telecomunicaciones y Servicios S.A. paid Ch$128,038 on August 24, 1999, for the use of the radio electric spectrum. Please note that this payment was made with a 8-month delay therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act. In the case of Telecomunicaciones y Servicios S.A. of the Ch$128,038 it paid, Ch$10,873 corresponded to the fine applied and interest.

8. Resolution No. 37638 issued by Subtel on October 19, 1999, which rejected the request No. 30758 filed with the latter by the Chilean Holding Company on September 16, 1999 for the approval of the works corresponding to the Concurso Concession. The above situation was remedied as evidenced by means of Subtel's Resolution No. 37780 dated October 26, 1999.

9. On May 16, 1997, Entel Telefonia Personal S.A. filed before Subtel a request addressed to the President of the Republic, asking for the authorization to change the location of the booster stations of Santiago, Rancagua and Valparaiso, as well as that of the Master Controller of Santiago. The above request also sought the increase of the term to initiate and finish the works and to begin operations. All the above corresponded to the first stage of the technical project.

    Subtel replied on April 1, 1998, and had the following observations:

    a) The geographical coordinates corresponding to the booster stations of Valparaiso, Santiago and Rancagua did not correspond to the geographical position of the national territory.

    b) It was not possible to increase the number of channels of the booster stations of Talcahuano, Arauco, Los Angeles and Quillon, because there were no frequencies available for assignment, therefore Entel Telefonia Personal S.A. should expressly desist of such increase. Subtel informed that pursuant to the provisions of point 3.3.5. and 3.3.6. of the Repetidora Comunitaria Regulation, the requests for frequencies made by the petitioners had to be done in groups of five pairs of frequencies or multiples of it, with a 20 channel limit.

    c) Subtel contested the use of potencies and gain of the antennas corresponding to the service zone of the booster stations which were different from those authorized through Decree Supreme No. 117 of 1995.

    d) The forms used for the calculus of the service zone corresponded to that of a paging system but not of a Repetidora Comunitaria system.

    e) The channel capacity assigned to the Concession, corresponded to that indicated as initial, not existing a reservation of channels for the capacity indicated as final.

    f) Entel Telefonia Personal had a 30 day term from the date of notification to remit to the President of the Republic a rectification of the above observations.

10. On December 17, 1997, Entel Telefonia Personal S.A. filed before Subtel a request addressed to the President of the Republic, whereby it sought the authorization to change the location of the booster stations of Copiapo, La Serena, San Fernando, Curico, Talca, Parral, Valdivia, Osorno and Puerto Montt, as well as the location of the Master Controllers of Copiapo, La Serena, Talca and Valdivia. Said request included a petition to increase by 1 month the term to initiate the works, by 12 months to finish the works and to increase the term by 15 months to begin operations. All the above corresponded to the second stage of the technical project.

    The answer to said request was issued by Subtel on April 1, 1998, containing the following observations:

    a) Subtel objected the use for the calculus of potencies and gain of the antennas corresponding to the service zone of the booster stations which were different from those authorized through Decree Supreme No. 117 of 1995. Therefore, Entel Telefonia Personal S.A. should expressly indicate that it will modify the technical characteristics of the radiant system and the transmitter equipment of the booster stations, mentioning the new values, otherwise, it should remit the corrected forms with the values already authorized.

    b) Figure No. 2 of the request, entitled "annual channel capacity," mentions booster stations that are not included in the request.

    c) The channel capacity assigned to the Concession, corresponded to that indicated as initial, not existing a reservation of channels for the capacity indicated as final. Entel Telefonia Personal S.A. was granted a 30 day term from the date of notification to remit to the President of the Republic a complementary report to rectify the above observations.

11. The concession owned by Telecomunicaciones y Servicios S.A. was originally owned by Comercial e Importadora Kuhn Limitada and the latter operated the concession notwithstanding it had already been assigned to Telecomunicaciones y Servicios S.A. The foregoing may be deemed to have been a modification of the identity of the holder of a concession.

12. Oppositions filed against the request of Centennial Cayman Corp. Chile Limitada for the Concurso Publico Concession:

    a) The Municipality of Curico filed an opposition on November 13, 1997. Centennial Cayman Corp. Chile Limitada replied to such opposition on December 23, 1997. Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 241, dated February 12, 1998. All terms to contest Centennial Cayman Corp. Chile Limitada's concession in relation with the above opposition have expired.

    b) CTC-VTR Comunicaciones Moviles S.A. filed an opposition on November 21, 1997. Centennial Cayman Corp. Chile Limitada replied to such opposition on December 23, 1997. Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 242, dated February 12, 1998. All terms to contest Centennial Cayman Corp. Chile Limitada's concession in relation with the above opposition have expired.

    c) Codelco Chile filed an opposition on November 24, 1997. Centennial Cayman Corp. Chile Limitada replied to such opposition on May 13, 1998. Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 836, dated June 22, 1998. All terms to contest Centennial Cayman Corp. Chile Limitada's concession in relation with the above opposition have expired.

    d) Provecom S.A. filed an opposition on November 25, 1997. Centennial Cayman Corp. Chile Limitada replied to such opposition on January 30, 1998. Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 244, dated February 12, 1998. Provecom appealed of the above resolution with the Court of Appeals of Santiago. Such appeal was finally rejected. All terms to contest Centennial Cayman Corp. Chile Limitada's concession in relation with the above opposition have expired.

    e) The Comando de Ingenieros del Ejercito filed an opposition on January 19, 1998. Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 245, dated

        February 12, 1998. All terms to contest Centennial Cayman Corp. Chile Limitada's concession in relation with the above opposition have expired.

13. Oppositions filed against Centennial Cayman Corp. Chile Limitada's request for the amendment of its Concurso Publico Concession dated June 30, 1999:

    a) The Comando de Ingenieros del Ejercito filed an opposition on September 16, 1999. Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 1467, dated October 19, 1999. All terms to contest Centennial Cayman Corp. Chile Limitada's amendment to concession in relation with the above opposition have expired.

    b) CTC Comunicaciones Moviles S.A. filed an opposition on September 21, 1999.Subtel rejected the above-mentioned opposition by means of Exempt Resolution No. 1468, dated October 19, 1999. All terms to contest Centennial Cayman Corp. Chile Limitada's amendment to concession in relation with the above opposition have expired.

14. After Telecomunicaciones y Servicios S.A. filed a collections action, and reported a bad debt to a credit agency, against Servicio de Seguridad Morning Security, a customer ("Servicio"), Servicio filed a complaint with Subtel against Telecomunicaciones y Servicios S.A. alleging that they had certain service and equipment problems which were in violation of the Chilean General Law of Communications issues and contract issues. Telecomunicaciones y Servicios S.A. has not formally been notified of this formal complaint, however is in the process of drafting its response to Subtel.

B.  Peru

1. Transnet del Peru S.R.Ltda., Peru Tel S.A., Telecom Supply S.R.Ltda. and SMR Direct Peru S.R.Ltda. have requested to the MTC an authorization for changing the number and location of their transmission sites, the channels assigned to each site, the configuration of the network and the equipment to be used under their respective concession contracts, as follows:

    a) On March 12, 1998 Transnet del Peru S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested an authorization for moving of 10 Privacy Plus channels located at Banco del Trabajo to its transmission sites located at Cerro la Milla (channels: 429, 439, 449, 459, 469, 479, 489, 499, 509 and 519) and the installation of 10 LTR channels in the site located in Cerro La Milla (channels: 124, 134, 144, 154, 164, 174, 184, 194, 409 and 419) and 12 LTR channels in the site located in Morro Solar (channels: 4, 14, 24, 34, 44, 54, 64, 74, 84, 94,
        104 and 114). On April 22, 1999, it also reported the replacement of old equipment with new same model units (12 Johnson-Viking repeaters) with the same technical features identifying new corresponding serial numbers. All the above mentioned issues have been approved by the MTC, as requested by Transnet del Peru S.R.L., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 239-2000-MTC/15.03. However,
        Transnet del Peru S.R.L. (absorbed by SMR Direct Peru due to the Merger and Division) made the channel movement and replacement of equipment prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$ 8,500.00 to US$ 25,500.00.

    b) On October 5, 1998 Peru Tel S.A. (absorbed by SMR Direct Peru due to the Merger and Division) requested an authorization for using new transmission sites located at Cerro La Milla (4 channels: 535, 525, 173 and 133), Centro Civico (20 channels: 8, 18, 28, 38, 48, 58, 68, 78, 88,
        98, 108, 118, 128, 138, 148, 158, 168, 178, 188 and 198) and Morro Solar
        (8 channels: 103, 113, 123, 143, 153, 163, 183 and 193). On April 22,
        1999, it also reported the replacement of site Morro Solar old equipment with new same model units (12 Johnson-Viking repeaters) with the same technical features identifying new corresponding serial numbers. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 239-2000-MTC/15.03. However, Peru Tel S.A. started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00. By means of Resolution N degrees 024-99-MTC/15.03.UECT dated August 17, 1999 the MTC started a proceeding against Peru Tel S.A. regarding the unauthorized use of the new transmission site. Peru Tel S.A. failed to respond properly to the procedure in its letter on date September 1, 1999, and the response of the MTC is pending.

    c) On June 13, 1997, Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested an authorization for moving 12 channels from its site located at Morro Solar to the transmission sites located at Centro Civico (7 channels: 445, 465, 475, 485, 495, 505 and
        515) and Cerro La Milla (5 channels: 435, 455, 405, 415 and 425). All the above mentioned issues have been approved by the MTC, as requested by Telecom Supply S.R.Ltda., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 239-2000-MTC/15.03. However, Telecom Supply
        S.R.Ltda. (absorbed by SMR Direct Peru due to the merger and spin-off) made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

    d) On February 15, 2000 SMR Direct Peru S.R.Ltda. requested an authorization for moving 5 channels from its site located at Banco Continental site to the transmission sites located at Jicamarca, Lima (2 channels: 147 and 187) and Cerro Grande, Lima (3 channels: 27, 67 and
        107). Said request is pending approval. However, SMR Direct Peru S.R.L. made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

    e) On October 5, 1998 Peru Tel S.A. (now Transnet Peru due to the Merger and Division) requested an authorization for moving its transmission site authorized under the Concession Contract located at A.Tomas / P. Viejo N degrees 201, Arequipa to its transmission site located at Urbanizacion El Retiro, Casa N degrees 2, Cayma (15 channels: 8, 18, 28, 38, 48, 58, 68, 78, 88, 98, 108, 118, 128, 138 and 148). On October 5,
        1998, it also requested an
        authorization to use 15 Johnson-Viking repeaters and corresponding equipment. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 245-2000-MTC/15.03. However, Peru Tel S.A.
        started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

    f) On Februrary 19, 1999 Peru Tel S.A. (now Transnet Peru due to the Merger and Division) requested authorization for moving 15 channels (8, 18, 28, 38, 48, 58, 68, 78, 88, 98, 108, 118, 128, 138 and 148) from its transmission site authorized under the Concession Contract located at Calle Junin Aguirre N degrees 664, Trujillo, La Libertad to its transmission site located at Cerro Salaverry, Trujillo, La Libertad. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 245-2000-MTC/15.03. However, Peru Tel S.A. started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

    g) On May 13, 1999 Peru Tel S.A. (now Transnet Peru due to the Merger and Division) requested authorization for moving 10 channels (103, 113, 123, 133, 143, 153, 163, 173, 183, 193) from its transmission site authorized under the Concession Contract located at Elias Aguirre 838, Chiclayo, Lambayeque to its transmission site located at Cerro Pon, Chiclayo, Lambayeque. On May 13, 1999 it also requested an authorization to use 10 UNIDEN repeaters and corresponding equipment. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 245-2000-MTC/15.03. However, Peru Tel S.A. started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

2. During 1997 (Files N degrees 372-97 and N degrees 56-0698) Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested to the Municipality of Lima the adjudication of the land were the transmission site of Cerro La Milla is located. The Municipality of Lima has issued the Major Resolution 3641-99 declaring the land as free and available, pending the final adjudication to Telecom Supply S.R.Ltda. Once adjudicated, SMR Direct Peru S.R.L. shall apply for the corresponding construction license to the Municipality of Lima. However, Telecom Supply S.R.Ltda. has been using the site prior to obtaining final approval and therefore, the company may be subject to penalties ranging from approximately US$600.00 to US$4,150.00 and/or eventual eviction.

3. During 1997 and 1998 the MTC detected the use of non-homologated equipment by the Peruvian Companies. During 1998 the Peruvian Companies filed the corresponding homologation requests being granted the respective authorizations. No further action has been pursued by the MTC. The use of non-homologated equipment may be subject to penalties ranging from approximately US$ 8,500.00 to US$ 25,500.00.

4. On or about August 25, 1998 C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested to the MTC an authorization for the assignment of frequencies in order to establish site links between the Morro Solar and La Cantuta transmission sites and the Centro Civico and La Cantuta transmission sites, respectively. The MTC has not yet approved such applications. Nevertheless, said frequencies have been already and are currently being used by C-Comunica S.R.Ltda. without the prior authorization of the MTC, and therefore, the company may be subject to penalties ranging from approximately US$25,500.00 to US$45,000.00 and/or termination of its SMR License. Said unauthorized link has been detected by the MTC due to the audit dated March 18, 1998.

5. On March 6, 1996 Centennial Communications Corp., SMR Direct Peru S.R.Ltda. (now SMR Direct Peru), and the Peruvian State executed two legal stability contracts (one for Centennial Communications Corp. as investor and the other for SMR Direct Peru S.R.Ltda. (now SMR Direct Peru) as the investment receiver) pursuant to which Centennial Communications Corp., as investor, committed to contribute US$ 2,000,000.00 to the capital of SMR Direct Peru S.R.Ltda. (now SMR Direct Peru) no later than April 5, 1998. Centennial Communications Corp. complied with contributing the committed amount of US$ 2,000,000.00 and with registering said investment before the National Commission on Foreign Investment and Technology - CONITE on April 3, 1998 on due time.

    Notwithstanding the above, CONITE has issued the Letter N degrees 349-99-EF/15.02 notifying the termination of the legal stability contract (pertaining to Centennial Communications Corp.), pursuant to what CONITE argues is a Centennial Communications Corp. breach of contract not indicating which obligation has not been performed. Argument explained by CONITE staff for such termination is that the transfer of all the interest of Centennial Communications Corp. in SMR Direct Peru S.R.Ltda. (now SMR Direct Peru), to CCC Holdings Peru S.R.Ltda., was made without obtaining previous authorization from CONITE and that according to law such unauthorized transfer is considered an event of default under which the Peruvian State is entitled to terminate a legal stability contract. On November 17, 1999, Centennial Communications Corporation appealed CONITE(180)s resolution arguing that there is no such event of default entitling the Peruvian State to terminate the legal stability contract and requesting a written explanation of the event of default. It also requests that said CONITE resolution be declared null and void pursuant to paragraphs 43.b and 43.c of Supreme Decree N degrees 02-94-JUS, Administrative Procedures General Law, which states that administrative resolutions i) adverse to constitution and law, and ii) issued without detailing the specific foundations and arguments, will be automatically nullified.

    CONITE has not yet answered the above mentioned appeal from Centennial Communications Corp.

6. Due to the audit made by the MTC dated March 18, 1998 the MTC detected the existence of 5 channels of C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) offering access to the public telephony network without having the corresponding interconnection agreement for such purpose and therefore, the company may be subject to penalties ranging from approximately US$25,500.00 to US$45,000.00. Once detected the company discontinued such interconnection.

7. The Peruvian License Holders have commenced various non judicial actions and proceedings against approximately 479 customers in the ordinary course of business for credit matters relating to the collection of delinquent receivables totalling an amount of approximately US$ 641,000.00.

8.  Intentionally Left in Blank.

9. Other actions and proceedings involving the Peruvian Companies are the following:

         Plaintiff               Defendant                 Object                     Situation              File N degrees
         ---------               ---------                 ------                     ---------              --------------
SMR Direct Peru S.R.Ltda.    Vedona Import S.R.L.    Profits compensation      3 degrees Lima Peace Court         428-98

SMR Direct Peru S.R.Ltda.    Communication S.R.L.    Profits compensation      2 degrees Lima Peace Court         370-98

Percy Romero Astete          Transnet del Peru       Social benefit payment    2 degrees Lima Peace Court         420-99

SMR Direct Peru S.R.Ltda.    Ernesto Uribe Abad      Misappropriation / fraud  8 degrees Lima Penal Court

The demanded amount in the procedure started by Percy Romero against Transnet del Peru S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) is approximately US$ 5,600.00.

                                                                     EXHIBIT 3.7

                           EXCEPTIONS TO USE OF ASSETS

See Exhibit 3.4.

See also as follows:

A.   Chile

1. When leasing sites to private entities, the Chilean Companies have not investigated the existence of Monumentos Nacionales prior to rural site build-outs and, consequently, cannot assure the fact that the National Monuments Law has not been breached.

2. The Chilean Companies have not filed, with all the respective Municipalities, construction permits for tower and antenna deployment (Permiso de Construccion de Obra). The Chilean Companies have not filed, with all the respective Municipalities, construction permits for shelters and other equipment (Permiso de Construccion de Obra Menor). It is likely that the authorizations referred to above, will never be obtained for the site located in Cerro San Cristobal, Santiago, since such location corresponds to an environmentally protected area.

3. The Chilean Companies Concessions do not have the authorization to charge for the services pursuant to section 27 of the General Telecommunications Law. Upon its request for such authorization, Subtel has informed the Chilean Companies that this section 27 does not apply to trunking concessions.

4. No further study was carried out with respect of title of owners to Leased Real Estate, therefore, the validity and good standing of their title can not be guaranteed.

B.   Peru

1.   Intentionally Left in Blank.

2. Transnet del Peru S.R.Ltda., Peru Tel S.A., Telecom Supply S.R.Ltda. and SMR Direct Peru S.R.Ltda. have requested to the MTC an authorization for changing the number and location of their transmission sites, the channels assigned to each and the equipment to be used under their respective concession contracts, as follows:

     a) On March 12, 1998 Transnet del Peru S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested an authorization for moving of 10 Privacy Plus channels located at Banco del Trabajo to its transmission sites located at Cerro la Milla (channels: 429, 439, 449, 459, 469, 479, 489, 499, 509 and 519) and the installation of 10 LTR channels in the site located in Cerro La Milla (channels: 124, 134, 144, 154, 164, 174, 184, 194, 409 and 419) and 12 LTR channels in the site located in Morro Solar (channels: 4, 14, 24, 34, 44, 54, 64, 74, 84, 94, 104 and 114). On April 22, 1999, it also inform the replacement of old equipment with new same model units (12 Johnson-Viking repeaters) with the same technical characteristics identifying new corresponding serial numbers. All the above mentioned issues have been approved by the MTC, as requested by Transnet del Peru S.R.L., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 239-2000-MTC/15.03. However, Transnet del
          Peru S.R.L. made the channel movement and replacement of equipment prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

     b) On October 5, 1998 Peru Tel S.A. (absorbed by SMR Direct Peru due to the Merger and Division) requested an authorization for using new transmission sites located at Cerro La Milla (4 channels: 535, 525, 173 and 133), Centro Civico (20 channels: 8, 18, 28, 38, 48, 58, 68,
          78, 88, 98, 108, 118, 128, 138, 148, 158, 168, 178, 188 and 198) and
          Morro Solar (8 channels: 103, 113, 123, 143, 153, 163, 183 and 193).
          On April 22, 1999, it also inform the replacement of site Morro Solar old equipment with new same model units (12 Johnson-Viking repeaters) with the same technical characteristics identifying new corresponding serial numbers. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 239-2000-MTC/15.03. However,
          Peru Tel S.A. started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00. By means of Resolution N degrees 024-99-MTC/15.03.UECT dated August 17, 1999 the MTC started a proceeding against Peru Tel S.A. regarding the unauthorized use of the new transmission site. Peru Tel S.A. failed to respond properly to the procedure in its letter on September 1, 1999, and the response of Peru Tel S.A. the MTC.

     c) On June 13, Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested an authorization for moving 12 channels from its site located at Morro Solar to the transmission sites located at Centro Civico (7 channels: 445, 465, 475, 485, 495, 505 and 515) and Cerro La Milla (5 channels: 435, 455, 405, 415 and
          425). All the above mentioned issues have been approved by the MTC, as requested by Telecom Supply S.R.Ltda., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 239-2000-MTC/15.03. However, Telecom
          Supply S.R.Ltda. made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

     d) On February 15, 2000 SMR Direct Peru S.R.Ltda. requested an authorization for moving 5 channels from its site located at Banco Continental site to the transmission sites located at Jicamarca, Lima (2 channels: 147 and 187) and Cerro Grande, Lima (3 channels: 27, 67 and 107). Said request is pending approval. However, SMR Direct Peru S.R.L. made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

     e) On October 5, 1998 Peru Tel S.A. (now, Transnet Peru due to the Merger and Division) requested an authorization for moving its transmission site authorized under the Concession Contract located at A. Tomas / P. Viejo N degrees 201, Arequipa to its transmission site located at Urbanizacion El Retiro, Casa N degrees 2, Cayma (15 channels: 8, 18, 28, 38, 48, 58, 68, 78, 88, 98, 108, 118, 128, 138 and 148). On
          October 5, 1998, it also requested an authorization to use 15 Johnson-Viking repeaters and corresponding equipment. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 245-2000-MTC/15.03. However, Peru Tel S.A. started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

     f) On Februrary 19, 1999 Peru Tel S.A. (now Transnet Peru due to the Merger and Division) requested authorization for moving 15 channels (8, 18, 28, 38, 48, 58, 68, 78, 88, 98, 108, 118, 128, 138 and 148)
          from its transmission site authorized under the Concession Contract located at Calle Junin Aguirre N degrees 664, Trujillo, La Libertad to its transmission site located at Cerro Salaverry, Trujillo, La Libertad. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 245-2000-MTC/15.03. However, Peru Tel S.A.
          started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

     g) On May 13, 1999 Peru Tel S.A. (now Transnet Peru due to the Merger and Division) requested authorization for moving 10 channels (103, 113, 123, 133, 143, 153, 163, 173, 183, 193) from its transmission site authorized under the Concession Contract located at Elias Aguirre 838, Chiclayo, Lambayeque to its transmission site located at Cerro Pon, Chiclayo, Lambayeque. On May 13, 1999 it also requested an authorization to use 10 UNIDEN repeaters and corresponding equipment. All the above mentioned issues have been approved by the MTC, as requested by Peru Tel S.A., by Vice Ministerial Resolutions No 017-2000-MTC/15.03 and No 245-2000-MTC/15.03. However, Peru Tel S.A.
          started using the transmission sites and made the channel movement prior to obtaining approval from the MTC and therefore, the company may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

3. During 1997 (Files N degrees 372-97 and N degrees 56-0698) Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested to the Municipality of Lima the adjudication of the land where the transmission site of Cerro La Milla is located. The Municipality of Lima has issued the Major Resolution 3641-99 declaring the land as free and available, pending the final adjudication to Telecom Supply S.R.Ltda. Once adjudicated, SMR Direct Peru S.R.L. shall apply for the corresponding construction license to the Municipality of Lima. However, Telecom Supply S.R.Ltda. has been using the site prior to obtaining final approval and therefore, the company may be subject to penalties ranging from approximately US$600.00 to US$4,150.00 and/or eventual eviction.

4. During 1997 and 1998 and he MTC detected the use of non-homologated equipment by the Peruvian Companies. During 1998 the Peruvian Companies filed the corresponding homologation requests being granted the respective authorizations. No further action has been pursued by the MTC. The use of non-homologated equipment may be subject to penalties ranging from approximately US$8,500.00 to US$25,500.00.

5. Due to the audit made by the MTC dated March 18, 1998 the MTC detected the existence of 5 channels of C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) offering access to the public telephony network without having the corresponding interconnection agreement for such purpose and therefore, the company may be subject to penalties ranging from approximately US$25,500.00 to US$45,000.00. Once detected the company discontinued such interconnection.

6. On or about August 25, 1998 C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) requested the MTC an authorization for the assignment of frequencies in order to establish site links between the Morro Solar and La Cantuta transmission sites and the Centro Civico and La Cantuta transmission sites, respectively. The MTC has not yet approved such applications. Nevertheless, said frequencies have been already and are currently being used by the C-Comunica S.R.Ltda. without the prior authorization of the MTC, and therefore, the company may be subject to penalties ranging from approximately US$25,500.00 to US$45,000.00 and/or termination of its SMR License. Said unauthorized link has been detected by the MTC due to the audit dated March 18, 1998.

7. On March 6, 1996 Centennial Communications Corp., SMR Direct Peru S.R.Ltda., and the Peruvian State executed two legal stability contracts (one for Centennial Communications Corp. as investor and the other for SMR Direct Peru S.R.Ltda. as the investment receiver) pursuant to which Centennial Communications Corp., as investor, commit to contribute US$2,000,000.00 to the capital of SMR Direct Peru S.R.Ltda. no later than April 5, 1998. Centennial Communications Corp. complied with contributing the committed amount of US$2,000,000.00 and with registering said investment before National Commission on Foreign Investment and Technology
     - CONITE on April 3, 1998 on due time.

     Notwithstanding the above, CONITE has issued the Letter N degrees 349-99-EF/15.02 notifying the termination of the legal stability contract pertaining to Centennial Communications Corp., pursuant to what CONITE argues is a Centennial Communications Corp. breach of contract not indicating which obligation has not been performed. The explanation of CONITE staff for such termination is that the transfer of all the interest of Centennial Communications Corp. in SMR Direct Peru S.R.Ltda., to CCC Holdings Peru S.R.Ltda., was made without obtaining previous authorization from CONITE and that according to law such unauthorized transfer is considered an event of default under which the Peruvian State is entitled to terminate a legal stability contract. On November 17, 1999, Centennial Communications

     Corporation appealed CONITE's resolution arguing that there is no such event of default entitling the Peruvian State to terminate the legal stability contract and requesting a written explanation of the event of default. It also requests that said CONITE resolution be declared null and void pursuant to paragraphs 43.b and 43.c of Supreme Decree N degrees 02-94-JUS, Administrative Procedures General Law, which states that administrative resolutions: i) adverse to constitution and law, and ii) issued without detailing the specific foundations and arguments, will be automatically nullified.

     CONITE has not yet answered the above mentioned appeal from Centennial Communications Corp.

8. According to Ministerial Resolution 131-95-MTC/15.04, dated April 4, 1995, and to the Contract of Concession executed between C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division) and the MTC, dated November 7, 1995, the Company is the legal owner of the right to the Concession for the Public Mobile Teleservice of Multiple Channels and Automatic Selection (Trunking). Annex 2 of the said concession contract also provides that the MTC will establish a technical reserve of 40 channels in favor of the C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division).

     After discussions with the competent authorities about whether the reserved channels are still in effect or not and whether they will be finally awarded to C-Comunica S.R. Ltda. (absorbed by SMR Direct Peru due to the Merger and Division), due to the lack of enough spectrum, by means of Vice-Ministerial Resolution N degrees 245-99-MTC/15.03, notified by Letter N degrees 827-99-MTC/15.03.UECT to the company's offices in Peru with date July 15, 1999, the MTC has resolved definitively not to award those 40 reserved channels to C.Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division). Said resolution has not been challenged by C-Comunica S.R.Ltda. (absorbed by SMR Direct Peru due to the Merger and Division).

     According to the referred Vice-Ministerial Resolution N degrees 245-99-MTC/15.03 communicated by Letter N degrees 827-99-MTC/15.03.UECT, the Concessions Office requested the execution of the corresponding addenda for formalizing the withdrawal of the reserved channels, which has been performed.

9. On July 20, 2000, SMR Direct Peru S.R.L. filed a claim before the Ministry, OSIPTEL and the Telematics Direction of the Peruvian National Police (DINTEL-Intern Ministry), regarding the interference of the digital mode detected over channels 515 (frequency TX836.8625/RX 818.8625) and 475 (frequency TX862.8625/RX 817.8625) which, according to Annex 2 of the Concession Contract executed on November 7, 1995 and approved by Ministerial Resolution No. 418-95-MTC/15.17, has been assigned to Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru due to the merger and spin-off approved by Vice Ministerial Resolutions No. 017-2000-MTC/15.03 and No. 239-2000-MTC/15.03). As indicated by the Company in its claim, according to the spectrum analysis performed, the retransmission sites provoking the interference are located in the Peruvian National Police building placed in Av. Espana and/or in the 2nd Police Region.

     The company learned on August 1, 2000 that the Telecommunications Direction, under the Ministry, had tested and agreed that the police was interferring the company's two channels. The Telecommunications Direction contacted the police and told them to stop using the channels immediately.

     The company asked for a formal letter or response in order to enforce such action. The company expects this interference to be solved imminently.

     The Ministry now has to coordinate with the police in order to have them move to other armed forces channels. By means of letter No
     907-2000-MTC/15.03. UECT, the MTC officially acknowledged receipt of the claim filed by the company requesting the presentation of the spectrum analysis performed


         LIST OF LEASED REAL PROPERTY AND EXCEPTIONS TO VALID LEASEHOLD
                                   INTERESTS


LIST OF LEASED REAL PROPERTY

A.   Chile

         LEASES WITH GOVERNMENT
         ----------------------
No. Sitio               Repetidora        Direccion
---------               ----------        ---------
           7            Cerro Guanaco     Estacion Altamira
          37            Co. Cordon        Puerto Aysen
Total Sitios                  2

               SUBLEASES
               ---------
  No. Sitios          Repetidora                  Direccion
  ----------          ----------                  ---------
       1        Co. Morro Gordo                  Arica
       2        Co. Chapiquina                   Chapiquina
       3        Co. Tarapaca                     Iquique
       5        Co. Montecristo                  Calama
       6        Co.Los Morros                    Antofagasta
       8        Capis                            Copiapo
       9        Co. Cota 963                     Vallenar
      10        Co. Grande                       La Serena
      12        Co. Pulmahue                     La Ligua.
      13        Co. Algarrobo                    San Felipe
      19        Co. Condell                      Curico

               SUBLEASES
               ---------
  No. Sitios          Repetidora                  Direccion
  ----------          ----------                  ---------
      20        Co. El Penon                     Talca
      22        Co. Cayumanque                   Quillon
      23        Co. Centinela                    Talcahuano
      24        Faldeos Volcan Chillan           Nuble
      26        Co. Guanaco.                     Los Angeles
      27        Co. Los Lleulles                 Angol
      29        Co. Pilmahue                     Temuco

      33        Faldeo Volcan Calbuco            Puerto Varas
      35         Co. La Montana                  Castro


      38        Coyhaique                        Coyhaique
      39        Co. El Mirador                   Punta Arenas
      44        Lo Herrera                       Santiago
Total Sitios                24

             DIRECT LEASES
             -------------
No. Sitios           Repetidora                  Direccion
----------           ----------                  ---------
    4           Co. La Cruz                    Tocopilla
   11           Co. Manchado                   Monte Patria
   14           Calle La Serena Agua Santa     Vina del Mar
   14           Agua Santa No. 4200            Vina del Mar
   15           Camino Antiguo                 Region Metropolitana
                Santiago-Cartagena
   16           Orocoipo/Trocalan              Rancagua
   17           Fundo Alto Colorado            Pichilemu

   18           Rucatalca                      Nancagua
   20           Co. El Penon                   Talca
   21           Co. Gupo                       San Javier

   25           Los Dos Arboles                Arauco

   27           Co. Los Lleulles               Angol
   28           Co. La Isla                    Curacautin
   30           Faldeo Volcan Villarrica       Pucon
   31           Co. Llolloruca                 Loncoche
   32           Co. Murrinumo                  Osorno
   34           Lelbuncura                     Ancud
   36           Predio Perro Flaco             Quellon

             DIRECT LEASES
             -------------
No. Sitios           Repetidora                  Direccion
----------           ----------                  ---------
   40           Co. Alto Lipangue              Santiago
   41           Azotea Bustamante 130          Santiago
   42           Departamento1904 Bustamante    Santiago
                130
   43           Co. San Cristobal              Santiago
Total                   22
Sitios

Office Leases:  Santiago, Concepcion, Vina del Mar

B.   Peru

           OFFICE / SITE                         EXPIRATION                 STATUS

------------------------------------------------------------------------------------------------
1.        Banco             Banco Continental  June 30, 2000           Notwithstanding renewal
          Continental                                                  has been requested it
                                                                       has not been already
                                                                       executed.
------------------------------------------------------------------------------------------------
2.        Main Office       Fernando de Osma   May 31, 2002
          (Av. Salaverry    and others.
          2471, Lima)
------------------------------------------------------------------------------------------------
3.                          Oficina de         February 28, 2002
          Centro Civico     Normalizacion
                            Previsional
------------------------------------------------------------------------------------------------
4.        Cerro La Cantuta  Municipalidad de   May 15, 2001
                            Chosica
------------------------------------------------------------------------------------------------
5.        Morro Solar       Municipalidad de   Junio 30, 2000          Notwithstanding renewal
                            Chorrillos                                 has been requested it
                                                                       has not been already
                                                                       executed.
------------------------------------------------------------------------------------------------
6.        Cerro La Milla    Municipalidad                              Pending property
                            San Martin                                 adjudication as
                                                                       indicated in exhibit 3.6
------------------------------------------------------------------------------------------------
7.        Cerro Grande      Edelnor            No lease. Customer's
          and Jicamarca                        site.
------------------------------------------------------------------------------------------------
8.        Cerro             Televida           June 15, 2000           Notwithstanding renewal
          Gallinacera                                                  has been requested it
                                                                       has not been already
                                                                       executed.
------------------------------------------------------------------------------------------------
9.        Arequipa          M y M Servicios    December 31, 2000
                            Electronicos
------------------------------------------------------------------------------------------------
10.       Trujillo          Sistelcomsa        December 1, 2000        The lessor has not yet
                                                                       provided legal evidence
                                                                       of its property or use
                                                                       right over the site.
------------------------------------------------------------------------------------------------
11.       Chiclayo          Sistelcomsa        December 1, 2000        The lessor has not yet
                                                                       provided legal evidence
                                                                       of its property or use
                                                                       right over the site.

                                                                  EXHIBIT 3.8(a)

               TAX COMPLIANCE EXCEPTIONS BY EACH OF THE COMPANIES

A.   CHILE

1. Centennial Cayman Corp. Chile Limitada's Monthly Advance Payments for 1997 were omitted. This situation was normalized with the Chilean IRS in June 2000 paying the corresponding fine.

2. Pursuant to a Debt Certificate issued by the Chilean National Treasury on June 15, 2000 Centennial Cayman Corp. Chile Limitada appears with a tax debt amounting to Ch$96,562,557. Since the above situation corresponds to a mistake of the Chilean National Treasury in the tax number of Centennial Cayman Corp. Chile Limitada, such agency has issued a certificate evidencing that the information contained in the above Debt Certificate is incorrect and that this situation is currently being solved. Centennial Cayman Corp. Chile Limitada is currently waiting for the Chilean National Treasury to solve this situation.

3. During 1999 and until May 2000 Centennial Cayman Corp. Chile Limitada made Monthly Advance Payments without having the obligation due to its tax condition. As a result of the above, Centennial Cayman Corp. Chile Limitada filed with the Chilean IRS a request for the return of the amount of Ch$7,760,486 paid as Monthly Advance Payments.

4. SMR Direct Cayman Corp. Chile Limitada's Monthly Advance Payments for year 1999 and January, February, March and April 2000 were omitted. This situation was normalized with the Chilean IRS in June 2000 paying the corresponding fine.

5. SMR Direct Cayman Corp. Chile Limitada's income tax return for year 1999 was not timely filed with the Chilean IRS. This situation was normalized with the Chilean IRS in June 2000 paying the corresponding fine.

6. During 1999 and until May 2000 Telecomunicaciones y Servicios S.A. made Monthly Advance Payments without having the obligation due to its tax condition. As a result of the above, Telecomunicaciones y Servicios S.A. filed with the Chilean IRS a request for the return of the amount of Ch$6,347,852.

7. Dial Page S.A. paid Ch$16,217,186 on November 24, 1999, for the use of the radio electric spectrum. Such payment was made with a 11-month delay, therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act. The only sanction imposed by the Chilean National Treasury at the time of the payment of Ch$16,217,186 was a fine and interest in the amount Ch$1,733,678, which was paid by Dial Page S.A.

8. Mobile S.A. paid Ch$18,287,313 on October 26, 1999, for the use of the radio electric spectrum. Please note that this payment was made with a 10-month delay therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act. In the case of Mobile S.A. of the Ch$18,287,313 it paid, Ch$1,822,639 corresponded to the fine applied and interest.

9. Telecomunicaciones y Servicios S.A. paid Ch$128,038 on August 24, 1999, for the use of the radio electric spectrum. Please note that this payment was made with a 8-month delay therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act. In the case of Telecomunicaciones y Servicios S.A. of the Ch$128,038 it paid, Ch$10,873 corresponded to the fine applied and interest.

10. Social Security Payments for March and April 2000 of Centennial Cayman Corp. Chile Limitada were timely submitted but its payment was delayed until June 15, 2000. Social Security Payments for May are pending payment.

11. The original capital of Dial Page S.A. was Ch$1,000,000 divided into 1,000 shares with no par value, of which 334 were fully subscribed and paid-up on the date of its incorporation; the remaining 666 shares were to be paid within a term of three years from January 25, 1995. Since such three year term elapsed, on January 25, 1998 the capital of this company was reduced as a matter of law to the amount of capital that has already been paid. The above reduction was not acknowledged by the shareholders' meetings until year 2000.

12. Trunking S.A.'s balance sheet does not show the total paid-in capital of the company. The above situation was generated because the capital contribution made on December 17, 1997 by Entel Telefonia Personal to Trunking S.A. by means of the contribution of its trunking concession to Trunking S.A., was never duly recorded in the latter's balance sheet.

13. Centennial Cayman Corp. Chile Limitada has evidenced payment of the municipal patents for Santiago, and its branch in Vina del Mar for the second semester of 1999 and first semester of 2000. Centennial Cayman Corp. Chile Limitada has evidenced payment of the municipal patent for its branch in Concepcion for the first semester of 2000. The company filed with the Chilean Internal Revenue Service the application to initiate services on November 26, 1996 and did not pay municipal patents until the second semester of 1998.

14. Mobile S.A. has evidenced payment of its municipal patent corresponding to the second semester of 1998, first and second semester of 1999. The company filed with the Chilean Internal Revenue Service the application to initiate services on March 31, 1995 and did not pay municipal patents until the second semester of 1998. On June 30, 2000 Mobile S.A. filed with the Municipality of Providencia a request for the handling of its municipal patent.

15. Dial Page S.A. has evidenced payment of its municipal patent corresponding to the second semester of 1998, first and second semester of 1999. The company filed with the Chilean Internal Revenue Service the application to initiate services on February 15, 1995 and did not pay municipal patents until the second semester of 1998. On June 30, 2000 Dial Page S.A. filed with the Municipality of Providencia a request for the handling of its municipal patent.

B.   PERU

1.   ENAT.

     SMR Direct Peru S.R.L. plans to waive the administrative procedure before CONITE for keeping enforceable the legal stability contract entered by SMR Direct S.R.L. as recipient of the investment with the Peruvian State in 1996. Therefore, SMR Direct Peru S.R.L. shall file and pay the outstanding ENAT for tax years 1998 and 1999 up to an aggregate amount of approximately US$45,547, including interest and fines of the outstanding ENAT, calculated as of June 30, 2000.

2.   Income Tax payments.

     Pompano S.R.Ltda. (absorbed by SMR Direct Peru S.R.L. due to the merger and spin-off) shall pay approximately US $ 54,298. for the outstanding Income Tax plus interest corresponding to Pompanos`s S.R.Ltda. Income Tax for the tax period 1999, filed in March 2000 provided that such outstanding amount was filed but unpaid.

3. Failure by Telecom Supply S.R.Ltda. on the payment of the Annual Income Tax concerning tax years 1996, 1997 and 1998.

     Telecom Supply S.R.Ltda. (absorbed by SMR Direct Peru S.R.L. due to the merger and spin-off), had failed to file and pay part of its liabilities for annual Income Tax concerning tax years 1996, 1997 and 1998, being the outstanding amount plus the correspondent fines and interest, both carried forward to June 30, 2000, equivalent to US$ 21,906.

4. Failure by SMR Direct S.R.Ltda., C-Comunica S.R.Ltda., Pompano S.R.Ltda., Telecom Supply S.R.Ltda., Transnet del Peru S.R.Ltda. and Peru Tel S.A. to file and pay the advance Income Tax payments in respect to some monthly periods within tax years 1996, 1997, 1998 and 1999.

     The Companies had failed to file and pay part of its liabilities for advance Income Tax payments concerning some monthly periods within tax years 1996, 1997, 1998 and 1999, being the correspondent interests and applicable fines, both carried forward to June 30, 2000, equivalent to US$ 28,997.00.

5.   Failure by Pompano S.R.Ltda. to pay the VAT.

     Pompano S.R.Ltda. (absorbed by SMR Direct Peru S.R.L. due to the merger and spin-off), failed to pay in January of 1998 and in June, July, August and September of 1999 an aggregate amount including fines and interest of US$ 50,363.

6.   Merger and spin off.

     On March 2000 SMR Direct Peru S.R.L., C-Comunica S.R.L., Pompano S.R.L., Telecom Supply S.R.Ltda., Transnet del Peru S.R.Ltda. and Peru Tel S.A. entered into a merger, being the surviving company SMR Direct Peru S.R.L., who in the same act spin off, with the establishment of C-Comunica S.R.L. and Transnet del Peru S.R.L.

     Seller may be liable for outstanding taxes, interest and fines to SMR Direct Peru S.R.L. in connection with the following: (i) an incorrect apportionment on the aforementioned merger and spin off transaction of tax credits, balances in favor or tax losses in respect to what is established on Articles 72 and 74 of the Income Tax regulations in force at March 2000 and on Article 6 of the VAT regulations in force at March 2000; and (ii) the non fulfillment of the requirements established by Article 74 of the Income Tax regulations in force at March 2000 for transferring tax losses to SMR Direct Peru S.R.L., by said merger and spin off transaction.

7.   Income Tax payments.

     Pompano S.R.Ltda. (absorbed by SMR Direct Peru S.R.L. due to the merger and spin-off) charged as deductible expense a provision made by the company for outstanding taxes.

     In this sense, Pompano S.R.Ltda. failed to file and pay part of its Annual Income Tax for tax year 1998, which in addition to the applicable fine and interest up to June 30, 2000 results in an outstanding amount equivalent to US$ 80,497.

8.   Value Added Tax deferrals.

     SMR Direct Peru S.R.Ltda., C-Comunica S.R.Ltda., Pompano S.R.Ltda., Telecom Supply S.R.Ltda., Transnet del Peru S.R.Ltda., and Peru Tel S.A. filed and paid untimely their VAT liabilities for intercompany sales. The potential tax contingency could total interest and fines equivalent to US$ 251,886.00.

9.   Tax cost of inventories and fixed assets.

     According to a qualified audit opinion issued by Arthur Andersen, during 1997 and 1998 SMR Direct Peru S.R.Ltda., C-Comunica S.R.Ltda., Pompano S.R.Ltda., Telecom Supply S.R.Ltda., Transnet del Peru S.R.Ltda., and Peru Tel S.A. had deficiencies in the apportionment of a tax cost to their inventories and fixed assets.

     Thereafter, Paredes Cano and Associates, an audit consulting firm that was hired by the Companies, issued a report referring to the adjustments to be made by Companies on the tax cost of their inventories and fixed assets to fulfill with tax regulations.

     Prior to Closing, Arthur Andersen will reissue its audit opinion for each of the above mentioned companies, based on the work done by Paredes Cano and Associates, to determine the existence of any tax exposure or the lack of any in connection with the apportionment of a tax cost to their inventories and fixed assets.

10. SMR Direct was late in the payment of the canon fees to the MTC for the use of SMR spectrum under its concession contract dated August 25, 1995 for 1996, 1997, 1998 and 1999. As of the date hereof, SMR Direct Peru S.R.L. has paid all canon fees due for 1996, 1997 and 1998. SMR Direct S.R.L. has been granted a fractionation to pay all canon fees and corresponding penalty interests due for 1999 and 2000 under its Concession Contracts dated August 25, 1995 and July 13, 1998, as more particularly described in subsections (vii) and (viii) of the definition of "CCC Peru Concessions" in the Stock Purchase Agreement. The canon fees pending to be paid in connection with the canon fees due for 1999 and 2000 are described in the table below.

11. Peru Tel S.A. was late in the payment of the canon fees to the MTC for the use of SMR spectrum under its concession contract dated September 12, 1997 for 1998 and 1999. Peru Tel S.A. has been granted a fractionation to pay all canon fees and corresponding penalty interests due for 1999 and 2000. The canon fees pending to be paid in connection with the canon fees due for 1999 and 2000 are described in the table below.

12. C-Comunica S.R.Ltda, Telecom Supply S.R.Ltda., Pompano S.R.Ltda. and Transnet del Peru S.A. were late in the payment of the canon fees to the MTC for the use of SMR spectrum under their respective concession contracts dated, April 4, 1995, November 7, 1995, December 7, 1995 and March 6, 1996, respectively, for 1999. Such companies have been granted a fractionation to pay all canon fees and corresponding penalty interests due for 1999 and 2000. The canon fees pending to be paid in connection with the canon fees due for 1999 and 2000 are described in the table below.

13. The Peruvian companies have on numerous occasions filed the monthly income tax returns late. All fees and penalties related to the late filings were paid at the time of filing.


     In the event that the competent governmental authority classifies the free-lance personal services agreements as set forth in Exhibit 3.15(a) as an employment agreement in some or all cases, SMR Direct Peru S.R.L. may be required to pay any unpaid taxes and/or social contributions levied on the fees/salaries received by said individual (mandatory contributions) since the starting date of each agreement and to pay severance, bonuses and other labor compensation to these individuals. This amount is estimated to be approximately US$11,000. In addition, penalties ranging from 10% of 2
     UIT's (approx. US$170.00) to 100% of 25 UIT's (approx. US$21,200.00) may be imposed on SMR Direct Peru S.R.Ltda.

CANON FRACTIONATION IN NUEVOS SOLES (AS OF AUGUST, 2000)

        Company                          Canon 1999                         Canon 2000
        -------                          ----------                         ----------
C-Comunica S.R.Ltda.                  13,087.21                             41,002.40
Telecom Supply S.R.Ltda.               3,446.24                             10,975.56
Peru Tel S.A.                         59,270.34                             33,425.54
Pompano S.R.Ltda.                      7,333.18                             14,093.58
SMR Direct Peru S.R.Ltda.             40,697.71                             43,340.94
Transnet del Peru S.R.Ltda.            8,399.53                             29,060.28
SMR Direct Peru S.R.Ltda Provinces                                             30,198
Peru Tel S.A. Provinces                                                        85,029

Total Canon due 1999 and 2000: Approximately US$119,817

                                                                  EXHIBIT 3.8(b)

                                CLAIM/ASSESSMENT


     See Exhibit 3.8(a).

                                                                  EXHIBIT 3.8(c)

                       EXTENTION OF TIME FOR TAX PAYMENTS

See Exhibit 3.8(a)(A)(10), (13), (14), (15) and 3.8(a)(B)(10), (11), (12), (13)

                                                                  EXHIBIT 3.9(a)

                       AUDITED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1999

See attached.

                      EXCEPTIONS TO 12/31/99 BALANCE SHEET

See Consolidated Financial Statements of the Seller dated as of March 31, 2000 attached. See also:

               LIABILITIES IN EXCESS OF US$25,000 IN THE AGGREGATE

A.   CHILE

               Centennial Cayman Corp. Chile Ltda 06/15/2000


Description                    Party                                 Amount                           Date
Security Bond                  Correos de Chile                          46,166                           8-Mar-00 2 years

Distributor                    TELEVISION SATELITAL S.A.                 13,400  Per month               14-Aug-98 2 years
                                                                                Approx
Site Lease
Site Maintenance               Branic Ltda                               34,011  Per year                01-Apr-00 3 years

Office Lease Santiago          INMOBILIARIA PAIDAHUE                     57,143  Per year                07-May-98 3 years

Management                     Telecomunicaciones y Servicios                                             01-Apr-98 1 year
                               Technician                                 9,900  Per month
                                Administrative                           34,300  Per month
                                Lease                                    76,190  Per month


Severance/employment           Waldo Rojas                              100,000                                 08-June-00

B.   PERU

See Exhibit 3.8(a).

See also:

1. On June 8, 2000, the General Manager of SMR Direct Peru S.R.Ltda. has entered into an agreement that allows him a US$100,000 severance payment in case of termination of his employment contract according to the terms provided in the agreement.

2. As of August 1, 2000, payment of approximately US$119,817 for due canon fees corresponding to SMR Licenses for 1999 and 2000.

3. Payment of US$8,960.00 per month by SMR Direct Peru S.R.L under the main office lease agreement executed with Fernando de Osma and family on May 12, 1999 in force until May 31, 2002.

4. Payment of US$5,343 per month by SMR Direct Peru S.R.L. under the Centro Civico Site Lease Agreement, renewed with Oficina de Normalizacion Previsional (ONP) on February 28, 2000 in force until February 28, 2002.

                                                                  EXHIBIT 3.9(b)

                        EXCEPTIONS TO BALANCE SHEET DATE

Since December 31, 1999:

See Exhibit 3.8(a).

See also:

1. Sale of 100% of the Cayman Companies' interests in Ecuador through the sale of 100% of the stock of Comovec S.A., Brunacci S.A. and Centennial Ecuador S.A. in connection with its acquisition of 100% of the stock of Dial Page S.A. and Mobile S.A.

2. Sale of 100% of the assets of the Cayman Companies' wholly owned subsidiary in El Salvador, Radio Trunking de El Salvador S.R.L., C.V., with the exception of such company's SMR licenses (170 nationwide 800 MHz channels). In connection with the sale of the El Salvador assets, Radio Trunking de El Salvador S.R.L. C.V. entered into a Management Agreement with Salcom S.A. for the management of its SMR licenses.

                                                                 EXHIBIT 3.10(a)

A.   Chile

1. In connection with the site located in Cerro San Cristobal two trees were cut down a year and a half ago without the consent of lessor. In addition, due to the heavy rains occurred in June, 2000 it was necessary to cut certain trees in Cerro Punta Lavapie for safety reasons. The Chilean Companies did not requested authorization from CONAF (Corporacion Nacional Forestal), for the cutting of such trees which failure could result in minor fines.

2. While the Chilean Companies do not believe that it is required to prepare environmental impact studies or environmental impact statements under Chilean Law, and as a result have not filed such reports.

3. When leasing sites to private entities, Chilean Companies have not investigated the existence of Monumentos Nacionales prior to rural site build-outs and, consequently, cannot assure the fact that the National Monuments Law has not been breached.

4. The Chilean Companies have not filed, with all the respective Municipalities, construction permits for tower and antenna deployment (Permiso de Construccion de Obra). The Chilean Companies have not filed, with all the respective Municipalities, construction permits for shelters and other equipment (Permiso de Construccion de Obra Menor).

5. The site located in Cerro San Cristobal, Santiago, corresponds to a environmentally protected area. No construction permit or other permits have been received for such site.

6. The Chilean Companies Concessions do not have the authorization to charge for the services pursuant to section 27 of the General Telecommunications Law. Upon its request for such authorization, Subtel has informed the Chilean Companies that this section 27 does not apply to trunking concessions.

7. An amendment to the terms of the concession held by Trunking SA. as requested on February 4, 2000. Subtel made some formal observations which are currently being resolved.

8. After Telecomunicaciones y Servicios S.A. filed a collections action, and reported a bad debt to a credit agency, against Servicio de Seguridad Morning Security, a customer ("Servicio"), Servicio filed a complaint with Subtel against Telecomunicaciones y Servicios S.A. alleging that they had certain service and equipment problems which were in violation of the Chilean General Law of Communications .issues and contract issues. Telecomunicaciones y Servicios S.A. has not formally been notified of this formal complaint, however is in the process of drafting its response to Subtel.


B.  PERU

See Exhibits 3.6 (except for items 7 and 8), 3.7 (except for items 8, 9 and List of Leased Real Property) and 3.8(a).

                                                              EXHIBIT 3.11(i)(a)

          REGIONS COVERED UNDER CHILEAN CONCESSION CONTRACTS AND THEIR
                             CORRESPONDING CHANNELS

      Region             T&S S.A.     CCCCh. Ltda.  SMR Direct   Trunking S.A.  Mobile S.A.   Dial Page S.A.   Total
      ------             --------     ------------  ----------   -------------  -----------   --------------   -----

First                          0             3             0            10            45            30            88
Second                         0             3             0            10            30            30            73
Third                          0             3             0            10            25            15            53
Fourth                         0             2             0            15            30            15            62
Fifth                         40            23            20            25            60            50           218
Sixth                         25             3             0            15            20            30            93
Seventh                       30             3             0            30            40            30           133
Eighth                        35            24            20            40            40            50           209
Ninth                         15             5             0            15            30            15            80
Tenth                        105             5             0            35            40            45           230
Eleventh                      10             2             0            10            10            15            47
Twelfth                        0             1             0             5            20            15            41
Metropolitan                  65            60            25            20            25            20           215
                          ------        ------        ------        ------        ------        ------        ------
TOTAL                        325           137            65           240           415           360         1.542
                          ======        ======        ======        ======        ======        ======        ======

1. An amendment to the concession held by Telecomunicaciones y Servicios S.A. is currently been carried out with Subtel, in order to transfer 15 channels from Curacavi-Zapata to Santiago. Subtel authorized the amendment, and the excerpt of the request shall be published in a newspaper of Santiago and in the Official Gazette. Objections by third parties may be filed against the amendment within 10 days from the date of the above publications.

2. An amendment to the concession held by SMR Direct Cayman Corp. Chile Limitada is currently been carried out before Subtel, in order to transfer 5 channels from Curacavi-Zapata to Santiago. Subtel authorized the amendment, and the excerpt of the request shall be published in a newspaper of Santiago and in the Official Gazette. Objections by third parties may be filed against the amendment within 10 days from the date of the above publications.

3. An amendment to the concession held by Mobile S.A. is currently been carried out before Subtel, in order to transfer 5 channels from Melipilla to Santiago. Subtel made some observations to the request which are currently being resolved.

        EXCEPTIONS TO GOVERNEMENTAL APPROVALS IN CONNECTION WITH CHILEAN
                                  CONCESSIONS

See Exhibits 3.6 and 3.7.

1. Dial Page S.A. paid Ch$16,217,186 on November 24, 1999, for the use of the radio electric spectrum. Such payment was made with a 11-month delay, therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act.

2. Mobile S.A. paid Ch$18,287,313 on October 26, 1999, for the use of the radio electric spectrum. Such payment was made with a 10-month delay therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act.

3. Telecomunicaciones y Servicios S.A. paid Ch$128,038 on August 24, 1999, for the use of the radio electric spectrum. Such payment was made with a 8-month delay therefore, an event of default was incurred pursuant to article 36 of the Telecommunications Act.

4. Resolution No. 37638 issued by Subtel on October 19, 1999, which rejected the request No. 30758 filed with the latter by the Chilean Holding Company on September 16, 1999 for the approval of the works corresponding to the Concurso Concession. The above situation was remedied as evidenced by means of Subtel's Resolution No. 37780 dated October 26, 1999.

5. The concession owned by Telecomunicaciones y Servicios S.A. was originally owned by Comercial e Importadora Kuhn Limitada and the latter operated the concession notwithstanding it had already been assigned to Telecomunicaciones y Servicios S.A. The foregoing may be deemed to have been a modification of the identity of the holder of a concession.

6. When leasing sites to private entities, the Chilean Companies have not investigated the existence of Monumentos Nacionales prior to rural site build-outs and, consequently, cannot assure the fact that the National Monuments Law has not been breached.

7. The Chilean Companies have not filed, with the respective Municipalities, construction permits for tower and antenna deployment (Permiso de Construccion de Obra). The Chilean Companies have not filed, with the respective Municipalities, construction permits for shelters and other equipment (Permiso de Construccion de Obra Menor). It is likely that the authorizations referred to above will never be obtained for the site located in Cerro San Cristobal, Santiago, since such location corresponds to an environmentally protected area.

8. The Chilean Companies Concessions do not have the authorization to charge for the services pursuant to section 27 of the General Telecommunications Law. Upon its request for such authorization, Subtel has informed the Chilean Companies that this section 27 does not apply to trunking concessions.

                                                              EXHIBIT 3.11(i)(b)

                              SUBSCRIBERS BY REGION


                          CHILEAN COMPANIES SUBSCRIBERS
                                  JUNE 30, 2000


      CITY                        REGION                SUBSCRIBERS

SANTIAGO                  R METROPOLITANA                   4,620
VINA DEL MAR              V REGION                            327
CONCEPCION                VIII REGION                         259
LA SERENA                 IV REGION                             7
                                                         --------
                                                   TOTAL    5,213

                                                              EXHIBIT 3.11(i)(c)

           EXCEPTIONS TO GOOD STANDING OF CHILEAN CONCESSION CONTRACTS


See Exhibits 3.6(A), 3.7(A) and 3.11(i)(a).

                                                              EXHIBIT 3.11(i)(d)

                          EXCEPTIONS TO TIMELY PAYMENTS

To include items indicated in Exhibits 3.6, 3.7, 3.8(a), 3.9(a), and 3.11(i)(a).

                                                             EXHIBIT 3.11(ii)(a)

        EXCEPTIONS TO GOVERNMENTAL APPROVALS IN CONNECTION WITH PERUVIAN
                              CONCESSION CONTRACTS

See Exhibit 3.6(B)(1d), (2) and (4), and Exhibit 3.7(B), (2d), (3) and (6).

                                                             EXHIBIT 3.11(ii)(b)

                          NUMBER OF SUBSCRIBERS BY CITY

City                          #Subscribers at June 30, 2000

Lima/Callao                           7,138
Arequipa                                104
Trujillo                                 12
Chiclayo                                 10

                                                             EXHIBIT 3.11(ii)(c)

          EXCEPTIONS TO GOOD STANDING OF PERUVIAN CONCESSION CONTRACTS


See Exhibit 3.6(B) and 3.7(B).

                                                             EXHIBIT 3.11(ii)(d)

                          EXCEPTIONS TO TIMELY PAYMENTS



See Exhibit 3.8(a).

                                                                 EXHIBIT 3.12(a)

                               MATERIAL CONTRACTS

A.   CHILE

1. CCC Chile Concessions as defined in this Stock Purchase Agreement and related contracts.

2.   Leases and obligations described in Exhibit 3.7.

3.   Contracts described in Exceptions to Balance Sheet in Exhibit 3.9 (a).

4.   Intercompany Contracts described in Exhibit 3.12(b).

B.   PERU

1. Spectrum Lease Agreement entered into between Nextel del Peru S.A. and SMR Direct Peru S.R.L.

2.   Legal Stability Contracts described in Exhibit 3.7.

3. Legal Stability Contracts executed among Centennial Cayman Corp. as investor with Peruvian State and CCC Holdings S.R.Ltda. as the investment receiver with Peruvian State, dated on March 20, 1997 by an amount of US$4,500,000 for investment.

4.   CCC Peru Concessions as defined in this Stock Purchase Agreement.

5.   Leases and obligations described in Exhibit 3.7.

6.   Contracts described in Exceptions to Balance Sheet in Exhibit 3.9(a).

7.   Intercompany Contracts described in Exhibit 3.12(b).

SUBSCRIBER CONTRACTS

The following lists contain only a reference to the Subscriber Contracts. This information is subject to the provisions of Section 5.3 of the Stock Purchase Agreement.

A.   Chile

     -   Customer A with a monthly payment of US$3,370.31

     -   Customer B with a monthly payment of US$3,206.44

     -   Customer C with a monthly payment of US$4,933.31

     -   Customer D with a monthly payment of US$3,457.05

     -   Customer E with a monthly payment of US$6,343.51

B.   Peru

     -   Customer A with a monthly payment of US$10,465.42

     -   Customer B with a monthly payment of US$ 8,561.05

     -   Customer C with a monthly payment of US$8,412.22

     -   Customer D with a monthly payment of US$ 7,427.00

     -   Customer E with a monthly payment of US$ 5,299.38

     -   Customer F with a monthly payment of US$ 7,061.06

     -   Customer G with a monthly payment of US$ 6,540.52

     -   Customer H with a monthly payment of US$ 5,553.08

                                                                 EXHIBIT 3.12(b)

                       INTERCOMPANY PAYABLES AND CONTRACTS

1. Management Agreements executed among the Peruvian License Holders for 1997, 1998 and 1999.

2. Technical Services Agreement executed by and among Centennial Communications Corp. and SMR Direct Peru S.R.L.

3. Management Agreement executed between Centennial Cayman Corp. Chile Limitada and Telecomunicaciones y Servicios S.A. for 1998, 1999 and 2000.

4.   Intercompany payable to Centennial Cayman Corp. by country (as of March 31,
     2000):

     Peru                                   US$9,886,896
     Chile                                  US$2,726,159
     El Salvador                            US$4,088,075
     Latco                                  US$   73,078
     Andean                                 US$3,831,106

     Intercompany payable to Seller:

         Centennial Cayman Corp.            US$28,229,092
         SMR Direct Cayman Corp.            US$    31,853
         Total Intercompany                 US$28,260,945

         Intercompany payable to Peru:

         Chile US$369,017
         El Salvador US$89,240

                                                                    EXHIBIT 3.14

            LIST OF CHILEAN AND PERUVIAN BANK ACCOUNTS AND AUTHORIZED
                                   SIGNATURES

A.  Chile

Centennial Cayman Corp. Chile Ltda.

Banco deCredito e Inversiones                                 Jose Maria Eyzaguirre Baeza
                                                              Waldo Rojas
                                                              Gizelle Rivera
                                                              Karl Maier

Banco Santander - Dollar Account                              Jose Maria Eyzaguirre Baeza
                                                              Waldo Rojas
                                                              Gizelle Rivera
                                                              Karl Maier

Banco Santander - Peso Account                                Jose Maria Eyzaguirre Baeza
                                                              Waldo Rojas
                                                              Gizelle Rivera
                                                              Karl Maier

Dresdner Banque Nationale de Paris                            Jose Maria Eyzaguirre Baeza
                                                              Waldo Rojas
                                                              Gizelle Rivera
                                                              Karl Maier
Telecomunicaciones y Servicios S.A.


Banco Credito de Inversiones                                  Jose Maria Eyzaguirre Baeza
                                                              Waldo Rojas

B.   Peru

BANCO CONTINENTAL

SMR DIRECT PERU S.R.L.
SOLES 0011-0910-75-0100040031
DOLARES 0011-0910-73-0100050827

CCC HOLDINGS DEL PERU S.R.L.
SOLES 0011-0910-71-0100069757
DOLARES 0011-0910-78-0100069773

AUTHORIZED SIGNATURES

US$10,000         DANIEL I. NIETO   INDIVIDUAL
US$100,000        DANIEL I. NIETO   JOINT
US$5,000.00       ZOILA SILVA       INDIVIDUAL
                  KARL MAIER        UNLIMITED
US$50,000         R. LUCES          INDIVIDUAL

BANCO WIESE

SMR DIRECT PERU
SOLES 051-399-6824
DOLARES 051-198-5498

POMPANO
DOLARES 051-1985474

US$10,000.00      Daniel I. Nieto   Individual
US$5,000.00       Zoila Silva       Individual


BANCO DE CREDITO

(These accounts have no activity.)

SMR DIRECT PERU
SOLES 194-1021703-0-31
DOLARES 194-1044294-1-33

C-COMUNICA
DOLARES 194-0136695-1

                                                                 EXHIBIT 3.15(a)

          MATERIAL DISPUTES, EMPLOYEE GRIEVANCES, DISCIPLINARY OR LEGAL
         ACTIONS PENDING BETWEEN ANY COMPANY AND ANY OF ITS CURRENT OR
           FORMER DIRECTORS, MANAGERS, OFFICERS, AGENTS, EMPLOYEES OR
            INDEPENDENT CONTRACTORS AND EXCEPTIONS TO COMPLIANCE OF
                  EMPLOYEE/LABOR LAWS BY ANY OF THE COMPANIES

A.   Chile

1. Social Security Payments for March and April 2000 of Centennial Cayman Corp. Chile Limitada were timely submitted but its payment was delayed until June 15, 2000. Social Security Payments for May are pending payment.

2. The Reglamento Interno de Orden, Higiene y Seguridad for Centennial Cayman Corp. Chile Limitada was created on June 2000. Since such company had more than 25 employees before such date, this obligation should have been fulfilled earlier.

3. The Comite Paritario de Higiene y Seguridad for Centennial Cayman Corp. Chile Limitada was created on June 2000. Since such company had more than 25 employees before such date, this obligation should have been fulfilled earlier.

B.   Peru

     The following persons are currently hired by SMR Direct Peru S.R.Ltda. under a free-lance personal services agreement:

Name

1.       Maria Laura Chavez
2.       Tony Fuentes
3.       Paola Ojeda
4.       Shirley Quispe
5.       Angelica Valdes
6.       Carlos Aguilar
7.       Martin Zegarra
8.       Luis Cotera
9.       Julio Cesar Portal
10.      Tuki Gonzales
11.      Edgar Vigo
12.      Jose Luis Diaz
13.      Gladys Saenz
14.      Gino Estrada
15.      Cesar Lopez
16.      Marianella Quiroz
17.      Raquel Ames
18.      Raul La Torre
19.      Carlos Ancassi
20.      Yuri Matos
21.      Paola Yataco
22.      Gladys Saenz

Their Service Contacts include amounts due upon termination of the Service Contracts which total termination amount is estimated to be approximately US$52,000.

In the event that the competent governmental authority classifies the free-lance personal services agreements as an employment agreement in some or all of the above cases, SMR Direct Peru S.R.L. may be required to pay any unpaid taxes and/or social contributions levied on the fees/salaries received by said individual (mandatory contributions) since the starting date of each agreement and to pay severance, bonuses and other labor compensation to these individuals. This amount is estimated to be approximately US$11,000. In addition, penalties ranging from 10 % of 2 UIT's (approx. US$170.00) to 100 % of 25 UIT's (approx. US$21,200.00) may be imposed on SMR Direct Peru S.R.Ltda.

There are two complementary termination compensation agreements executed among SMR Direct Peru S.R.L. and Zoila Silva (amount: Approximately S/. 2,500 / Execution date: March 15, 2000) and Guillermo Rivera (amount: Approximately S/. 6,500 / Execution date: September 17, 1999).

                                                                 EXHIBIT 3.15(b)


                          MANAGEMENT/EMPLOYEE CONTRACTS

A.   Chile

The Severance Agreement of Waldo Rojas provides that upon involuntary termination the severance payment of US$100,000 is in lieu of the amounts he would receive under 90 Unidades de Fomento set forth by the Chilean Labor Code. The following employees contracts are governed by 90 Unidades de Formento set forth by the Chilean Labor Code:

Alejandra Carolina Solis Arrellano
Andres Alberto Cid Espinosa
Carlos Enrique Nunez Sanchez
Carlos Quilodran Silva
Claudio Antonio Riquelme Perez
Desiree Lorena Urzua Stricker
Elizabeth Oriana Pena Guzman
Erick Valenzuela
Francis Tatiana Cortes-Monroy
Gizelle Rivera
Hector M Rojas Cea
Hector Roberto Olivares Lizama
Hernan Joaquin Retamales Astete
Itziar Arratia O.
Ivan Caamano Oses
Jorge Alberto Canon Cuadra
Juan German Gonzalez Tapia
Julio Cesar Duarte Gomez
Mario Alfredo Morales Parrague
Nicanor Fortunato Gonzalez Lisboa
Olga Cecilia Barra Villanueva
Rafael Antonio Ubal Ulloa
Rafael Cristian Molanphy Palma
Ramon Julio Pereira Rodriguez
Raul Del Carmen Cabana Quintanilla
Rodrigo Ignacio Jara Quevedo
Soledad Mirella Candia Ramirez
Victor Vargas
Waldo Rojas
Yolanda Marisol Fernandez Nunez

B.   Peru

The Severance Agreement of Daniel Nieto provides that upon termination without justified cause a severance payment of US$100,000 will be made to such employee and such severance payment will not be subject to the limits of applicable labor laws and regulations and will be in lieu of any payments he would otherwise be entitled to under the applicable labor laws and regulations. The following employees are subject to either Employment Contracts or Service Contracts. For purposes of severance payment, all the persons below under Employment Contracts, except for Daniel Nieto, shall be paid the amounts set forth in the applicable labor laws and regulations.

Employment Contracts

Daniel Nieto
Zoila Silva
Virna Pelaes
Ivan Sosa
Katya Campos
Guillermo Rivera
Maria del Carmen Chiappara
Victor Lanata
Carlo Faveron
Jacqueline Juarez
Maria Rosa Wong
Susana Arroyo
Pedro Huarcaya
Fernando Angulo
Carlos Rivera
Carolina Lazarte
Cesar Roncal
Luis Cucho
Armanda Santa Cruz
Joan Berru

Service Contracts: The following persons are currently hired by SMR Direct Peru S.R.L. under personal services agreement, which will be formalized prior to closing. The Service Contracts include amounts due upon termination of the Service Contracts which total termination amount is estimated to be approximately US$52,000.

1.       Maria Laura Chavez
2.       Tony Fuentes
3.       Paola Ojeda
4.       Shirley Quispe
5.       Angelica Valdes
6.       Carlos Aguilar
7.       Martin Zegarra
8.       Luis Cotera
9.       Julio Cesar Portal
10.      Tuki Gonzales
11.      Willy Dunning
12.      Raquel Ames
13.      Raul La Torre
14.      Carlos Ancassi
15.      Yuri Matos
16.      Paola Yataco

                                                                 EXHIBIT 3.15(e)

      LOANS MADE BY COMPANIES OR THEIR AFFILIATES TO ANY OF ITS DIRECTORS,
                    MANAGERS, OFFICERS OR EMPLOYEES BETWEEN
                       DECEMBER 31, 1999 AND CLOSING DATE


A.   Chile:

Loans granted to employees:  Total Approximately US$5,085

B.   Peru:

Loans granted to employees:  Total Approximately US$2,500

                                                                    EXHIBIT 3.18

                                   WARRANTIES

A. Peru

1. Warranties of equipment and service standard in the industry under customer contracts:

         New equipment: 1 year warranty/manufacturer warranty
         Used equipment: None.

2.

                             AMOUNT          AMOUNT
         CONTRACT             US$            SOLES          ISSUANCE DATE                 TERM                     STATUS
--------------------------  --------      -----------       ----------------        ----------------        ------------------

Trunking-Lima Perutel       $ 27,885                        April 10, 2000          July 09, 2000           Renewal in Process
Trunking-Provinces Perutel  $295,296                        April 10, 2000          July 09, 2000           Renewal in Process
Paging SMR Direct           $ 36,985                        March 30, 2000          June 28, 2000           Renewal in Process
Paging Ccomunica            $ 28,417                        Dec. 12, 1999           April 12, 2000          Renewal in Process
Trunking-Provinces SMR      $ 52,809                        Nov. 18, 1999           April 18, 2000          Renewal in Process
Direct
Service Contract                             S/16,148       June 9, 2000            July 09, 2000           Expired
Service Contract            $  7,829                        January 01, 2000        Feb. 28, 2001           Valid
Service Contract                             S/41,182       Dec. 11, 1999           March 13, 2000          Expired
Service Contract                          S/33,556.80       August 01, 1999         January 31, 2000        Expired
Lease/Site Centro Civico    $  7,855                        Sept. 01, 1998          March 31, 2000          Expired
Service Contract                            S/.15,000       July 12, 2000           August 11, 2000         Valid
Banco Continental           App.
                            $400,000
MTC*                        $ 27,885
MTC*                        $295,296
MTC*                        $ 36,985
MTC*                        $ 28,417
MTC*                        $ 52,809
Municipalidad de Surco*                     S/.16,148
Edelnor*                    $  7,829
SEDAPAL*                                    S/.41,182
ESSALUD*                                    S/.33,557
ONP*                        $  7,855

*Designates performance bond.

B. Chile

1. Warranties of equipment and service standard in the industry under customer contracts.

2. Performance Bond amount to US$50,000 taken by Centennial Cayman Corp. Chile Limitada in favor of Correos de Chile to secure fulfillment of the obligations set forth in the software and application, communication and equipment service contract for GPS project entered into with the latter.

                                                                 EXHIBIT 5.12(b)


                              NOTE PAYMENT SCHEDULE


Seller intends to pay approximately $31,500,000 to Merrill Lynch Global Allocation Fund, Inc. at the closing and approximately $5,850,000 upon the payment of the Deferred Purchase Price.

                                                                 EXHIBIT 5.18(i)

                        FORM OF SHAREHOLDERS' RESOLUTIONS


                              FOR CHILEAN COMPANIES


                       JUNTA EXTRAORDINARIA DE ACCIONISTAS


                              [NOMBRE DE SOCIEDAD]



En Santiago de Chile, a [____] de [____] de dos mil, siendo las [____] horas, en las oficinas de la sociedad, ubicadas en calle Avenida Francisco Bilbao, numero dos mil ciento sesenta y dos, comuna de Providencia, Santiago, se reunieron en junta extraordinaria los accionistas de [NOMBRE DE SOCIEDAD], con la asistencia de las siguientes personas que representan las acciones que se indican: i) don [____], en representacion de [____], por [____] acciones; y ii) don [____], en representacion de [____], por [____] acciones. Total de acciones presentes y representadas: [____], equivalentes al total de las acciones emitidas por la sociedad.

MESA: Presidio esta junta extraordinaria don [____] y actuo como secretario don [____].

HOJA DE ASISTENCIA Y APROBACION DE PODERES: Los concurrentes a esta junta extraordinaria firmaron la hoja de asistencia que prescribe el articulo setenta y uno del Reglamento de Sociedades Anonimas, acordandose conservar este documento en los archivos de la sociedad. A continuacion, fueron exhibidos y aprobados por los asistentes los siguientes poderes: i/ poder de don [____] para actuar en representacion de [____], el cual consta de [____]; y ii/ poder de don [____] para actuar en representacion de [____], el cual consta de [____], todos los cuales fueron aprobados sin observaciones por la junta, por la unanimidad de las acciones presentes.

CONSTITUCION LEGAL DE LA JUNTA: El senor secretario expreso que se encontraban presentes y debidamente representadas en la sala la totalidad de las [____] acciones emitidas en que se divide el capital de la sociedad. De igual forma, agrego que, no obstante haberse omitido las formalidades de citacion, esta junta extraordinaria se celebra validamente, por cuanto habian comprometido su asistencia la totalidad de las acciones emitidas con derecho a voto. Habiendose dado cumplimiento a las disposiciones estatutarias, legales y reglamentarias sobre la materia, el senor presidente declaro constituida esta junta extraordinaria de accionistas.

OBJETO DE LA JUNTA: El senor presidente explico que esta junta extraordinaria tenia por objeto someter a la consideracion de los senores accionistas las siguientes materias: 1) informa el senor Presidente, que atendida la renuncia de los directores titulares resulta conveniente proceder a la renovacion total del directorio de la sociedad; y 2) otorgar los poderes necesarios a los ejecutivos y abogados de la sociedad para reducir el acta de la junta a escritura publica y llevar a efecto los acuerdos que se van a adoptar en la junta.

ACUERDOS: Sometidas estas proposiciones a la junta extraordinaria, y luego de una breve discusion, esta adopto por la unanimidad de los accionistas, los siguientes acuerdos:

ACUERDO PRIMERO: En primer termino, se acepta, por unanimidad, la renuncia al cargo de los directores senores Steven Halstedt, Karl Maier y Rafael Luces, agradeciendo su desempeno. A continuacion, se procede a la renovacion de la totalidad de los miembros del directorio de la sociedad. Efectuada la votacion resultaron elegidos directores titulares de la sociedad [____], [____], y [____]; y como sus suplentes [____], [____] y [____].

Los accionistas agradecieron la gestion de los directores titulares y suplentes salientes y declararon que estos nada adeudan a la sociedad en relacion con el desempeno de sus cargos, otorgandoles en este acto, amplio total y reciproco finiquito respecto de todas y cada una de las obligaciones derivadas de los citados cargos y renunciando, a mayor abundamiento a cualesquiera acciones que [NOMBRE DE SOCIEDAD] pudieran tener contra los citados mandatarios.

ACUERDO SEGUNDO: Se faculto a los ejecutivos y abogados de la sociedad para reducir el acta de la junta a escritura publica y llevar a efecto los acuerdos.

FIRMA DEL ACTA: Se acordo que el acta de esta junta extraordinaria sea firmada por todos los asistentes a la reunion.

REDUCCION DEL ACTA A ESCRITURA PUBLICA Y PODER: Por la unanimidad de los senores accionistas, se acordo facultar a don [____], y a don [____], para que actuando en forma individual o conjunta, reduzcan a escritura publica el acta de esta junta extraordinaria de accionistas y la certificacion notarial pertinente y realicen todos los demas tramites que sean necesarios o convenientes para obtener la debida legalizacion de la reforma de estatutos acordada en ella. Asimismo, se faculto al portador de extracto autorizado o copia autorizada de esa escritura para requerir y firmar, en su caso, las inscripciones, subinscripciones, anotaciones y publicaciones a que haya lugar en conformidad a la ley.

CUMPLIMIENTO DE LOS ACUERDOS: Se resolvio, por ultimo, dejar constancia que de conformidad a lo establecido en el articulo setenta y dos de la Ley sobre Sociedades Anonimas, firmada el acta por el presidente y el secretario de la junta, se le tendra por aprobada definitivamente, sin necesidad de esperar la aprobacion de su acta en otra junta posterior, y que los acuerdos que en ella se consignan podran ser cumplidos desde ese momento.

Habiendose cumplido con el objeto de la convocatoria y no habiendo otras materias que tratar, el senor presidente puso termino a la misma siendo las [____] horas.




---------------------------                    ---------------------------
             [____]                                              [____]

                               HOJA DE ASISTENCIA
                         JUNTA ORDINARIA DE ACCIONISTAS
                             [NOMBRE DE LA SOCIEDAD]


Santiago, [____] de [____] de 2000.

1.-      [____]   [____] acciones.
2.-      [____]   [____] acciones.
                                                            -------------------
         Total acciones presentes:                   [____] acciones.





                          ----------------------------
                                  [-----------]





                          ----------------------------
                                   [---------]











                   ACTA DE SESION EXTRAORDINARIA DE DIRECTORIO

                              [NOMBRE DE SOCIEDAD]


En Santiago, Chile, a [_____] de dos mil, siendo las [____] horas, en las oficinas de la Sociedad, ubicadas en [_____], Santiago, se reunio el directorio de [____], con la asistencia de los directores don [_____], don [____] y don [_____]. Actuo como secretario don [____].

COMPOSICION MESA: Se hizo presente que siendo esta la primera sesion que celebraba el nuevo directorio de la Sociedad, y segun lo establecido en el articulo [____] de los estatutos de la sociedad, correspondia designar al Presidente, que lo sera tambien de la Sociedad. Considerada la materia, el directorio, por la unanimidad de sus miembros presentes, acordo designar a [____] en calidad de presidente del directorio y de la Sociedad. Asi, con la presidencia de don [____], el directorio pasa a analizar cada una de las materias siguientes:

REVOCACION DE MANDATOS: El presidente manifesto que como resultado de los cambios producidos en la propiedad los accionistas de la sociedad, se hace necesario revocar todos los poderes otorgados con anterioridad a esta fecha. En consideracion a lo expuesto, el directorio, por la unanimidad de sus miembros presentes, acordo revocar en todas sus partes, todos los mandatos otorgados con anterioridad a esta fecha y a mayor abundamiento, los poderes otorgados a los senores [____], [____], [____], [____] y [____] por acuerdo del directorio de la sociedad de fecha [____], reducido a escritura publica con fecha [____], en la Notaria de Santiago de don [____]. La cita del poder que se revoca es a titulo meramente ejemplar, debiendo entenderse revocados en todas sus partes todos y cada uno de los poderes que consten de escritura publica o privada otorgados con anterioridad a esta fecha por [NOMBRE DE SOCIEDAD]. Asimismo, por el presente acto, el directorio acordo eximir a todos y cada uno de los mandatarios individualizados precedentemente de la obligacion de rendir cuenta, declarando que nada adeudan a la Sociedad en relacion con el otorgamiento de dicho mandato, otorgandoles en este acto, amplio total y reciproco finiquito respecto de todas y cada una de las obligaciones derivadas del citado mandato y renunciando, a mayor abundamiento a cualesquiera acciones que [NOMBRE DE SOCIEDAD] pudieran tener contra los citados mandatarios.

DESIGNACION DEL GERENTE GENERAL: El Presidente expuso que con fecha [____] de dos mil, se habia recibido la renuncia del Gerente General de la Sociedad, don [____]. Por lo tanto, se hace necesario designar al nuevo Gerente General de la Sociedad y otorgarle, a la mayor brevedad, los poderes necesarios para la administracion diaria de los negocios sociales a fin de facilitar su marcha. Considerada la materia, el directorio acordo, por la unanimidad de sus miembros presentes, designar como Gerente General de la sociedad a don [____].

MANDATO AL GERENTE GENERAL Y OTROS: Asimismo, por la unanimidad de sus miembros se acordo conferir nuevos poderes al Gerente General de la sociedad don [_____], y a don [____] para que actuando en la forma que mas adelante se senala, representen a la sociedad en la Republica de Chile o en el extranjero, en todos los actos, contratos o negocios que queden comprendidos dentro del giro ordinario de la Sociedad. Sin que la enumeracion que sigue sea taxativa o limitativa de sus facultades, sino meramente enunciativa, en el ejercicio de este poder, las personas antes individualizadas podran: UNO.- Celebrar contratos de promesa; DOS.- Comprar, vender, permutar y, en general, adquirir y enajenar, a cualquier titulo, toda clase de bienes, raices o muebles, corporales o incorporales; TRES.- Dar y tomar en arrendamiento, administracion, concesion y otras formas de cesion o tenencia temporal, toda clase de bienes corporales o incorporales, raices o muebles; CUATRO.- Dar y tomar bienes en comodato; CINCO.- Dar y tomar dinero y otros bienes en mutuo; Seis.- Dar y recibir dinero y otros bienes en deposito, sea necesario o voluntario, y en secuestro; SIETE.- Dar y recibir bienes en hipoteca, incluso con clausula de garantia general; posponer hipotecas; servirlas y alzarlas; OCHO.- Dar y recibir en prenda bienes muebles, valores mobiliarios, derechos, acciones y demas cosas corporales o incorporales, sea en prenda civil, mercantil, bancaria, agraria, industrial, warrants, de cosa mueble vendida a plazo, sin desplazamiento u otras especiales; alzarlas y cancelarlas; NUEVE.- Celebrar contratos de transaccion; DIEZ.- Celebrar contratos de cambio; ONCE.- Celebrar contratos de transporte, de fletamento y correduria; DOCE.- Celebrar contratos de seguro, pudiendo acordar primas, riesgos, plazos y demas condiciones, cobrar polizas, endosarlas, cancelarlas, aprobar o impugnar liquidaciones de siniestros, etcetera; TRECE.- Celebrar contratos de cuenta corriente mercantil, imponerse de sus movimientos y aprobar y rechazar saldos; CATORCE.- Celebrar contratos de trabajo, colectivos o individuales; contratar y despedir trabajadores y contratar servicios profesionales o tecnicos y poner termino a los mismos; QUINCE.- Celebrar cualquier otro contrato, nominado o no. En los contratos que celebren en representacion de la sociedad y en los ya otorgados por ella, los mandatarios quedan facultados para convenir y modificar toda clase de pactos y estipulaciones, esten o no contemplados especialmente en las leyes, y sean de su esencia, de su naturaleza o meramente accidentales; para fijar precios, rentas, honorarios, condiciones, deberes, atribuciones, epocas y formas de pago y de entrega; para individualizar bienes, fijar cabida y deslindes; para cobrar, percibir, recibir, entregar, pactar solidaridad o indivisibilidad, tanto activa como pasiva, convenir clausulas penales y/o multas a favor o en contra de la sociedad, aceptar toda clase de cauciones, sean reales
o personales, y toda clase de garantias a favor de la Sociedad; para pactar prohibiciones de enajenar y/o gravar, y de celebrar actos o contratos; y para ejercitar y renunciar acciones, como las de nulidad, rescision, resolucion, eviccion, etcetera, y aceptar la renuncia de derechos y acciones, rescindir, resolver, resciliar, dejar sin efecto, poner termino o solicitar la terminacion de los contratos, exigir rendiciones de cuentas, aprobarlas u objetarlas y, en general, ejercitar todos los derechos y todas las acciones que competan a la sociedad. Podran tambien otorgar cauciones para que la Sociedad garantice obligaciones de terceros, constituyendola incluso en fiadora y/o codeudora solidaria; DIECISEIS.- Contratar prestamos, en cualquier forma, con toda clase de organismos o instituciones de credito y/o fomento, de derecho publico o privado, sociedades civiles o comerciales, sociedades financieras y, en general, con cualquier persona, natural o juridica, nacional o extranjera; DIECISIETE.- Representar a la sociedad ante los bancos, nacionales o extranjeros, estatales o particulares, con las mas amplias facultades que puedan necesitarse; darles instrucciones y cometerles comisiones de confianza; abrir cuentas corrientes bancarias, de deposito y/o de credito; depositar, girar y sobregirar en ellas; imponerse de sus movimientos; y cerrar unas y otras; todo ello tanto en moneda nacional como extranjera; aprobar u objetar saldos; retirar talonarios de cheques o cheques sueltos dar ordenes de no pago; solicitar protestos de cheques; contratar prestamos, sea como creditos en cuenta corriente, creditos simples, creditos documentarios, avances contra aceptacion, sobregiros, creditos en cuentas especiales, contratando lineas de credito, sea en cualquier otra forma; arrendar cajas de seguridad, abrirlas, cerrarlas y poner termino a su arrendamiento; colocar y retirar dinero o valores, sea en moneda nacional o extranjera, en deposito, custodia o garantia y cancelar los certificados respectivos; contratar acreditivos, en moneda nacional o extranjera; efectuar operaciones de cambio; tomar boletas de garantia y, en general, efectuar toda clase de operaciones bancarias, en moneda nacional o extranjera; DIECIOCHO.- Abrir cuentas de ahorro, reajustables o no, a plazo, a la vista o condicionales, en el Banco del Estado de Chile, o en otras instituciones bancarias, en instituciones de prevision social o en cualquier otra institucion de derecho publico o de derecho privado, sea en su beneficio exclusivo o en el de sus trabajadores; depositar y girar en ellas, imponerse de sus movimientos, aceptar e impugnar saldos y cerrarlas; DIECINUEVE.- Realizar todo tipo de operaciones de comercio exterior, sean de importacion o exportacion; representar a la sociedad en las actuaciones que deban cumplirse ante el Banco Central de Chile, el Servicio Nacional de Aduanas, bancos comerciales u otras autoridades, en relacion con la importacion o exportacion de mercaderias, sean temporales o definitivas con facultades para suscribir todos los documentos y formular todas las declaraciones que sean necesarias para ello. En el ejercicio de este cometido, y sin que la enunciacion que sigue sea taxativa sino meramente enunciativa, podran presentar y firmar registros e informes de importacion y exportacion, solicitudes anexas, cartas explicativas y toda clase de documentacion que fuere exigida por el Banco Central de Chile; tomar boletas bancarias o endosar polizas de garantia, en los casos en que tales cauciones fueren procedentes, y pedir la devolucion de dichos documentos; entregar, retirar y endosar conocimientos de embarque; solicitar la modificacion de las condiciones bajo las cuales ha sido autorizada una determinada operacion; firmar en representacion de la sociedad la declaracion jurada de valores que forma parte del texto de los registros o informes de importacion; celebrar compras y ventas de divisas, incluso condicionales y a futuro, hacer declaraciones juradas; y, en general, ejecutar todos los actos y realizar todas las actuaciones que fueren conducentes al adecuado cumplimiento del encargo que se le confiere; VEINTE.- Girar, suscribir, aceptar, reaceptar, renovar, prorrogar, revalidar, avalar, endosar en dominio, cobro o garantia, depositar, protestar, descontar, cancelar, cobrar, transferir, extender y disponer en cualquier forma de cheques, letras de cambio, pagares y demas documentos mercantiles o bancarios, sean nominativos, a la orden o al portador, en moneda nacional o extranjera, y ejercitar todas las acciones que a la sociedad correspondan en relacion con tales documentos; VEINTIUNO.- Ceder y aceptar cesiones de creditos, sean nominativos, a la orden o al portador y, en general, efectuar toda clase de operaciones con documentos mercantiles, valores mobiliarios, efectos publicos o de comercio; VEINTIDOS.- Invertir los dineros de la Sociedad, celebrando al efecto, en su representacion, todos los contratos que sean aptos para ello, con toda clase de personas, naturales o juridicas, de derecho publico o de derecho privado. Quedan comprendidos en el ambito de esta facultad los depositos a plazo en bancos comerciales, particulares o estatales, y la inversion en bonos hipotecarios, en bonos de fomento reajustables, en pagares del Banco Central de Chile, en pagares de Tesoreria General de la Republica, en sociedades financieras o en instituciones de intermediacion financiera, en los demas instrumentos del mercado de capitales y, en general, en cualquier otro sistema de inversion, de fondos mutuos, de ahorro, reajustables o no, a corto, mediano o largo plazo, a la vista o condicional que actualmente exista en el pais o que pueda establecerse en el futuro. Los mandatarios podran, en relacion con estas inversiones y con las que actualmente mantenga vigentes la Sociedad, abrir cuentas, depositar en ellas, retirar, en todo o en parte, y en cualquier momento, los dineros de la sociedad, imponerse de sus movimientos y cerrarlas; aceptar cesiones de creditos hipotecarios; capitalizar, en todo o en parte y en cualquier tiempo, intereses y reajustes; aceptar o impugnar saldos; liquidar en cualquier momento, en todo o en parte, tales inversiones, etcetera; VEINTITRES.- Contratar prestamos en cualquier forma con instituciones de credito y/o fomento y, en general, con cualquier persona natural o juridica, de derecho publico o de derecho privado; VEINTICUATRO.- Celebrar contratos para constituir o ingresar en sociedades de cualquier objeto, sean civiles o comerciales, colectivas, anonimas, en comandita, de responsabilidad limitada o de otra especie, constituir o formar parte de comunidades, asociaciones, cuentas en participacion, sociedades de hecho, cooperativas, representar a la sociedad con voz y voto en otras sociedades, cualquiera que sea su clase u objeto, comunidades, asociaciones, cuentas en participacion, sociedades de hecho, cooperativas, etcetera, en las que la Sociedad tenga interes o pueda llegar a tenerlo, con facultades para modifi-carlas, ampliarlas, formar otras nuevas o, en cualquier forma, alterarlas, pedir su disolucion o terminacion, incluso anticipada; expresar su intencion de no continuarlas; pedir su liquidacion o particion y llevar a cabo una y otra; y, en general, ejercitar y renunciar las acciones y dar cumplimiento a las obligaciones que a la sociedad correspondan como socia, comunera, liquidadora, etcetera, de tales sociedades, comunidades, asociaciones, cuentas en participacion, sociedades de hecho, cooperativas, etcetera; VEINTICINCO.- Pagar y, en general, extinguir por cualquier medio, las obligaciones de la sociedad, cobrar y percibir extrajudicialmente todo cuanto se adeude a ella, a cualquier titulo que sea, por cualquiera persona natural o juridica, de derecho publico o de derecho privado, incluso el Fisco, servicios o instituciones estatales, instituciones de prevision social, instituciones fiscales, semifiscales o de administracion autonoma, etcetera, ya sea en dinero o en otra clase de bienes, corporales o incorporales, raices o muebles, valores mobiliarios, efectos de comercio, etcetera; VEINTISEIS.- Firmar recibos, finiquitos y cancelaciones y, en general, suscribir, otorgar, firmar, extender y refrendar toda clase de documentos publicos o privados, pudiendo formular en ellos todas las declaraciones que estime necesarias o convenientes; VEINTISIETE.- Gravar con derecho de uso, usufructo y habitacion los bienes de la sociedad y constituir servidumbres activas y pasivas; VEINTIOCHO.- Concurrir ante toda clase de autoridades, sean de orden politico, administrativo, tributario, aduanero, municipal, que se relacionen con el comercio exterior, judiciales o de cualquiera otra clase y ante cualquier persona, de derecho publico o de derecho privado, instituciones fiscales, semifiscales, de administracion autonoma, organismos, servicios, etcetera, con toda clase de presentaciones y declaraciones, incluso obligatorias; modificarlas o desistirse de ellas; VEINTINUEVE.- Tramitar documentos de embarque, desembarque y transbordo; extender, endosar o firmar conocimientos de embarque, manifiestos de importacion, recibos, pases libres, guias de libre transito, pagares u ordenes de entrega de aduanas o de intercambio de mercaderias o productos y ejecutar, en general, toda clase de operaciones aduaneras, pudiendo al efecto otorgar mandatos especiales, presentar
o suscribir solicitudes, declaraciones y cuantos instrumentos publicos o privados se precisen ante las aduanas y desistirse de ellas; TREINTA.- Entregar a y recibir de las oficinas de correos, telegrafos, aduanas o empresas estatales
o particulares de transporte terrestre, maritimo o aereo, toda clase de correspondencia, certificada o no, piezas postales, giros, reembolsos, cargas, encomiendas, mercaderias, etcetera, dirigidas o consignadas a la sociedad o expedidas por ella; TREINTA Y UNO.- Solicitar para la sociedad concesiones administrativas de cualquier naturaleza u objeto y sobre cualquier clase de bienes, corporales o incorporales, raices o muebles; TREINTA Y DOS.- Por cuenta propia o ajena, inscribir propiedad industrial, intelectual, nombres comerciales, marcas comerciales y modelos industriales; patentar inventos, deducir oposiciones o solicitar nulidades y, en general, efectuar todas las tramitaciones y actuaciones que sean procedentes en relacion con esta materia; TREINTA Y TRES.- Representar a la sociedad en todos los juicios y gestiones judiciales en que tenga interes o pueda llegar a tenerlo, ante cualquier tribunal ordinario, especial, arbitral, administrativo o de cualquiera otra naturaleza, asi intervenga la sociedad como demandante, demandada o tercero de cualquiera especie, pudiendo ejercer toda clase de acciones, sean ellas ordinarias, ejecutivas, especiales, de jurisdiccion no contenciosa o de cualquiera otra naturaleza. En el ejercicio de este poder judicial, el mandatario queda facultado para representar a la sociedad con todas las facultades ordinarias y extraordinarias del mandato judicial, pudiendo desistirse en primera instancia de la accion deducida, contestar demandas, aceptar la demanda contraria, renunciar los recursos y los terminos legales, transigir, comprometer, otorgar a los arbitros facultades de arbitradores, prorrogar jurisdiccion, intervenir en gestiones de conciliacion o avenimiento y celebrar unas y otras, aprobar convenios judiciales o extrajudiciales, y cobrar y percibir; y TREINTA Y CUATRO.- Conferir mandatos, judiciales o extrajudiciales, y delegar una o mas de sus facultades en toda clase de personas, naturales o juridicas, y revocarlas cuantas veces lo estime necesario. FORMA DE ACTUACION DE LOS MANDATARIOS DESIGNADOS: [____].

PERSONA HABILITADA PARA RECIBIR NOTIFICACIONES: Conforme al Articulo cuarenta y dos del Reglamento sobre Sociedades Anonimas, el directorio acordo por la unanimidad de sus miembros designar a don [____] para que, actuando en forma individual, en ausencia del Gerente General, la que no sera necesario acreditar al interesado, y en nombre y representacion de la sociedad, pueda representar validamente a la sociedad en todas las notificaciones que se le practiquen.

REDUCCION A ESCRITURA PUBLICA Y CUMPLIMIENTO DE LOS ACUERDOS: El directorio acordo, por la unanimidad de sus miembros, facultar a don [_____] y a don [_____], para que actuando en forma individual o conjunta, reduzcan a escritura publica, en todo o en parte, el acta de esta sesion o la inserten, tambien en todo o en parte, en otra escritura publica o privada si ello fuere necesario, resolviendose ademas llevar adelante los acuerdos de esta sesion, sin esperar la aprobacion de su acta en otra posterior, bastando para ello que solo se encuentre firmada por todos los directores.-

Sin haber otro asunto que tratar, se puso termino a esta sesion siendo las [_____] horas.-

---------------------                              ----------------------------
      [------]                                               [------]





                         ------------------------------
                                    [------]

                               REVOCACION DE PODER


                                        Y


                            MANDATO A [____] Y OTROS


                              [NOMBRE DE SOCIEDAD]



EN SANTIAGO, REPUBLICA DE CHILE, a [____] de [____] de dos mil, ante mi, [____], abogado, Notario Publico Titular de la [____] Notaria de Santiago, domiciliado en esta ciudad, calle Huerfanos numero novecientos setenta y nueve, piso siete, comparece don [____], [nacionalidad], [estado civil], [profesion], cedula nacional de identidad numero [____], en nombre y representacion, segun se acreditara, de la sociedad "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]", y esta a su vez, en su caracter de socia administradora de "[NOMBRE DE LA SOCIEDAD ADMINISTRADA]", en adelante la "Sociedad", todos domiciliados, para estos efectos, en [____], ciudad de Santiago; mayor de edad, quien acredita su identidad con la cedula antes citada y expone:

PRIMERO: Que la Sociedad se constituyo por escritura publica de fecha [____], otorgada en la Notaria de Santiago de don [____], cuyo extracto fue inscrito a fojas [____], numero [____] del Registro de Comercio del Conservador de Bienes Raices y de Comercio de Santiago correspondiente al ano [____]. En virtud de los dispuesto en el articulo [____] de dicha escritura, el uso de la razon social y la administracion de la Sociedad corresponden a "[NOMBRE DE LA

SOCIEDAD QUE ADMINISTRA]", con las mas amplias atribuciones, las que debe ejercer a traves de apoderados y representantes designados y autorizados especialmente para este objeto mediante escritura publica. Por [____] se designo a don [____] como delegado o apoderado de "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]" para representar, administrar y usar la razon social de la Sociedad.

SEGUNDO: Por escritura publica de fecha [____], otorgada en la Notaria de Santiago de don [____] bajo el repertorio numero [____], "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]", en su caracter de socia administradora de la Sociedad, otorgo mandato especial a los senores [____], [____], [____], [____] y [____], para la representacion de la Sociedad en la Republica de Chile o en el extranjero, en todos los actos, contratos o negocios comprendidos dentro del giro ordinario de la Sociedad.

TERCERO: Por el presente acto, don [____], en representacion de "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]", y esta a su vez en su caracter de socia administradora y en representacion de la Sociedad, revoca en todas sus partes, todos los mandatos otorgados con anterioridad a esta fecha y a mayor abundamiento, el mandato especial otorgado a los senores [____], [____], [____], [____] y [____] en virtud de la escritura publica individualizada en la clausula segunda que precede. La cita del poder que se revoca es a titulo meramente ejemplar, debiendo entenderse revocados en todas sus partes todos y cada uno de los poderes que consten de escritura publica o privada otorgados con anterioridad a esta fecha por [NOMBRE DE SOCIEDAD QUE ADMINISTRA]. Asimismo, por el presente acto, don [____], en representacion de "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]", y esta a su vez en su caracter de socia administradora y en representacion de la Sociedad, exime a todos y cada uno de los mandatarios individualizados precedentemente de la obligacion de rendir cuenta, declarando que nada adeudan a la Sociedad en relacion con el otorgamiento de dicho mandato, otorgandoles en este acto, amplio total y reciproco finiquito respecto de todas y cada una de las obligaciones derivadas del citado mandato y renunciando, a mayor abundamiento a cualesquiera acciones que [NOMBRE DE SOCIEDAD QUE ADMINISTRA] y/o la Sociedad pudieran tener contra los citados mandatarios.

CUARTO: En este mismo acto, don [____], en la misma representacion senalada en la comparecencia, otorga mandato especial a [____], para que actuando [____] representen a la Sociedad en la Republica de Chile o en el extranjero, en todos los actos, contratos o negocios comprendidos dentro del giro ordinario de la Sociedad. Sin que la enumeracion que sigue sea taxativa o limitativa de sus facultades, sino meramente enunciativa, en el ejercicio de este poder, los mandatarios podran: [____].

QUINTO: Se faculta al portador de copia autorizada de la presente escritura para requerir las inscripciones, subinscripciones, anotaciones marginales, o cancelaciones y publicaciones que fueren procedentes, pudiendo para ello firmar todos los documentos que sean procedentes.

SEXTO: Todos los gastos, costos, impuestos y/o derechos derivados del otorgamiento del presente instrumento, seran de cargo exclusivo de "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]".

PERSONERIA: La personeria de don [____] para representar a "[NOMBRE DE LA SOCIEDAD QUE ADMINISTRA]", consta de [____].- En comprobante y previa lectura firman los comparecientes junto con el Notario que autoriza.- Se dan copias







                             FOR PERUVIAN COMPANIES

               JUNTA GENERAL DE SOCIOS DE [ENTER NAME OF PERUVIAN
                                COMPANY] S.R.L.


En Lima, siendo las __:__ horas del dia ___ de _______ de 2000, se reunieron en el local de la Sociedad sito en _______________, los socios de la Sociedad:


- CCC HOLDINGS PERU S.R.L., titular de ______________ (____) participaciones, de un valor nominal de Diez Nuevos Soles (S/. 10.00) cada una, integramente suscritas y totalmente pagadas, debidamente representada por el senor ______________, segun poder que se exhibio y que obra en los archivos de la Sociedad;

- [CENTENNIAL COMMUNICATIONS CORP.] [CENTENNIAL CAYMAN CORP.], titular de Una (1) participacion, de un valor nominal de Diez Nuevos Soles (S/. 10.00), integramente suscrita y totalmente pagada, debidamente representada por el senor _________________, segun poder que se exhibio y que obra en los archivos de la Sociedad; y

- CENTENNIAL CAYMAN CORP., titular de Una (1) participacion, de un valor nominal de Diez Nuevos Soles (S/. 10.00), integramente suscrita y totalmente pagada, debidamente representada por el senor
         _________________, segun poder que se exhibio y que obra en los archivos de la Sociedad.


QUORUM Y APERTURA

Estando representada la integridad de las participaciones suscritas y pagadas en que se encuentra representado el capital social, los socios acordaron por unanimidad sesionar, tomar validamente acuerdos y tratar los asuntos que se mencionan en esta acta como agenda de la reunion, constituyendo su decision la autorizacion a que se refieren los articulos 120 y 294 ultimo parrafo de la Ley General de Sociedades.


                            PRESIDENCIA Y SECRETARIA

Actuo como Presidente el senor _________________ y como Secretario el senor _______________, quienes fueron especialmente designados por unanimidad por los socios de la Sociedad para desempenar tales cargos en la presente Junta.

     AGENDA

     1.   Renuncia del Presidente de la Sociedad.

     2.   Designacion del Presidente de la Sociedad y Modificacion del Pacto
          Social.

     3.   Renuncia del Gerente General de la Sociedad.

     4. Designacion del Gerente General de la Sociedad y Modificacion del Pacto Social.

     5.   Designacion de Apoderados de la Sociedad.


     1.   RENUNCIA DEL PRESIDENTE DE LA SOCIEDAD

          El senor Presidente dio inicio a la reunion informando que, como era de conocimiento de los senores socios, mediante carta de fecha __ de ______ de 2000 el senor Karl Maier habia formulado renuncia irrevocable al cargo de Presidente de la Sociedad.

          Luego de una breve deliberacion, los senores socios acordaron por unanimidad aceptar la renuncia al cargo de Presidente de la Sociedad formulada por el senor Karl Maier, revocandole todos los poderes otorgados para el ejercicio de dicho cargo y agradeciendole por los servicios prestados a la Sociedad.


     2.   DESIGNACION DEL PRESIDENTE DE LA SOCIEDAD Y MODIFICACION DEL PACTO
          SOCIAL

          A continuacion, el senor Presidente manifesto que como consecuencia de la renuncia del senor Karl Maier referida en el punto 1 anterior, debia procederse a la designacion del Presidente de la Sociedad, proponiendo para el ejercicio de dicho cargo al senor
          ________________.

          Luego de una breve deliberacion, los senores socios acordaron por unanimidad designar como Presidente de la Sociedad al senor ______________, identificado con ________ N degrees _________.

          El Presidente manifesto que como consecuencia de la renuncia y designacion del nuevo Presidente de la Sociedad, debia procederse a la modificacion del Articulo Cuarto del Pacto Social, el mismo que tendria en adelante el tenor siguiente:

     "Cuarto: Queda nombrado como Presidente de la Sociedad el senor __________, de nacionalidad _______, identificado con _________ N degrees ________, con domicilio en ______________, quien en el ejercicio de su cargo gozara de las facultades de representacion previstas en el Regimen General de Poderes que figuran el punto Tercero del Pacto Social, las que ejercera en forma individual y a sola firma, sin limitacion alguna."

     3.   RENUNCIA DEL GERENTE GENERAL DE LA SOCIEDAD

          Acto seguido, el senor Presidente informo a los senores socios que mediante carta de fecha __ de ______ de 2000 el senor Daniel Nieto Prats habia formulado renuncia irrevocable al cargo de Gerente General de la Sociedad.

          Luego de una breve deliberacion, los senores socios acordaron por unanimidad aceptar la renuncia al cargo de Gerente General la Sociedad formulada por el senor Daniel Nieto Prats, revocandole todos los poderes otorgados para el ejercicio de dicho cargo y agradeciendole por los servicios prestados a la Sociedad.


     4. DESIGNACION DEL GERENTE GENERAL DE LA SOCIEDAD Y MODIFICACION DEL PACTO SOCIAL

          Acto seguido, el senor Presidente manifesto que como consecuencia de la renuncia del senor Daniel Nieto Prats referida en el punto 3 anterior, debia procederse a la designacion del Gerente General de la Sociedad, proponiendo para el ejercicio de dicho cargo al senor
          ________________.

          Luego de una breve deliberacion, los senores socios acordaron por unanimidad designar como Gerente General de la Sociedad al senor ______________, identificado con ________ N degrees _________.

          Como consecuencia de la renuncia y designacion del nuevo Gerente General de la Sociedad, el senor Presidente hizo notar que debia procederse a la modificacion del Articulo Quinto del Pacto Social, el mismo que tendria en adelante el tenor siguiente:

               "Quinto: Queda nombrado como Gerente General de la Sociedad el senor __________, de nacionalidad _______, identificado con ______ N degrees ______, con domicilio en __________, quien en el ejercicio de su cargo, sin perjuicio de las facultades contenidas en los numerales 1, 4, 6, 7, 8, 9 y 15 del articulo Trigesimo Tercero del Estatuto social, de las cuales gozara en forma individual y a sola firma, tendra las facultades de representacion que forman parte del Regimen General de Poderes de la Sociedad, aprobado en el punto Tercero del Pacto Social de la Sociedad observando las siguientes reglas:

               A) Con relacion a las Facultades Administrativas, senaladas en el numeral I del Regimen General de Poderes de la Sociedad, podra ejercer las mismas en forma individual y a sola firma.

               B) Con relacion a las Facultades Comerciales y Bancarias, senaladas en los numerales II y III del Regimen General de Poderes de la Sociedad, con excepcion de las facultades precisadas en el numeral II.5 del Regimen General de Poderes de la Sociedad, podra ejercerlas en forma individual y a sola firma en operaciones hasta por la suma de US$ 50,000.00. De US$ 50,000.00 a US$ 100,000.00 podra actuar conjuntamente con el Presidente de la Sociedad.

               C) Con relacion a las facultades precisadas en el numeral II.5 del Regimen General de Poderes de la Sociedad, podra ejercerlas en forma individual y a sola firma hasta por la suma de US$ 100,000.00."


5.   DESIGNACION DE APODERADOS DE LA SOCIEDAD

     A continuacion, el senor Presidente manifesto a los senores socios que resultaba conveniente para los intereses de la Sociedad, reestructurar de manera integral la designacion de apoderados actualmente existente.

     Luego de una breve deliberacion, los senores socios acordaron por unanimidad:

     - Revocar, sin excepcion alguna, todos los poderes otorgados por la Sociedad, y agradecer a los apoderados que los han ejercido por los servicios prestados a la Sociedad. Esta revocacion de poderes surtira efectos frente a terceros a partir de la fecha en que los poderes otorgados en la presente Junta sean registrados en la Oficina Registral de Lima y Callao.

     - Designar como Apoderado de la Sociedad al senor ____________, de nacionalidad _____________, identificado con ________ N degrees _____, y al senor ____________, de nacionalidad _________, identificado con ____________ N degrees.

     - Dejar sin efecto el Regimen General de Poderes Mancomunados de los Apoderados de la Sociedad, aprobado en la Junta General de Socios celebrada el 28 de abril de 2000.

          En consecuencia, el senor Presidente manifesto a los senores socios que debian modificarse los articulos Sexto y Septimo del Pacto Social, los mismos que tendrian en adelante el tenor siguiente:

               "Sexto: Queda nombrado como Apoderado de la Sociedad el senor _______, identificado con _____ N degrees _____, de nacionalidad
               ______ y con domicilio en _________, quien en ejercicio de sus facultades podra, actuando individualmente y a sola firma, girar, emitir, aceptar, reaceptar, endosar, avalar y cobrar toda clase de titulos valores, es decir, letras de cambio, cheques, vales, pagares y demas documentos o titulos de credito, extendiendo los recibos y cancelaciones que correspondan, con un limite maximo de US$ _________."

               "Septimo: Queda nombrado como Apoderado de la Sociedad el senor __________, de nacionalidad ________, con _______ N degrees
               _____, con domicilio en _________, quien en el ejercicio de su cargo podra ejercer, en forma individual y a sola firma, las Facultades Administrativas senaladas en los puntos 1, 2, 3, 6, 7, 8 y 9 del numeral I del Regimen General de Poderes de la Sociedad."


AUTORIZACION

    Los senores socios acordaron, por unanimidad, autorizar a los senores ___________ y/o _______________ para que, individual y/o conjuntamente, se encarguen de realizar todos los tramites y suscribir todos los documentos publicos y/o privados que resulten necesarios para la inscripcion de los acuerdos adoptados en la presente Junta en la Oficina Registral de Lima y Callao.


FIN DE LA SESION

Siendo las __:__ horas y no habiendo otro asunto que tratar, se levanto la sesion, luego de haber sido extendida, leida y aprobada la presente acta que fue suscrita por todos los asistentes en senal de conformidad.

                                                                EXHIBIT 5.18(ii)

                          FORM OF HOLD HARMLESS LETTER



                                                                    [ENTER DATE]



[ENTER NAME OF ADDRESSEE]


Dear Mr. [ENTER NAME]:


     Nextel International (Delaware) Ltd. (the "Company") hereby covenants and agrees to indemnify, defend, protect and hold harmless Mr. [ENTER NAME], (the "Indemnitee") from, against and in respect of any and all damages, including but not limited to reasonable costs, expenses and attorneys' fees in connection therewith, suffered, sustained, incurred or paid by such individual, in connection with, resulting from or arising out of, directly or indirectly, performing any and all duties as [director, officer and representative] in [ENTER NAME OF COMPANY], since the date hereof, provided that the Indemnitee shall have acted in accordance with Nextel's instructions or acted in good faith and in a manner the Indemnitee reasonably believed to be consistent with the Company's instructions.

     Costs, expenses and attorneys' fees incurred as set forth above shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified pursuant hereto.

     The indemnification provided herein shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue after Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

     If a claim hereunder is not paid in full by the Company within 90 days after a written claim has been received by the Company (either because the claim is denied or because no determination is made), Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim. The Company shall be entitled to raise as a defense to any such action that Indemnitee has not met the standards of conduct set forth herein that require it to indemnify Indemnitee for the claim.



                                [ENTER SIGNATURE]

                                                                  EXHIBIT 6.6(i)


                                FORM OF AFFIDAVIT

                               DECLARACION JURADA


En Santiago de Chile, a [___] de julio de 2000, don[na] [____________________], chileno[a], [_____________], [____________], cedula nacional de identidad
N degrees [____________], domiciliado[a] en [indicar domicilio particular], en adelante tambien "el Trabajador", declara bajo juramento lo siguiente:


PRIMERO: El Trabajador declara que presta servicios a Centennial Cayman Corp. Chile Ltda. (la "Empresa") en el cargo de [__________] desde el [___] de [_____] de 19[___] hasta la fecha, en virtud de contrato de trabajo de fecha [__] de [_________] de 199[___]

SEGUNDO: El Trabajador declara que hasta la fecha y durante todo el tiempo que ha prestado servicios a la Empresa, ha recibido oportunamente de esta el total de las remuneraciones convenidas de acuerdo con su contrato individual y/o colectivo de trabajo, en su caso, asignaciones familiares autorizadas por la respectiva institucion de prevision, cotizaciones de salud y seguridad social, horas extraordinarias cuando las trabajo, comisiones, feriados, gratificaciones, participaciones e indemnizaciones por termino de contrato, sea en conformidad a la ley y/o a su contrato de trabajo individual o colectivo, segun fuere el caso, y que en consecuencia nada le adeuda la Empresa por los conceptos antes indicados ni por ningun otro, sea de origen legal, contractual o extracontractual derivado o relacionado con la prestacion de sus servicios.

TERCERO: Asimismo, el Trabajador declara que cualquier cargo, trabajo y servicios que pudiere haber ejecutado o ejercido, o puede ejecutar o ejercer en el futuro, en relacion con sociedades o personas relacionadas con la Empresa, incluidas pero no limitadas a SMR Direct Cayman Corp. Chile Ltda., Trunking S.A., Telecomunicaciones y Servicios S.A., Dial Page S.A. y Mobile S.A., fueron y seran efectuados como parte y bajo el alcance del contrato de trabajo con la Empresa y, en consecuencia, se extiende expresamente a ellos lo referido en la clausula tercera anterior.


                           __________________________
                             [_____________________]
                          C.I.N degrees[______________]


LIST OF OFFICERS, DIRECTORS OR SIMILAR SENIOR MANAGEMENT PERSONNEL

- Waldo Rojas Soto,
- Gizelle Rivera Sanchez,
- Mario Morales Parrague,
- Ivan Caamano Oses,
- Hector Olivares Lizama, and
- Rafael Molanphy Palma

                                                                EXHIBIT 6.6(ii)

             FORM OF RESIGNATION FOR DIRECTORS, OFFICERS AND SIMILAR
                    SENIOR MANAGEMENT PERSONNEL OF COMPANIES

                                CARTA DE RENUNCIA


                                                       [ENTER DATE]



[ENTER NAME OF COMPANY]



Estimados senores:

     Por medio de la presente formulo mi renuncia voluntaria e irrevocable a al cargo de [ENTER TITLE] de [ENTER NAME OF COMPANY], que vengo desempenando desde [ENTER DATE]. Dejo expresa constancia que dicha renuncia sera efectiva en la fecha de recepcion de la presente carta por la sociedad. Asimismo, dejo expresa constancia que no tengo nada que reclamar a [ENTER NAME OF COMPANY] respecto de mi relacion como [ENTER TITLE] de la misma, ni por ningun otro concepto o causa, sin reserva ni limitacion alguna.

     Agradeciendoles por el apoyo brindado durante mi gestion en la sociedad los solicito se me exonere del plazo de ley y, quedo de ustedes

                                               Muy atentamente


                                               [ENTER NAME]

           FORM OF SPECIAL RESIGNATION FOR OFFICERS AND SIMILAR SENIOR
                   MANAGEMENT PERSONNEL OF CHILEAN COMPANIES

                                    FINIQUITO



En Santiago de Chile, a [___] de julio de 2000, entre:

1) Centennial Cayman Corp. Chile Ltda., RUT N degrees 78.921.690-8, en adelante tambien "la Empresa", representada legalmente por don Jose Maria Eyzaguirre Baeza, chileno, casado, abogado, cedula nacional de identidad N degrees [______________], ambos domiciliados para estos efectos en calle Gertrudis Echenique 30 Piso 13, Las Condes, Santiago, por una parte y por la otra,

2)   don [____________________], chileno[a], [_____________], [____________], cedula nacional de identidad N degrees [____________], domiciliado[a] en [indicar domicilio particular], en adelante tambien "el Trabajador",

se ha convenido el siguiente finiquito laboral:


PRIMERO: El Trabajador declara haber prestado servicios a la Empresa en el cargo de [__________] desde el [___] de [_____] de 19[___] hasta el [___] de julio de
2000, fecha esta ultima de terminacion de sus servicios por [mutuo acuerdo de las partes / necesidades de la empresa / otra causal legal que corresponda].

SEGUNDO: El Trabajador declara recibir en este acto, a su entera satisfaccion de parte de la Empresa las cantidades que a continuacion se indican por los siguientes conceptos:

Indemnizacion por feriado proporcional (__ dias corridos)                $
Indemnizacion voluntaria por anos de servicios                           $

                                    SUB TOTAL                            $

Deducciones:
[Impuesto unico de segunda categoria]                                    $


                              SUB TOTAL DEDUCCIONES                      $

                                  TOTAL A PAGAR                          $

Son ____________________ pesos.

TERCERO: El Trabajador declara que durante todo el tiempo que presto servicios a la Empresa, recibio oportunamente de esta el total de las remuneraciones convenidas de acuerdo con su contrato individual y/o colectivo de trabajo, en su caso, asignaciones familiares autorizadas por la respectiva institucion de prevision, cotizaciones de salud y seguridad social, horas extraordinarias cuando las trabajo, comisiones, feriados, gratificaciones, participaciones e indemnizaciones por termino de contrato, sea en conformidad a la ley y/o a su contrato de trabajo individual o colectivo, segun fuere el caso, y que en consecuencia nada le adeuda la Empresa por los conceptos antes indicados ni por ningun otro, sea de origen legal, contractual o extracontractual derivado o relacionado con la prestacion de sus servicios. Por este motivo, y no teniendo reclamo ni cargo alguno que formular en contra de la Empresa, el Trabajador otorga a esta, sus representantes, accionistas, agentes y trabajadores el mas amplio y total finiquito, renunciando a toda accion legal, contractual y extra contractual en contra de la Empresa y las personas senaladas, declaracion que el Trabajador formula libre y espontaneamente, en perfecto y cabal conocimiento de cada uno y de todos sus derechos.

El presente finiquito y renuncia de acciones incluye cualquier poder que hubiere sido otorgado al Trabajador por la Empresa.

Asimismo, se reconoce expresamente que cualquier trabajo y servicios que el Trabajador pudiere haber ejecutado o ejercido en relacion con sociedades o personas relacionadas con la Empresa, fueron efectuados como parte y bajo el alcance del contrato de trabajo con la Empresa y, en consecuencia, quedan expresamente incluidos en este total y completo finiquito.

CUARTO: Don [____________] se obliga a mantener en estricta reserva y confidencialidad la informacion confidencial a que tuvo acceso durante el ejercicio de su cargo, obligacion que se mantendra por tres anos a contar de esta fecha.

Para constancia firman las partes el presente finiquito en tres ejemplares, quedando dos de ellos en poder de la Empresa y otro en poder del Trabajador.



    -----------------------                     ---------------------
         el Trabajador
                                       pp. Centennial Cayman Corp. Chile Ltda


Firmo y ratifico ante mi don ______________, cedula nacional de identidad N degrees[___________].




                            ________________________
                                  [___________]
                                Notario Publico.



Santiago, [__] de julio de 2000.

                                                                     EXHIBIT 6.8

                      CAYMAN ISLAND LEGAL OPINION (SELLER)

                                                                     EXHIBIT 6.9

                         CHILEAN LEGAL OPINION (SELLER)


Santiago (Chile), August __, 2000




Nextel International, Inc.
[_______________________]
[_____________________]
[_____________________]



               Ref: Stock purchase agreement dated [_____], executed and
                    delivered by and between Cordillera Communications Corporation, as seller, and Nextel International (Delaware), Ltd as purchaser.

Ladies and Gentlemen:

               We have acted as special Chilean counsel to Cordillera Communications Corporation in connection with the execution and delivery of the stock purchase agreement dated as of _____ (the "Stock Purchase Agreement") by and between Cordillera Communications Corporation, a corporation organized under the laws of the State of Delaware, United States of America (the "Seller"), and Nextel International (Delaware), Ltd, a corporation organized under the laws of the State of Delaware, United States of America (the "Purchaser") .

               This opinion is being delivered pursuant to Section 6.10 of the Stock Purchase Agreement. Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Stock Purchase Agreement.

               In arriving at the opinions expressed herein, we have examined copies of the following agreements and documents:


     1)   the Stock Purchase Agreement,

     2) the organizational documents and the by-laws of the Chilean Companies, as amended, and, when applicable, each of the shareholders registries of the Chilean Companies;

     3) when applicable the records of shareholders' meetings and of meetings of the board of directors of the Chilean Companies;

     4) the Chilean Companies Concessions and the certificates issued by Subtel in relation to the same; and

     5) such other documents, certificates, agreements or instruments, as we have deemed necessary, relevant, or appropriate to enable us to render the opinions expressed below.

               The opinions expressed herein are subject to the following qualifications:

               Firstly, we are attorneys admitted to practice in Chile and we express no opinions as to any laws other than the laws of Chile. In particular, we have made no independent investigation of the laws of the Cayman Islands, Peru or of the United States of America or any state thereof as a basis for our opinion, and have assumed that there is nothing in any such laws that affects our opinion.

               Secondly, in considering the above documents, we have assumed, without any independent investigation or verification of any kind, in all cases:

     (a)  the genuineness of all signatures thereon;

     (b)  the legal capacity of all natural persons; and

     (c) the authenticity of all documents and records presented as originals, and the conformity with the originals of all documents and records presented as copies.

               Based upon and subject to the foregoing, we are of the opinion that:

1. Each of the Chilean Companies is a company duly organized, validly existing and in good standing under the laws of the Republic of Chile.

2. According to the organizational documents and by-laws of each of the Chilean Companies, as amended as to this date and, when applicable, the shareholders registries of each of the Chilean Companies, the current record and sole beneficial owners of all the shares or equity rights in the Chilean Companies are as set forth below:

                       CENTENNIAL CAYMAN CORP. CHILE LTDA.

            Statutory Equity Capital                             Ch$4,520,800,200.-

OWNERSHIP/INTERESTS

Centennial Cayman Corp.                                            99.999995576%
SMR Direct Cayman Corp.                                             0.000004424%

                       SMR DIRECT CAYMAN CORP. CHILE LTDA.

            Statutory Equity Capital                               Ch$100,000.-

OWNERSHIP/INTERESTS
Centennial Cayman Corp. Chile Ltda.                                  99.9%
SMR Direct Cayman Corp.                                               0.1%


                       TELECOMUNICACIONES Y SERVICIOS S.A.

         Total Statutory Equity Capital                         Ch$20,150,000.-
             Total Number of Shares                                 20,150

SHAREHOLDERS                                                NO. SHARES
Centennial Cayman Corp. Chile Ltda.                           20,000
Centennial Cayman Corp.                                         150

                                  TRUNKING S.A.

            Statutory Equity Capital                             Ch$1,000,000.-
             Total Number of Shares                                1,000,000

SHAREHOLDERS                                                NO. SHARES
Centennial Cayman Corp. Chile Ltda.                          999,999
Centennial Cayman Corp.                                        1

                               DIAL PAGE S.A.

            Statutory Equity Capital                        Ch$334,000
             Total Number of Shares                           1,000

SHAREHOLDERS                                                NO. SHARES
Centennial Cayman Corp. Chile Ltda.                            999
Andean Cayman Corp.                                             1

                                  MOBILE S. A.

            Statutory Equity Capital                        Ch$1,000,000.-
             Total Number of Shares                              100

                  SHAREHOLDERS                              NO. SHARES
Centennial Cayman Corp. Chile Ltda.                             99
Andean Cayman Corp.                                              1

3. Each of the Cayman Companies, the Chilean Holding Company and Andean Cayman Corp. (i) has good title to its respective shares or participation in each of the Chilean Companies equity capital, (ii) to our knowledge and, when applicable, according to the shareholders' registries of each of the Chilean Companies, free and clear of all liens, claims, charges, security interests, pledges and other encumbrances, without restrictions of any nature. As described in paragraph 2 above, the Cayman Companies, the Chilean Holding Company and Andean Cayman Corp. are the record and sole beneficial owners of all the shares and equity rights in the Chilean Companies.

4. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other regional, local or other governmental authority, agency or commission is required in Chile by or with respect to any of the Chilean Companies in connection with the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby.

5. The amounts listed in Schedule No. 1 attached hereto correspond to the equity capital reflected in the organizational documents and by-laws of the Chilean Holding Company as contributed and paid in by Centennial Cayman Corp. in the Chilean Holding Company. Amounts contributed and paid in the Chilean Holding Company has been brought into this country pursuant to the provisions of DL 600 and the foreign investment contract executed by Centennial Cayman Corp. and the State of Chile by means of public deed dated February 23, 1998, as amended on April 28, 1998, July 22, 1998, and August 19, 1998.

6. Each of the Chilean Companies Concessions and their amendments have been validly and legally granted by the Ministry in favor of the respective Chilean Companies and we have no knowledge of any event which occurrence would materially affect their good standing. The Ministry has not cancelled ("caducado") any of the Chilean Companies Concessions.

7. There is no statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated in the Stock Purchase Agreement, which makes the consummation of the transactions contemplated therein illegal.

                                     ******

               This opinion is subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally.

               This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this letter. Accordingly, any person relying on this letter at any time after the date hereof should seek advise of its counsel as to the proper application of this letter at such time.

               This opinion is addressed to you in connection with the above-described transaction. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose or relied upon by any other person without our prior written consent, provided, further, that any such agency shall not be authorized to rely on this opinion.

               Yours very truly,



               Jose Maria Eyzaguirre B.

                                                                    EXHIBIT 6.10

                         PERUVIAN LEGAL OPINION (SELLER)


                                                          Lima, August [ ], 2000


Nextel International (Delaware) Ltd.
2001 Edmund Halley Drive
Reston, Virginia 20191

Nextel International, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191




Ref: Stock Purchase Agreement dated August 8, 2000, executed and delivered by and between Cordillera Communications Corporation, as Seller, and Nextel International (Delaware), Ltd, as Purchaser.


Ladies and Gentlemen:

          We have acted as special Peruvian counsel to Cordillera Communications Corporation in connection with the execution and delivery of the stock purchase agreement dated as of August 8, 2000 (the "Stock Purchase Agreement") by and between Cordillera Communications Corporation, a corporation organized under the laws of the State of Delaware, United States of America (the "Seller"), and Nextel International (Delaware), Ltd a corporation organized under the laws of the State of Delaware, United States of America (the "Purchaser").

          This opinion is being delivered pursuant to Section 6.10 of the Stock Purchase Agreement. Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Stock Purchase Agreement.

          In arriving at the opinions expressed herein, we have examined copies of the following agreements and documents:

1)   the Stock Purchase Agreement,

2)   all other documents delivered pursuant to the Stock Purchase Agreement;

3) the organizational documents and the By-laws of the Peruvian Companies, as amended, and, when applicable, each of the shareholders registries of the Peruvian Companies;

4)   the records of corporate proceedings of the Peruvian Companies;

5) the CCC Peru Concessions and the certificates issued by the MTC in relation to the same; and

6) such other documents, certificates, agreements or instruments, as we have deemed necessary, relevant, or appropriate to enable us to render the opinions expressed below.

          The opinions expressed herein are subject to the following qualifications:

          Firstly, we are attorneys admitted to practice in Peru and we express no opinions as to any laws other than the laws of Peru. In particular, we have made no independent investigation of the laws of the Cayman Islands, Chile or of the United States of America or any state thereof as a basis for our opinion, and have assumed that there is nothing in any such laws that affects our opinion.

          Secondly, in considering the above documents, we have assumed, without any independent investigation or verification of any kind, in all cases:

               (a)  the genuineness of all signatures thereon;

               (b)  the legal capacity of all natural persons; and

               (c) the authenticity of all documents and records presented as originals, and the conformity with the originals of all documents and records presented as copies.

          Based upon and subject to the foregoing, we are of the opinion that:

1. Each of the Peruvian Companies is a company duly organized, validly existing and in good standing under the laws of the Republic of Peru and has the requisite corporate power and authority and possesses all governmental concessions, licenses, permits, authorizations and approvals necessary to own and use its Assets and to carry on its Business.

2. According to the By-laws of each of the Peruvian Companies, as amended as to this date, the current exclusive owners of all the shares or equity rights in the Peruvian Companies are as set forth below:

                            CCC HOLDINGS PERU S.R.L.

         Total Statutory Equity Capital                  S/. 18'085,800.00
             Total Number of Shares                          18'085,800

Shareholders                                       No. Shares
Centennial Cayman Corp.                            18'085,799
SMR Direct Cayman Corp.                                 1

                             SMR DIRECT PERU S.R.L.

         Total Statutory Equity Capital                 S/. 10'425,130.00
             Total Number of Shares                         1'042,513

Shareholders                                       No. Shares
CCC Holdings Peru S.R.L.                                    1'042,511
Centennial Cayman Corp.                                        2

                            TRANSNET DEL PERU S.R.L.

         Total Statutory Equity Capital                 S/. 820,000.00
             Total Number of Shares                         82,000

Shareholders                                       No. Shares
CCC Holdings Peru S.R.L.                              81,998
Centennial Cayman Corp.                                  2

                                C.COMUNICA S.R.L.

         Total Statutory Equity Capital                 S/. 3,500.00
             Total Number of Shares                         350

Shareholders                                       No. Shares
CCC Holdings Peru S.R.L.                              348
Centennial Cayman Corp.                                2

3. Each of the Cayman Companies and the Peruvian Holding Company has good title to its respective shares or participation in each of the Peruvian Companies equity capital, free and clear of all liens, claims, charges, security interests, pledges, usufructs, options, rights of first refusal, first offer rights and other encumbrances, without restrictions of any nature. The Cayman Companies and the Peruvian Holding Company are the record and sole beneficial owners of all the shares and equity rights in the Peruvian Companies.

4. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in Peru by or with respect to any of the Peruvian Companies in connection with the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby, except for the Peruvian Lease Agreement and except for notices required to be filed regarding the divestitures described in Section 6.14 of the Stock Purchase Agreement.

5. All the equity capital contributed by Centennial Cayman Corp. in the Peruvian Holding Company has been contributed and fully paid in by Centennial Cayman Corp.

6. The Peruvian License Holders have entered into concession contracts with Peru to install and operate SMR services in the provinces of Lima and Callao (SMR Direct Peru) and the cities of Tumbes, Piura, Chiclayo, Trujillo, Chimbote, Ica, Arequipa, Tacna, Cusco, Huancayo and Iquitos (Transnet Peru), and each of such concession contracts is in full force and effect. Except as set forth on Exhibit 3.6 (B) (1d), (2), (4) of the Stock Purchase Agreement, and except with respect to homologation certificates, each of the Peruvian License Holders has obtained all currently material governmental approvals, authorizations, licenses, orders, permissions, registrations and permits of each and every Governmental Authority, required for installing, using and operating the CCC Peru Channels and all such governmental approvals, authorizations, licenses, orders, permissions, registrations and permits are in full force and effect. To the best of our knowledge, after due inquiry, and except as set forth on Exhibit 3.6 (B)
     (1), (2), (3), (4), (5) and (6) of the Stock Purchase Agreement, the Peruvian License Holders have timely complied, and are not, and have not received any notice that they are in default (or with the giving of notice or lapse of time or both, would be in default) of any of their obligations under the terms of their respective Peru SMR Licenses and the corresponding Technical Project Profile including, but not limited to, any required buildout (including start-up and termination of the corresponding works and installations), initiation of services and customer loading requirements, and all such Peru SMR Licenses are valid and in force.

7. There is no Law or Order, entered, enforced or deemed applicable to the transactions contemplated in the Stock Purchase Agreement, which makes the consummation of the transactions contemplated therein illegal.

8. To the best of our knowledge, after due inquiry, none of the employees of the Peruvian Companies have formed any kind of union. None of the Peruvian Companies has executed nor it is bound by any collective bargaining agreement.

9. The execution and delivery of the Agreement by Seller does not, (i) conflict with or violate any provision of the Certificate or Articles of Incorporation, as amended, or Bylaws, as amended, of the Peruvian Companies, (ii) conflict with or violate any term or provision of any Law or Order applicable to the Peruvian Companies.

10. The Merger and Division has complied with all applicable Laws and has obtained all currently required governmental approvals, authorizations, licenses, orders, permissions, registrations and permits from each and every Governmental Authority.


                                     ******

     This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this letter. Accordingly, any person relying on this letter at any time after the date hereof should seek advise of its counsel as to the proper application of this letter at such time.

     This opinion is addressed to you in connection with the above-described transaction. This opinion letter may not be used, circulated, quoted or relied upon by you for any other purpose or relied upon by any other person without our prior written consent, provided, further, that any such agency shall not be authorized to rely on this opinion.

     Yours very truly,



                           [CCC LEGAL COUNSEL IN PERU]

                                                                    EXHIBIT 6.11

                           U.S. LEGAL OPINION (SELLER)





                                 August __, 2000



Nextel International, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

Ladies and Gentlemen:

     We have acted as counsel to Cordillera Communications Corp., a Delaware corporation ("Cordillera"), in connection with a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August __, 2000, by and between Cordillera and Nextel International (Delaware) Ltd. ("Nextel (Delaware)"), as well as the agreement dated as of August __, 2000 by and between Cordillera and Nextel International, Inc., a Washington corporation ("NII") (the "Nextel Agreement"), whereby NII is guaranteeing certain obligations of Nextel (Delaware) set forth in the Stock Purchase Agreement. This letter is being furnished to you pursuant to Section ___ of the Stock Purchase Agreement.

     In connection with delivering the opinions set forth below, we have examined (i) the certificate of incorporation, as amended, of Cordillera; (ii) the by-laws of Cordillera; (iii) the Stock Purchase Agreement and the Nextel Agreement (the foregoing agreements in this subsection (iii), the "Transaction Documents"); (iv) resolutions adopted by the Board of Directors of Cordillera with respect to the Transaction Documents; and (v) such other documents and matters as we have deemed necessary or appropriate in order to enable us to express the opinions as to the matters hereinafter set forth.

     For purposes of the opinions expressed herein, as to factual matters we have relied upon the representations and warranties made in the Transaction Documents and on certificates of officers of Cordillera and have obtained such further assurances as we deemed necessary or appropriate.

     In expressing the opinions set forth below, we have assumed that (i) all documents submitted to us as originals are authentic; (ii) all documents submitted to us as certified or photostatic copies conform to the original documents; (iii) all signatures (other than signatures of officers of Cordillera on the Transaction Documents) on all documents submitted to us for examination are genuine; (iv) all natural persons who executed any of the documents that we reviewed or relied upon had, at the time of such execution, full legal capacity;
(v) all public
records reviewed by us or on our behalf are accurate and complete; and (vi) the Transaction Documents to which Nextel (Delaware) and/or NII are parties and each of the other documents executed and delivered by Nextel (Delaware) and NII at Closing have been duly authorized, executed and delivered by Nextel (Delaware) and NII (as the case may be) and are the valid and legally binding obligations of Nextel (Delaware) and NII (as the case may be), enforceable against Nextel (Delaware) and NII (as the case may be) in accordance with their respective terms.

     The opinions herein are subject to the following limitations and qualifications:

     (a) We are members of the Bar of the State of Colorado and do not express any opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Colorado and the Delaware General Corporation Law. We express no opinion as to the statutes administered by, the rules and regulations of, or matters exclusively within the purview of the Federal Communications Commission, any comparable state governmental authority or agency, or any state public utilities commission or comparable state authority or agency. This opinion speaks as of the date hereof, and we undertake no (and disclaim any) obligation to advise you or any other person of any event or circumstance affecting any matter set forth herein that may occur after the date hereof. To the extent any of our opinions relate to contractual or corporate matters which might be governed by the laws of any State other than the State of Colorado, we have assumed with your permission and notwithstanding the foregoing, that the internal laws (and not the conflicts of law provisions) of the State of Colorado would apply and govern such matters.

     (b) We express no opinion as to the enforceability of any provision of the Transaction Documents to the extent such provisions may be subject to, and affected by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally (including, without limitation, fraudulent conveyance statutes and common law principles), (ii) general equitable principles, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and (iii) public policies that may affect the enforceability of certain remedies or rights provided for in the Transaction Documents, including (without limitation) (w) indemnification, hold harmless or exculpation rights, (x) any choice of law or venue provisions, (y) any purported waiver of any right or defense, and (z) the availability of specific performance.

     (c) We have assumed there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein or any of the transactions contemplated by such documents. We have assumed that there are no agreements or understandings, written or oral, between or among Cordillera, Nextel (Delaware), NII or any other person that would define, supplement, or qualify the terms of the Transaction Documents.

     (d) We express no opinion as to compliance with applicable antifraud or antitrust statutes, rules or regulations of applicable state and federal laws.

     (e) We express no opinion as to any matter governed by or arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act, as amended, or any matter arising under or governed by any law respecting disclosure.

     (f) We express no opinion as to the enforceability of provisions restricting competition, the solicitation of customers or employees, the use or disclosure of information or other activities in restraint of trade.

     (g) We express no opinion on any matter not specifically set forth herein.

     Based upon the foregoing and subject to the limitations set forth in this letter, we are of the opinion that:

     1. Cordillera is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority necessary to (i) execute, deliver and perform its obligations under the Transaction Documents, and (ii) consummate the transactions contemplated thereby. Cordillera has taken all necessary corporation action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party.

     2. The Transaction Documents have been duly executed and delivered by Cordillera and constitute the legal, valid and binding obligation of Cordillera, enforceable against Cordillera in accordance with their respective terms.

     3. The execution and delivery of the Transaction Documents by Cordillera, the consummation of the transactions contemplated by the Transaction Documents by Cordillera, and the performance of the obligations of Cordillera under the Transaction Documents will not (i) conflict with or violate any provision of the Certificate or Articles of Incorporation, as amended, or Bylaws, as amended, of Cordillera, or (ii) conflict with or violate any term or provision of any law or order applicable to Cordillera.

     This opinion is as of the date hereof, and we disclaim any undertaking or obligation to advise you of any changes which may hereafter be brought to our attention. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Stock Purchase Agreement and the Nextel Agreement, and may not be relied upon by you for any other purpose and may not be used, circulated, relied upon by or quoted in any manner or furnished to any other person, or otherwise referred to, without, in each instance, our prior written consent.

                                        Very truly yours,

                                        DAVIS, GRAHAM & STUBBS LLP

                                                                    EXHIBIT 6.15


Lease Agreement executed with Banco Continental that expired on June 30, 2000, regarding site located at Banco Continental.

Lease Agreement executed with Municipalidad of Chorrillos that expired on June 30, 2000, regarding site located at Morro Solar.

Lease Agreement executed with Televida that expired on June 15, 2000, regarding site located at Cerro Gallinacera.

                                                                     EXHIBIT 7.6

                         U.S. LEGAL OPINION (PURCHASER)



                                                  August __, 2000



Cordillera Communications Corp.
aka Centennial Communications Corp.
1528 Wazee Street, Suite 200
Denver, Colorado 80202

Ladies & Gentlemen:

     We have acted as special counsel to Nextel International (Delaware) Ltd., a Delaware corporation ("Nextel (Delaware)") and Nextel International, Inc., a Washington corporation ("NII") in connection with a Stock Purchase Agreement dated as of August __, 2000, by and between you and Nextel (Delaware) (the "Stock Purchase Agreement"), as well as the agreement dated as of August ___, 2000, by and between you and NII (the "Nextel Agreement" and, together with the Stock Purchase Agreement, the "Transaction Documents") whereby NII is guaranteeing certain obligations of Nextel (Delaware) set forth in the Stock Purchase Agreement. This letter is being furnished to you pursuant to Section
7.6 of the Stock Purchase Agreement.

     In connection with delivering the opinions set forth below, we have examined (i) the certificates of incorporation, as amended, of each of Nextel (Delaware) and NII; (ii) the by-laws of each of Nextel (Delaware) and NII; (iii) the Stock Purchase Agreement and the Nextel Agreement (together, the "Transaction Documents"); (iv) resolutions adopted by the boards of directors of each of Nextel (Delaware) and NII with respect to the Transaction Documents; and
(v) such other documents and matters as we have deemed necessary or appropriate in order to enable us to express the opinions as to the matters hereinafter set forth.

     For purposes of the opinions expressed herein, as to factual matters we have relied upon the representations and warranties made in the Transaction Documents and on certificates of officers of each of Nextel (Delaware) and NII and have obtained such further assurances as we deemed necessary or appropriate.

     In rendering the opinions expressed herein, we have assumed without any independent investigation: (a) that the signatures on all documents examined by us are genuine and that where any signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such documents had authority to do so (other than if such person is or was an officer of Nextel (Delaware) or NII, (b) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (c) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities.

Cordillera Communications Corp.
August __, 2000
Page 2


     In addition, in rendering our opinions below regarding good standing, we have relied exclusively upon certificates of public officials of the relevant jurisdictions.

     We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and, subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

     1. Nextel (Delaware) is a corporation duly incorporated, validly existing and in good standing in the State of Delaware, with the requisite corporate power and authority to enter into enter into and execute, deliver and perform the Stock Purchase Agreement, and to consummate the transactions contemplated thereby. Nextel (Delaware) has taken all necessary corporate action to authorize the execution, delivery and performance of the Stock Purchase Agreement.

     2. NII is a corporation duly incorporated, validly existing and in good standing in the State of Washington, with the requisite corporate power and authority to enter into and execute, deliver and perform the Nextel Agreement, and to consummate the transactions contemplated thereby. NII has taken all necessary corporate action to authorize the execution, delivery and performance of the Nextel Agreement.

     3. The Transaction Documents have been duly authorized, executed and delivered on behalf of Nextel (Delaware) and NII and constitute the legal, valid and binding obligation of Nextel (Delaware) and NII and are enforceable against Nextel (Delaware) and NII in accordance with their terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

     4. The execution and delivery of the Transaction Documents by Nextel (Delaware) and NII and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any provision of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Nextel (Delaware) or NII (as the case may be), or (ii) conflict with or violate any term or provision of any law or order applicable to Nextel (Delaware) or NII (as the case may be).

     We are the members of the Bar of the State of _________ and do not express any opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of ____________, the Washington Business Corporation Act and the Delaware General Corporation Law. We express no opinion as to the statutes administered by, the rules and regulations of, or matters exclusively within the purview of the Federal Communications Commission, any comparable state governmental authority or agency, or any state public utilities commission or comparable state authority or agency. This opinion speaks as of the date hereof, and we undertake no (and disclaim any) obligation to advise you or any other person of any event or circumstance affecting any matter set forth herein that may occur after the date hereof.

Cordillera Communications Corp.
August __, 2000
Page 3


     This opinion is furnished to you for your exclusive use in connection with the Stock Purchase Agreement and the Nextel Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                               Very truly yours,

                                               JONES DAY REAVIS & POGUE